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ITT Corporation
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ITT

2009
Notice of Annual Meeting
& Proxy Statement

ITT Corporation

Engineered for life

March 27, 2009

Steven R. Loranger Chairman, President and Chief Executive Officer	ITT Corporation 1133 Westchester Avenue White Plains, NY 10604-3543

Dear Fellow Shareholders:

Enclosed are the Notice of Annual Meeting and Proxy Statement for ITT’s 2009 Annual Meeting of Shareholders. This year’s meeting is intended to address only the business included on the agenda. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting and Proxy Statement, which provides information as required by applicable laws and regulations.

Your vote is important and we encourage you to vote whether you are a registered owner or a beneficial owner.

This year, in accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We believe use of the Internet will make the proxy distribution process more efficient, less costly and help in conserving natural resources.

If you are the registered owner of ITT common stock, you may vote your shares by making a toll-free telephone call or using the Internet. Details of these voting options are explained in the Proxy Statement. If you choose to receive paper copies of our proxy materials, you can vote by completing and returning the enclosed proxy card by mail as soon as possible.

If you are a beneficial owner and someone else, such as your bank or broker, is the owner of record, the owner of record will communicate with you about how to vote your shares.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. If you do not vote in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting. Your vote is important.

Sincerely,

March 27, 2009

NOTICE OF 2009 Annual Meeting

Time:	10:30 a.m. Eastern Time, on Tuesday, May 12, 2009.

Place:	1133 Westchester Avenue, White Plains, NY 10604-3543

Items of Business:	1. Election of ten members of the Board of Directors

2. Ratification of the appointment of Deloitte & Touche LLP as ITT’s Independent Registered Public Accounting Firm for 2009

3. Such other business, including a shareholder proposal, if properly presented at the meeting

Who May Vote:	You can vote if you were a shareholder at the close of business on March 16, 2009, the record date.

Annual Report to Shareholders and Annual Report on Form 10-K:	Copies of our 2008 Annual Report on Form 10-K and Annual Report to Shareholders are provided to shareholders.

Mailing Date:	Beginning March 27, 2009, this Notice and the 2009 Proxy Statement are being distributed to shareholders of record on March 16, 2009.

About Proxy Voting:	Your vote is important. Proxy voting permits shareholders unable to attend the Annual Meeting to vote their shares through a proxy. Most shareholders are unable to attend the Annual Meeting. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. If you do not provide instructions on how to vote, the proxies will vote as recommended by the Board of Directors. You can vote your shares by completing and returning your proxy card. Most shareholders can also vote shares by following the Internet or telephone voting instructions provided on the proxy card. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions on pages 1 to 4 of this proxy and on the proxy card.

INTERNET AVAILABILITY OF PROXY MATERIALS

This year, in accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on Tuesday, May 12, 2009 at 10:30 a.m. at 1133 Westchester Avenue, White Plains, NY 10604-3543. The Company’s 2009 Proxy Statement, 2008 Annual Report on Form 10-K and Annual Report to Shareholders will be available online at https://www.proxydocs.com/itt

By order of the Board of Directors,

Kathleen S. Stolar
Vice President and Secretary

2009 Proxy Statement

Why did I receive these proxy materials?  Beginning March 27, 2009, this Proxy Statement is being provided to shareholders who were shareholders as of the March 16, 2009 record date, as part of the Board of Directors’ solicitation of proxies for ITT’s 2009 Annual Meeting and any postponements or adjournments thereof. This Proxy Statement and ITT’s 2008 Annual Report to Shareholders and Annual Report on Form 10-K (which have been furnished to shareholders eligible to vote at the 2009 Annual Meeting) contains information that the Board of Directors believes offers an informed view of the Company and meets the regulations of the Securities and Exchange Commission (the “SEC”) for proxy solicitations.

Who is entitled to vote?  You can vote if you owned shares of the Company’s common stock as of the March 16, 2009 record date.

What items of business will I be voting on?  You are voting on the following items of business, which are described on pages 7 to 15:

1.	Election of ten members of the Board of Directors

2.	Ratification of the appointment of Deloitte & Touche LLP as ITT’s Independent Registered Public Accounting Firm for 2009

3.	Such other matters, including a shareholder proposal, if properly presented at the meeting

Information about Voting

How do I vote?  You can either vote in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting.

What are the proxy voting procedures?  If you vote by proxy, you can vote by following the voting procedures on the proxy card. You may vote:

•	By the Internet,

•	By Telephone, if you call from the United States, or

•	By Mail.

Why does the Board solicit proxies from shareholders?  Since it is impractical for all shareholders to attend the Annual Meeting and vote in person, the Board of Directors recommends that you appoint the three people named on the accompanying proxy card to act as your proxies at the 2009 Annual Meeting.

How do the proxies vote?  The proxies vote your shares in accordance with your voting instructions. If you appoint the proxies but do not provide voting instructions, they will vote as recommended by the Board of Directors. If any other matters not described in this Proxy Statement are properly brought before the meeting for a vote, the proxies will use their discretion in deciding how to vote on those matters.

How many votes do I have?  You have one vote for every share of ITT common stock that you own.

What if I change my mind?  You can revoke your proxy at any time before it is exercised by mailing a new proxy card with a later date or casting a new vote by the Internet or telephone. You can also send a written revocation to the Secretary at the address listed on the first page of the Proxy Statement. If you come to the Annual Meeting, you can ask that the proxy you submitted earlier not be used.

What happens if I return my proxy without indicating how I want my shares voted?  If you return the proxy without specifying how you want your shares voted, you are giving discretionary authority to the proxies to vote your shares in accordance with the recommendations of the Board of Directors, which are described on pages 7 to 15. If any other matters are properly presented for consideration at the 2009 Annual Meeting, the persons named as proxies will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

There are three formal items scheduled to be voted upon at the Annual Meeting as described on page 1. As of the date of this Proxy Statement, the Board of Directors is not aware of any business other than as described in this Proxy Statement that will be presented for a vote at the 2009 Annual Meeting.

If I don’t return the proxy card for vote at the 2009 Annual Meeting, what happens to my vote?  If your shares are held by a broker, bank or other owner of record, your shares can be voted by the broker for agenda items one and two, election of directors and ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm (“Deloitte”). Your broker does not have discretion to vote your shares held in street name on the other proposed agenda item. If you provide no instructions on how to vote on the remaining agenda item, the vote will be a “broker non-vote” which means that the broker cannot vote shares with respect to that agenda item. Under Indiana law, the law of the state where the Company is incorporated, broker non-votes and abstentions are counted to determine whether there is a quorum present.

How many votes are required to elect Directors or approve a proposal? How many votes are required for an agenda item to pass?  The Restated Articles of Incorporation of ITT Corporation authorize the Company’s By-laws to provide for majority voting for Directors in uncontested elections, and to further provide in such By-laws that in uncontested elections, any Director nominee who receives less than majority of the votes cast shall not be elected. The Company’s By-laws provide for majority voting in uncontested elections. The By-laws provide that in uncontested elections, any Director nominee who fails to be elected by a majority, but who also is a Director at the time, shall promptly provide a written resignation, as a holdover Director, to the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee shall promptly consider the resignation and all relevant facts and circumstances concerning any vote, including whether the cause of the vote may be cured, and the best interests of the Company and its shareholders. The independent Directors of the Board will act on the Nominating and Governance Committee’s recommendation at its next regularly scheduled Board Meeting or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision. This means that in an uncontested election, each of the ten director candidates must receive a majority of votes cast to be elected as a Director of ITT.

Under Indiana law, all other proposed agenda items require that the votes cast in favor of the proposal exceed the votes cast against the proposal. Accordingly, neither abstentions nor broker non-votes have any effect on the votes required under Indiana law.

How many shares of ITT stock are outstanding?  As of the March 16, 2009 record date, 181,714,471 shares of ITT common stock were outstanding.

How many holders of ITT outstanding shares must be present to hold the Annual Meeting?  In order to conduct business at the Annual Meeting it is necessary to have a quorum. To have a quorum, a majority of outstanding ITT shares of common stock on the record date must be present in person or by proxy.

How do I vote?  You may vote “for” or “withhold” your vote with respect to any Director standing for reelection. With respect to other agenda items, you may vote for, against or abstain from voting.

What is the difference between a beneficial owner and a registered owner?  If shares you own are held in an ITT savings plan for salaried or hourly employees, a stock brokerage account, bank or by another holder of record you are considered the “beneficial owner” because someone else holds the shares on your behalf. If the shares you own are held in a Smith Barney account for restricted shares or registered in your name directly with the Bank of New York Mellon our transfer agent, you are the registered owner and the “shareholder of record.”

How do I vote if I am a participant in ITT’s savings plans for salaried or hourly employees?  If you participate in any of the ITT savings plans for salaried or hourly employees, your plan trustee will vote the ITT shares credited to your savings plan account in accordance with your voting instructions, except as otherwise provided in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended. The trustee votes the shares on your behalf because you are the beneficial owner, not the shareholder of record, of the savings plan shares. The trustee votes the savings plan shares for which no voting instructions are received (“Undirected Shares”) in the same proportion as the shares for which the trustee receives voting instructions, except as otherwise provided in accordance with ERISA. Under the savings plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of ITT shares credited to their savings plan accounts and their proportionate share of Undirected Shares. By submitting voting instructions by telephone, the Internet or by signing and returning the voting instruction card, you direct the trustee of the savings plans to vote these shares, in person or by proxy at the Annual Meeting. ITT Salaried Plan participants should mail their confidential voting instruction card to Broadridge Financial Solutions, Inc. (“Broadridge”), acting as tabulation agent, or vote by telephone or Internet. Instructions must be received by Broadridge no later than 11:59 p.m. Eastern Time the day before the Annual Meeting.

I participate in the ITT savings plan for salaried employees and am a shareholder of record of shares of ITT common stock. How many proxy cards will I receive?  You will receive only one proxy card. Your savings plan shares and any shares you own as the shareholder of record, including ownership through the ITT Direct Purchase, Sale and Dividend Reinvestment Plan, will be set out separately on the proxy card.

How many shares are held by participants in the ITT employee savings plans?  As of March 16, 2009, the record date, Wells Fargo Institutional Trust Services, as the trustee for the employee salaried savings plan, held 9,927,867 shares of ITT common stock (approximately 5.46% of the outstanding shares) and The Northern Trust Company, as the trustee for the hourly employees savings plans, held 581,986 shares of ITT common stock (approximately .032% of the outstanding shares).

Who counts the votes? Is my vote confidential?  Representatives of Broadridge count the votes. Representatives of IVS Associates, Inc. will act as Inspectors of Election for the 2009 Annual Meeting. The Inspectors of Election monitor the voting and certify whether the votes of shareholders are kept in confidence in compliance with ITT’s confidential voting policy.

Who pays for the proxy solicitation cost?  ITT pays the cost of soliciting proxies from registered owners. ITT has appointed Georgeson & Company to help with the solicitation effort. ITT will pay Georgeson & Company a fee of $12,500 to assist with the solicitation and reimburse brokers, nominees, custodians and other fiduciaries for their costs in sending proxy materials to beneficial owners.

Who solicits proxies?  Directors, officers or other regular employees of ITT may solicit proxies from shareholders in person or by telephone, facsimile transmission or other electronic communication.

How does a shareholder submit a proposal for the 2010 Annual Meeting?  Rule 14a-8 of the Securities Exchange Act of 1934, or the “Exchange Act,” establishes the eligibility requirements and the procedures that must be followed for a shareholder proposal to be included in a public company’s proxy materials. Under the rule, if a shareholder wants to include a proposal in ITT’s proxy materials for its next Annual Meeting, the proposal must be received by ITT at its principal executive offices on or before November 27, 2009 and comply with eligibility requirements and procedures. An ITT shareholder who wants to present a matter for action at ITT’s next Annual Meeting, but chooses not to do so under Exchange Act Rule 14a-8, must deliver to ITT, at its principal executive offices, on or before November 27, 2009 a written notice to that effect. In either case, as well as for shareholder nominations for Directors, the shareholder must also comply with the requirements in the Company’s By-laws with respect to a shareholder properly bringing business before the Annual Meeting. (You can request a copy of the By-laws from the Secretary of ITT.)

Can a shareholder nominate Director Candidates?  The Company’s By-laws permit shareholders to nominate Directors at the Annual Meeting. To make a Director nomination at the 2010 Annual Meeting, you must submit a notice with the name of the candidate on or before November 27, 2009 to the Secretary of ITT. The nomination and notice must meet all other qualifications and requirements of the Company’s Governance Principles, By-laws and Regulation 14A of the Exchange Act. The nominee will be evaluated by the Nominating and Governance Committee of the Board using the same standards as it uses for all Director nominees. These standards are discussed in further detail below at pages 19 to 20 under “Information about the Board of Directors-Director Selection and Composition.” No one may be nominated for election as a Director after he or she has reached 72 years of age. (You can request a copy of the nomination requirements from the Secretary of ITT.)

Stock Ownership Information

The Board of Directors’ share ownership guidelines currently provide for share ownership levels at five times the annual retainer amount. Non-Management Directors receive a portion of their retainer in restricted stock or restricted stock units, which are paid in shares when the restricted stock units vest. Non-Management Directors are encouraged to hold such shares until his or her total share ownership meets or exceeds the ownership guidelines.

Share ownership guidelines for corporate officers, first approved by ITT’s Board of Directors during 2001, are regularly reviewed. The guidelines specify the desired levels of Company stock ownership and encourage a set of behaviors for each officer to reach the guideline levels. The approved guidelines require share ownership expressed as a multiple of base salary for all corporate officers.

Specifically the guidelines apply as follows: chief executive officer at five times base salary; chief financial officer at three times annual base salary; senior vice presidents and group presidents at two times annual base salary; and all other corporate vice presidents at one times annual base salary. In achieving these ownership levels, shares owned outright, Company restricted stock and restricted stock units, shares held in the Company’s dividend reinvestment plan, shares owned in the ITT Salaried Investment and Savings Plan, and “phantom” shares held in a fund that tracks an index of the Company’s stock in the deferred compensation plan are considered.

To attain the ownership levels set forth in the guidelines it is expected that any restricted shares that become unrestricted will be held, and that all shares acquired through exercise of stock options will be held, except, in all cases, to the extent necessary to meet tax obligations.

Compliance with the guidelines is monitored periodically and, as of January 31, 2009, the share ownership levels have been substantially met for most Non-Management Directors and Company officers. Non-Management Directors and Company officers are afforded a reasonable period of time to meet the guidelines. The Company has taken the current world financial crisis, individual tenure, and Non-Management and corporate officer share ownership levels prior to the crisis into account in determining compliance with the guidelines.

Share Ownership Guideline Summary

Non-Management Directors	5 X Annual Retainer Amount
CEO	5 X Annual Base Salary
CFO	3 X Annual Base Salary
Senior Vice Presidents	2 X Annual Base Salary
Vice Presidents	1 X Annual Base Salary

The following table shows, as of January 31, 2009, the beneficial ownership of ITT common stock and options exercisable within 60 days by each Director, by each of the executive officers named in the Summary Compensation Table at page 55, and by all Directors and executive officers as a group. In addition, with respect to Mr. Loranger and Non-Management Directors, we have provided information about ownership of restricted stock units that provide economic linkage to ITT common stock but do not represent actual beneficial ownership of shares.

Stock Ownership of Directors and Executive Officers

		Amount and Nature of Beneficial Ownership
		Total	ITT Common
	Title of Class	Shares	Stock
Name of Beneficial	ITT Common	Beneficially	Shares		Stock	Percentage
Owner	Stock	Owned	Owned	Options(1)	Units	of Class
Steven R. Loranger(2)(3)	Common Stock	755,915	133,464	494,400	173,051	0.416%

Curtis J. Crawford	Common Stock	48,879	31,098	16,426	1,355	0.027%

Christina A. Gold	Common Stock	38,938	21,157	16,426	1,355	0.021%

Ralph F. Hake	Common Stock	25,898	11,677	12,866	1,355	0.014%

John J. Hamre	Common Stock	35,031	17,250	16,426	1,355	0.019%

Paul J. Kern(4)	Common Stock	1,016	—	—	1,016	0.001%

Frank T. MacInnis	Common Stock	32,450	14,669	16,426	1,355	0.018%

Surya N. Mohapatra(5)	Common Stock	4,910	2,342	1,213	1,355	0.003%

Linda S. Sanford	Common Stock	39,851	22,070	16,426	1,355	0.022%

Markos I. Tambakeras	Common Stock	31,659	13,878	16,426	1,355	0.017%

Denise L. Ramos	Common Stock	24,088	24,088	—	—	0.013%

Nicholas P. Hill	Common Stock	67,466	14,924	52,542	—	0.037%

Vincent A. Maffeo	Common Stock	91,310	44,752	46,558	—	0.050%

Gretchen W. McClain	Common Stock	79,024	26,862	52,162	—	0.043%

All Directors and Executive Officers as a Group	Common Stock	1,732,730 (6)	478,303	1,069,520	184,907	0.953	%(6)

(1)	More detail on outstanding option awards is provided in the 2008 Outstanding Equity Awards at Fiscal Year-End table at page 65. Ms. Ramos’ outstanding options, reported on page 65, are not exercisable within sixty days. Dr. Mohapatra’s and General Kern’s outstanding options, reported on page 29, are not exercisable within sixty days.

(2)	On June 28, 2004, Mr. Loranger received an award of 250,000 Restricted Stock Units (“RSUs”) under the ITT Corporation 2003 Equity Incentive Plan (the “2003 Plan”), as

amended and restated, in connection with his employment agreement. One-third of the units vested on June 28, 2007, one-third of the units vested on June 28, 2008 and the remaining one-third will vest on June 28, 2010. One-half of the vesting RSUs settle upon the vesting date and one-half of the vesting RSUs settle within ten days of Mr. Loranger’s termination of employment. On June 28, 2007, 85,342 restricted stock units vested and one-half of the vested restricted stock units settled on the vesting date and one-half will settle within ten days of Mr. Loranger’s termination of employment. On June 30, 2008, 86,265 vested and one-half of the vested restricted stock units settled on the vesting date and one-half will settle within ten days of Mr. Loranger’s termination of employment. During the restriction period, Mr. Loranger may not vote the shares but is credited for RSU dividends.

(3)	Mr. Loranger received credit for 2,401 restricted stock units as dividends during 2008.

(4)	General Paul J. Kern was elected a Non-Management Director of the Company, effective August 7, 2008 and was awarded 1,016 shares of restricted stock units on that date.

(5)	Dr. Mohapatra was elected a Non-Management Director of the Company, effective February 14, 2008. On February 15, 2008, Dr. Mohapatra was awarded 342 shares of restricted stock.

(6)	Total shares beneficially owned include restricted stock units. Restricted stock units are payable to Mr. Loranger and the Non-Management Directors in shares when the restrictions lapse. Percentage of class includes restricted stock units.

The number of shares beneficially owned by each Non-Management Director or executive officer has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has sole or shared voting or dispositive power, and any shares which the person would have the right to acquire beneficial ownership of within 60 days through the exercise of any stock option or other right. Unless otherwise indicated, each Non-Management Director or executive officer has sole dispositive and voting power, or shares those powers with his or her spouse.

As of January 31, 2009, all Non-Management Directors and executive officers as a group owned 0.953% of the shares deemed to be outstanding. No individual Non-Management Director or executive officer owned in excess of one percent of the shares deemed to be outstanding.

Schedule 13G Filings

Set forth below is information reported to the SEC on the most recently filed Schedule 13G by the following persons who owned more than 5% of ITT outstanding common stock. This information does not include holdings by the Trustee with respect to individual participants in the ITT Salaried Investment and Savings Plan.

	Amount and
	nature of
Name and address	beneficial	Percent of
of beneficial owner	ownership	Class

Barrow, Hanley, Mewhinney & Strauss, Inc.(1)	13,763,155	7.58%
2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761
Vanguard Windsor Funds-Vanguard Windsor II Fund(2)	10,267,500	5.65%
100 Vanguard Blvd. Malvern, PA 10355

(1)	As reported on Schedule 13G/A dated February 11, 2009, Barrow, Hanley, Mewhinney & Strauss, Inc. has sole voting power with respect to 1,051,155 shares, shared voting power with respect to 12,712,000 shares, and sole dispositive power with respect to 13,763,155 shares.

(2)	As reported on Schedule 13G/A dated February 13, 2009, Vanguard Windsor Funds — Vanguard Windsor II Fund, has sole voting power with respect to 10,267,500 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and any persons beneficially owning more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC within specified time periods. To the Company’s knowledge, based upon a review of the copies of the reports furnished to the Company and written representations that no other reports were required, all filing requirements were satisfied in a timely manner for the year ended December 31, 2008.

Proposals to be voted on at the 2009 Annual Meeting

1.	Election of Directors

The Board of Directors has nominated ten individuals for election as Directors at the 2009 Annual Meeting. Each of the nominees is currently serving as a Director of ITT and has agreed to continue to serve if elected until his or her retirement, resignation or death. If unforeseen circumstances arise before the 2009 Annual Meeting and a nominee becomes unable to serve, the Board of Directors could reduce the size of the Board or nominate another candidate for election. If the Board nominates another candidate, the proxies could use their discretion to vote for that nominee. Each Director elected at the 2009 Annual Meeting will be elected to serve as a Director until ITT’s next Annual Meeting.

The Board of Directors recommends that you vote FOR the election of each of the following ten nominees:

Steven R. Loranger Chairman, President and Chief Executive Officer, ITT Corporation

Mr. Loranger, 57, was appointed President and Chief Executive Officer and elected a Director of ITT on June 28, 2004. He was elected Chairman of the Board of Directors on December 7, 2004. Mr. Loranger previously served as Executive Vice President and Chief Operating Officer of Textron, Inc. from 2002 to 2004, overseeing Textron’s manufacturing businesses, including aircraft and defense, automotive, industrial products and components. From 1981 to 2002, Mr. Loranger held executive positions at Honeywell International Inc. and its predecessor company, AlliedSignal, Inc., including serving as President and Chief Executive Officer of its Engines, Systems and Services businesses. Mr. Loranger is a member of the Business Roundtable, serves on the boards of the National Air and Space Museum and the Congressional Medal of Honor Foundation and is on the Executive Committee of the Aerospace Industries Association Board of Governors. Mr. Loranger received bachelors and masters degrees in science from the University of Colorado. Mr. Loranger is also a director of the FedEx Corporation.

Mr. Loranger has been a Director of ITT since 2004.

Curtis J. Crawford, Ph.D. President and Chief Executive Officer, XCEO, Inc., a leadership and corporate governance consulting firm

Dr. Crawford, 61, is President and Chief Executive Officer of XCEO, Inc. From April 1, 2002 to March 31, 2003 he served as President and Chief Executive Officer of Onix Microsystems, a

private photonics technology company. He was Chairman of the Board of Directors of ON Semiconductor Corporation from September 1999 until April 1, 2002. Previously, he was President and Chief Executive Officer of ZiLOG, Inc. from 1998 to 2001 and its Chairman from 1999 to 2001. Dr. Crawford is a Director of E.I. DuPont de Nemours and Company, ON Semiconductor Corporation, and is a member of the Board of Trustees of DePaul University. He received a B.A. degree in business administration and computer science and an M.A. degree from Governors State University, an M.B.A. from DePaul University and a Ph.D. from Capella University. Governors State University awarded him an honorary doctorate in 1996 and he received an honorary doctorate degree from DePaul University in 1999. Dr. Crawford is the author of two books on leadership and corporate governance.

Dr. Crawford has been a Director of ITT since 1996.

Christina A. Gold President, Chief Executive Officer and Director, The Western Union Company, Inc., a global leader in money transfer and financial services

Mrs. Gold, 61, has been President and Chief Executive Officer of The Western Union Company, a leading company in global money transfer, since September 2006. From May 2002 to September 2006, Mrs. Gold was President of Western Union Financial Services, Inc. and Senior Executive Vice President of Western Union’s parent company, First Data Corporation. From October 1999 to May 2002, she was Chairman, President and Chief Executive Officer of Excel Communications, Inc. Mrs. Gold served as President and Chief Executive Officer of The Beaconsfield Group from March 1998 to October 1999. From 1997 to 1998, Mrs. Gold was Executive Vice President of Global Development of Avon Products, Inc., and from 1993 to 1997, she was President of Avon North America. Mrs. Gold is also a director of The Western Union Company and New York Life Insurance. Mrs. Gold is a graduate of Carleton University, Ottawa, Canada.

Mrs. Gold has been a Director of ITT since 1997.

Ralph F. Hake Former Chairman and Chief Executive, Maytag Corporation, a home and commercial appliance company

Mr. Hake, 60, was Chairman and Chief Executive of Maytag Corporation from June of 2001 to March of 2006. Previously, he was Executive Vice President and Chief Financial Officer for Fluor Corporation, an engineering and construction firm. From 1987 to 1999, Mr. Hake served in various executive capacities at Whirlpool Corporation, including Chief Financial Officer and Senior Executive Vice President for global operations. He is also a director of Owens-Corning Corporation. Mr. Hake is a 1971 business and economics graduate of the University of Cincinnati and holds an M.B.A. from the University of Chicago.

Mr. Hake has been a Director of ITT since 2002.

John J. Hamre, Ph.D.
President and Chief Executive Officer, Center for Strategic & International Studies (“CSIS”), a public policy research institution dedicated to strategic, bipartisan global analysis and policy impact

Dr. Hamre, 58, was elected President and Chief Executive Officer of CSIS in April of 2000. Prior to joining CSIS, he served as U.S. Deputy Secretary of Defense from 1997 to 2000 and Under Secretary of Defense (Comptroller) from 1993 to 1997. Dr. Hamre is a Director of MITRE Corporation, and SAIC, Inc. He received a B.A. degree, with highest distinction from Augustana College in Sioux Falls, South Dakota, was a Rockefeller Fellow at Harvard Divinity School and was awarded a Ph.D., with distinction, from the School of Advanced International Studies, Johns Hopkins University, in 1978.

Dr. Hamre has been a Director of ITT since 2000.

Paul J. Kern President and Chief Operating Officer, AM General LLC, a world leader in the design, engineering, production and technical and parts support of military and special purpose vehicles.

General Kern, 63, has served as President and Chief Operating Officer of AM General LLC since August 1, 2008. He is also Senior Counselor to The Cohen Group. In November 2004, General Kern retired from the United States Army as Commanding General, Army Materiel Command (AMC). General Kern graduated from the U.S. Military Academy at West Point. He holds Masters’ Degrees in both Civil and Mechanical Engineering from the University of Michigan, and he was a Senior Security Fellow at the John F. Kennedy School at Harvard University. General Kern serves on the Board of Directors of iRobot Corporation, CoVant Technologies LLC, and AT Solutions, a subsidiary of CoVant Technologies. General Kern, formerly a Director of the EDO Corporation, was identified as a potential Director in connection with the acquisition of the EDO Corporation by the Company and was also identified by a third-party search firm.

General Kern has been a Director of ITT Corporation since August 2008.

Frank T. MacInnis
Chairman and Chief Executive Officer, EMCOR Group, Inc., one of the world’s largest providers of electrical and mechanical construction services, energy infrastructure and facilities services.

Mr. MacInnis, 62, has been Chairman of the Board and Chief Executive Officer of EMCOR Group, Inc. since April 1994. He was also President of EMCOR from April 1994 to April 1997. Mr. MacInnis is also a Director of The Williams Companies, Inc., The Greater New York Chapter of the March of Dimes and ComNet Communications, LLC. Mr. MacInnis received an undergraduate degree from The University of Alberta and is a graduate of The University of Alberta Law School, Alberta, Canada.

Mr. MacInnis has been a Director of ITT since 2001.

Surya N. Mohapatra, Ph.D. Chairman of the Board, President and Chief Executive Officer of Quest Diagnostics Incorporated, the nation’s leading provider of diagnostic testing, information and services.

Dr. Mohapatra, 59, was appointed President and Chief Operating Officer of Quest Diagnostics Incorporated in June 1999, a Director in 2002, its Chief Executive Officer in May 2004, and Chairman of the Board in December 2004. Prior to joining Quest Diagnostics Incorporated in February 1999 as Senior Vice President and Chief Operating Officer, Dr. Mohapatra was Senior Vice President of Picker International, a worldwide leader in advanced medical imaging technologies, where he served in various executive positions during his 18-year tenure. Dr. Mohapatra earned a Bachelor of Science degree in electrical engineering from Sambalpur University in India. Additionally, he holds a Master of Science in medical electronics from the University of Salford, England, as well as a doctorate in medical physics from the University of London and The Royal College of Surgeons of England.

Dr. Mohapatra has been a director of ITT since February 2008.

Linda S. Sanford Senior Vice President, Enterprise On Demand Transformation, International Business Machines Corporation (“IBM”), an information technology company

Ms. Sanford, 56, was named Senior Vice President, Enterprise on Demand Transformation, IBM in January 2003. Previously, she was Senior Vice President and Group Executive, IBM Storage Systems Group, responsible for development of IBM’s Enterprise Storage Server and other storage-related hardware and software. She also has held positions as General Manager, IBM Global Industries and General Manager of IBM’s S/390 Division. Ms. Sanford is a member of the Women in Technology International Hall of Fame and the National Academy of Engineers. She is on the Board of Trustees of St. John’s University and Rensselaer Polytechnic Institute, serves on the Board of Directors of Partnership for New York City and is a member of the Board of Directors for the Business Council of New York State, Inc. Ms. Sanford is a graduate of St. John’s University and earned an M.S. degree in operations research from Rensselaer Polytechnic Institute.

Ms. Sanford has been a Director of ITT since 1998.

Markos I. Tambakeras
Former Chairman, President and Chief Executive Officer, Kennametal, Inc., a premier global tooling solutions, engineered components and advanced materials supplier to the automotive, aerospace, energy, mining, construction and other industries

Mr. Tambakeras, 58, served as Chairman of the Board of Directors, Kennametal, Inc. from July 1, 2002 until December 31, 2006. He was also President and Chief Executive Officer of Kennametal from July 1999 through December 31, 2005. From 1997 to June 1999, Mr. Tambakeras served as President, Industrial Controls Business, for Honeywell Incorporated. Mr. Tambakeras also serves on the Board of Parker Hannifin Corporation and the Newport Group. He is a trustee of Arizona State University. Mr. Tambakeras received a B.Sc. degree from the University of Witwatersrand, Johannesburg, South Africa and an M.B.A. from Loyola Marymount University, Los Angeles, CA.

Mr. Tambakeras has been a Director of ITT since 2001.

2.	Ratification of Appointment of the Independent Registered Public Accounting Firm

Subject to the shareholders’ ratification, the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte”) as ITT’s independent registered public accounting firm for 2009. Deloitte is registered as a registered public accounting firm by the Public Company Accounting Oversight Board (“PCAOB”). Representatives of Deloitte attended all regularly scheduled meetings of the Audit Committee during 2008. Annually the Audit Committee reviews and considers Deloitte’s performance on the Company’s Audit. Performance factors reviewed included Deloitte’s:

•	independence
•	experience
•	technical capabilities
•	client service assessment
•	responsiveness
•	financial strength
•	industry insight
•	PCAOB’s 2006 report of selected Deloitte audits
•	leadership
•	the nature of non-audit services provided by Deloitte
•	management structure
•	peer review program
•	commitment to quality report
•	appropriateness of fees charged
•	compliance and ethics programs

The Audit Committee also reviewed the terms and conditions of Deloitte’s engagement letter including an agreement by the Company to submit disputes between Deloitte and the Company to a dispute resolution process and to limit awards based on punitive or exemplary damages under the dispute resolution procedures.

The Audit Committee discussed these considerations, fees and services with Deloitte and Company management. The Audit Committee also determined that any non-audit services (services other than services described in the annual audit services engagement) provided by Deloitte were permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, and rules promulgated by the PCAOB in Rule 3526T. Representatives of Deloitte will be present at the 2009 Annual Meeting to answer questions. Representatives of Deloitte also will have the opportunity to make a statement if they desire to do so.

Independent Registered Public Accounting Firm Fees

Aggregate fees billed to the Company for the fiscal years ended December 31, 2008 and 2007 represent fees billed by the member firms of Deloitte Touche Tohmatsu, and their respective affiliates.

	Fiscal Year Ended
	(in thousands)
	2008	2007

Audit Fees(1)	$10,835	$8,643
Audit-Related Fees(2)	1,034	951
Tax Fees(3)
Tax Compliance Services	506	428
Tax Planning Services	505	230

Total Tax Services	1,011	658

Total	$12,880	$10,252

(1)	Fees for audit services billed in 2008 and 2007 consisted of:

•	Audit of the Company’s annual financial statements and internal control over financial reporting;

•	Reviews of the Company’s quarterly financial statements;

•	Statutory and regulatory audits, consents and other services related to SEC matters; and

•	Financial accounting and reporting consultations.

(2)	Fees for audit-related services billed in 2008 and 2007 consisted of:

•	Employee benefit plan audits;

•	Audits and other attest work related to acquisitions and dispositions;

•	Internal control advisory services; and

•	Other miscellaneous attest services.

(3)	Fees for tax services billed in 2008 and 2007 consisted of tax compliance and tax planning and advice:

•	Tax compliance services are services rendered, based upon facts already in existence or transactions that have already occurred, to document, compute, and obtain government approval for amounts to be included in tax filings consisting primarily of:

i. Federal, foreign, state and local income tax return assistance; and

ii. Internal Revenue Code and foreign tax code technical consultations.

•	Tax planning services are services and advice rendered with respect to proposed transactions or services that alter the structure of a transaction to obtain an anticipated tax result. Such services consisted primarily of:

i. Transfer pricing consultations; and

ii. Tax advice related to intra-group restructuring.

	2008	2007

Ratio of Tax Planning and Advice to Total Fees	3.9%	2.2%

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves audit services provided by Deloitte. The Audit Committee has also adopted a policy on pre-approval of non-audit services provided by Deloitte and certain non-audit services provided by outside internal audit service providers. The purpose of the policy is to identify thresholds for services, project amounts and circumstances where Deloitte and any outside internal audit service providers may perform non-audit services. A second level of review and approval by the Audit Committee is required when such non-audit services, project amounts, or circumstances exceed the specified amounts.

The Audit Committee has determined that, where practical, all non-audit services shall first be placed for competitive bid prior to selection of a service provider. Management may select the party deemed best suited for the particular engagement, which may or may not be Deloitte. Providers other than Deloitte shall be preferred in the selection process for non-audit service related work. The policy and its implementation are reviewed and reaffirmed on a regular basis to assure conformance with applicable rules.

The Audit Committee has approved specific categories of audit, audit-related and tax services incremental to the normal auditing function, which Deloitte may provide without further Audit Committee pre-approval. These categories include among others, the following:

1.	Due diligence, closing balance sheet audit services, purchase price dispute support and other services related to mergers, acquisitions and divestitures;

2.	Employee benefit advisory services, independent audits and preparation of tax returns for the Company’s defined contribution, defined benefit and health and welfare benefit plans, preparation of the associated tax returns or other employee benefit advisory services;

3.	Tax compliance and certain tax planning and advice work; and

4.	Accounting consultations and support related to generally accepted accounting principles (“GAAP”) or government contract compliance.

The Audit Committee has also approved specific categories of audit-related services, including assessment and review of internal controls and effectiveness of those controls, which outside internal audit service providers may provide without further approval.

If fees for any pre-approved non-audit services provided by either Deloitte or any internal audit service provider exceed a pre-determined threshold during any calendar year, any additional proposed non-audit services provided by that service provider must be submitted for second-level approval by the Audit Committee. Other audit, audit-related and tax services which have not been pre-approved are subject to specific prior approval. The Audit Committee reviews the fees paid or committed to Deloitte on at least a quarterly basis.

The Company may not engage Deloitte to provide the services described below:

1.	Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.	Financial information systems design and implementation;

3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.	Actuarial services;

5.	Internal auditing services;

6.	Management functions or human resources services;

7.	Broker-dealer, investment adviser or investment banking services; or

8.	Legal services and other expert services unrelated to the audit.

Employees of Deloitte who are senior manager level or above, including lead or concurring partners and who have been involved with the Company in the independent audit, shall not be employed by the Company in any capacity for a period of five years after the termination of their activities on the Company account.

The Board of Directors recommends you vote FOR ratification of appointment of the Company’s Independent Registered Public Accounting Firm.

3.	Shareholder Proposal

Report on Military Sales to Foreign Governments

Several shareholders have advised the Company that they intend to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of ITT stock present in person or by proxy and entitled to vote at the Annual Meeting. Identical shareholder proposals were received from each of the Mercy Investment Program and the Dominican Sisters of Hope, Corporate Social Responsibility, each located at 205 Avenue C, Apt. 10E New York, NY 10009; the Presbyterian Church (USA), 100 Witherspoon Street Louisville, KY 40202-1396; and the Domestic and Foreign Missionary Society of the Episcopal Church, 815 Second Avenue New York, NY 10017-4503 (collectively, the “Proponents”), which shareholders hold 100, 1,800, 54, and 11,500 shares respectively.

2009 ITT Industries Resolution on Foreign Military Sales

WHEREAS the United States exports weapons and related military services through foreign military sales (government-to-government), direct commercial weapons sales (U.S. companies to foreign buyers), equipment leases, transfers of excess defense articles and emergency drawdowns of weaponry.

The United States government has requested $4.54 billion in Foreign Military Financing for Fiscal Year 2008 including $3.9 billion for the Near East region (the recent 10-year agreement to increase military aid to Israel and proposed sales to Saudi Arabia may increase that amount).

In a number of recent United States combat engagements (e.g., the first Gulf War, Somalia, Afghanistan and Iraq), our troops faced adversaries who had previously received U.S. weapons or military technology. In the United States government’s Fiscal Year 2007, ITT Industries was ranked the 14th largest Department of Defense contractor with $2.748 billion in contracts. (Government Executive, August 15, 2008) On March 27, 2007, our company announced that it would pay a $50 million fine and plead guilty to two violations of the International Traffic in Arms Regulations (ITAR), one for improper handling of sensitive documents, and one for making misleading statements to the State Department’s Directorate of Defense Trade Controls (DDTC).

RESOLVED:  Shareholders request that the Board of Directors provide, within six months of the 2009 annual meeting, a comprehensive report, at reasonable cost and omitting proprietary and classified information, of ITT Industries’ foreign sales of military and weapons-related products and services.

SUPPORTING STATEMENT

We believe with the American Red Cross that the “greater the availability of arms, the greater the violations of human rights and international humanitarian law.”

Global security is security of all people. Weapons sold to one country at a certain time subsequently can become a threat to our own security, as we have seen several times in our recent history. We also believe that this report will assist shareholders in assessing the effectiveness of newly instituted company procedures to prevent further violations of ITAR. Therefore, we believe it is reasonable that the report include:

1.	Processes used to determine and promote foreign sales;

2.	Criteria for choosing countries with which to do business;

3.	A description of procedures used to negotiate foreign arms’ sales, government-to government and direct commercial sales and the percentage of sales for each category; and

4.	For the past three years, categories of military equipment or components, including dual use items, exported with as much statistical information as possible; categories of contracts for servicing/maintaining equipment; offset agreements for the past three years; and licensing and/or co- production with foreign governments.

We urge you to vote in favor of this reasonable resolution.

Management’s Response

The proposal requests that the Company provide, within six months of the 2009 annual meeting, a comprehensive report, at reasonable cost and omitting proprietary and classified information, of the foreign sales of military and weapons-related products and services by the Company (identified by its former name). The Company believes that producing the report requested by the Proposal is unnecessary because sufficient information is publicly available. The Company’s foreign military sales are a matter of public record through U.S. government-provided information or the news media. The Department of Defense (foreign military sales) and Department of State (direct commercial sales) provide notification of such sales to Congress and the media. Furthermore, pursuant to 15 C.F.R. Part 701, Offsets in Military Exports, under the Defense Production Act of 1950, as amended, the Company already provides offset agreement data to the Department of Commerce Bureau of Industry and Security data for its Offsets in Defense Trade Report (see, for example, the January 2007, 11th edition), which is publicly available and required pursuant to Section 309 of the Defense Production Act of 1950 (50 U.S.C. § 2099). Sources of publicly available information on the Company’s military sales include the website of the Defense Security Cooperation Agency at www.dsca.mil, which lists public notices to Congress of proposed major foreign military sales under Section 36(b) of the Arms Export Control Act, as amended (which are also published in the Federal Register), as well as announcements of foreign military sales contracts, and the website of the Federation of American Scientists at www.fas.org, which also provides information on such public notices and other information regarding foreign military sales and direct commercial sales.

In addition, the Company’s Annual Reports to Shareholders, its periodic reports on Forms 10-K and 10-Q, and its corporate website www.itt.com provide extensive information concerning the Company’s military products and services. The Company’s 2007-2008 Corporate Responsibility Report available through http://www.itt.com/responsibility/ contains detailed information on pages 4 and 5 about the Company’s global presence with employees working in more than 55 countries and “The Company’s Revenue Profile” on page 4 indicates that the defense business in its entirety accounts for 46% of the Company’s fiscal 2007 revenue. Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Commission on February 25, 2009 (the “2008 Form 10-K”) describes in detail the Company’s Defense Electronics & Services segment and its sales and revenues statistics on pages 2 and 3. The defense business represented 54% of the Company 2008 sales and revenue. Note 21 to the Company’s consolidated financial statements on pages 77-78 of the 2008 Form 10-K breaks down sales to Western Europe, Asia Pacific and the United States.

The Company also provides extensive information regarding the ITT Defense Electronics & Services business segment on a separate standalone website www.defense.itt.com. The website divides the Defense Electronics & Services segments into quadrants: “Communications,” “Sensing & Surveillance,” “Space” and “Advanced Engineering Services.” The quadrants have been further divided into various sub-categories covering the entire spectrum of the Defense Electronics & Services products and services. Each sub-category within a quadrant contains detailed information on the specific products sold and services offered in the sub-category. The Company believes this disclosure provides the Company’s shareholders with more than adequate information concerning the Company’s processes, procedures, criteria and statistics regarding foreign sales of military and weapons-related products and services.

The Company believes that the level of detail required to be compiled by the Proposal does not serve a productive purpose as the information provided would be of a specialized and technical nature. Further, such information could not accurately describe the decision making process of the management and would impinge upon their ability to manage the affairs of the Company, which is ultimately not in the interests of the Company or the shareholders themselves.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST THE SHAREHOLDER PROPOSAL REQUIRING THE COMPANY TO PROVIDE A REPORT ON MILITARY SALES TO FOREIGN GOVERNMENTS.

Information about the Board of Directors

Responsibilities of the Board of Directors.  The Board of Directors sets policy for ITT and advises and counsels the chief executive officer and the executive officers who manage the Company’s business and affairs. The Board of Directors is responsible for assuring that:

•	the Company’s businesses are conducted in conformity with applicable laws and regulations;

•	the Company’s systems of financial reporting and internal controls are adequate and properly implemented;

•	there is continuity in the leadership of the Company;

•	management develops sound business strategies;

•	adequate capital and managerial resources are available to implement the business strategies;

•	the Company’s long-term strategies, significant investments in new businesses, joint ventures and partnerships and significant business acquisitions, including assessment of balance sheet impacts and other financial matters are reviewed and approved; and

•	the Company’s operating plans and capital, research and development and engineering budgets are reviewed and approved.

Governance Principles.  The Board of Directors has adopted principles for governance of the Board (the “Corporate Governance Principles”) and charters for each of its standing committees. The Corporate Governance Principles provide, among other things, that an Independent Presiding Director shall be appointed on an annual basis (but no Non-Management Director shall serve more than three consecutive annual terms) to preside at meetings of the Board of Directors at which the Chairman is not present, including regularly scheduled private sessions of the Non-Management Directors.

The Independent Presiding Director, whose position is described more fully at Section 7c of the Board’s Corporate Governance Principles, http://www.itt.com/responsibility/governance/principles/, is also available to address issues or concerns raised by other Non-Management Directors, senior executives or major shareholders; communicate any issues or concerns to the full Board and the Chairman, President and Chief Executive Officer; assist the Chairman, President and Chief Executive Officer in developing appropriate schedules and agendas for Board and Committee meetings, and act on behalf of the Chairman, President and Chief Executive Officer and the Board as a formal coordinating point for facilitating, canvassing, reconciling and communicating board issues, concerns and recommendations. The Board of Directors has selected Frank T. MacInnis as its Independent Presiding Director, to serve a one-year term, expiring in May 2009.

The Corporate Governance Principles further provide that Directors must be able to devote the requisite time for preparation and attendance at regularly scheduled Board and Board Committee meetings, as well as be able to participate in other matters necessary for good corporate governance. To help assure that Directors are able to fulfill their commitments to the Company, the Corporate Governance Principles provide that Directors who are chief executive officers of publicly traded companies may serve on not more than two public company boards (including the ITT Board) in addition to service on their own board and other Directors may not serve on more than four public company boards (including the ITT Board). The Corporate Governance Principles and Committee Charters are reviewed by the Board at least annually and posted on the Company’s website at http://www.itt.com/responsibility/governance/#principles-charters. A copy of the Corporate Governance Principles will be provided, free of charge, to any shareholder upon request to the Secretary of ITT.

Communication with the Board of Directors.  Interested parties may contact the Independent Presiding Director, all outside Directors as a group or an individual Director by submitting a letter to the desired recipient in a sealed envelope labeled “Independent Presiding Director,” “Outside

Directors” or with the name of a specific director. This letter should be placed in a larger envelope and mailed to the Secretary, ITT Corporation, 1133 Westchester Avenue, White Plains, NY 10604, USA. The Secretary will forward the sealed envelope to the designated recipient.

Policies for Approving Related Person Transactions.  The Company and the Board have adopted formal written policies for evaluation of potential related person transactions, as those terms are defined in the SEC’s rules for executive compensation and related person disclosure, which provide for review and pre-approval of transactions which may or are expected to exceed $120,000 involving Non-Management Directors, Executive Officers, members of a Director’s Immediate Family and beneficial owners of five percent or more of the Company’s common stock or other securities. The Company’s Related Person Transaction Policy is posted on the Company’s website at: http://www.itt.com/responsibility/governance/related-party-transactions/.

The Company has also adopted the ITT Code of Corporate Conduct which applies to the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer and, where applicable, to its Non-Management Directors. The Code of Corporate Conduct is also posted on the Company’s website at http://www.itt.com/responsibility/conduct/. The Company discloses any changes or waivers from its code of ethics on its website for the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other executive officers. A copy of the Code of Corporate Conduct will be provided, free of charge, to any shareholder upon request to the Secretary of ITT.

Independent Directors.  The Company’s By-laws require that a majority of the Directors must be independent directors. Additionally, the Company’s Non-Management Directors must meet the New York Stock Exchange (“NYSE”) and the Company’s Corporate Governance Principles independence standards. The Company’s Corporate Governance Principles define independence. The Charters of the Audit, Compensation and Personnel, Nominating and Governance, and Strategy and Finance Committees as well as the resolution establishing the Special Litigation Committee also require all members to be independent directors.

Based on its review, the Board of Directors affirmatively determined, after considering all relevant facts and circumstances, that no Non-Management Director has a material relationship with the Company and that all Non-Management Directors, including all members of the Audit, Compensation and Personnel, Corporate Responsibility, Nominating and Governance and Strategy and Finance Committees, meet the independence standards of the Company’s Corporate Governance Principles and By-laws as well as the independence definition in the current NYSE corporate governance rules for listed companies.

NYSE Independence Requirements:

(a) A Director qualifies as “independent” when the board of directors affirmatively determines that the director has no material relationship with the company, or any subsidiary in a consolidated group (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Companies must identify which directors are independent and disclose the basis for that determination.

(b)	In addition, a director is not independent if:

(i)	The director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer, of the listed company.

(ii)	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii)	(A) The director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company’s audit within that time.

(iv)	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee.

(v)	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

In addition to the NYSE standards, and the independence standards in the Company’s By-laws, the Board has adopted the following categorical standards for independence described below, which are included in the Board’s Corporate Governance Principles.

Under the Corporate Governance Principles, an independent director is someone who is free of any relationship that would interfere with the exercise of independent judgment, and within the past 5 years:

•	has not been employed by the Company in an executive capacity;

•	has not been an advisor or consultant to the Company, and has not been affiliated with a company or a firm that is;

•	has not been affiliated with a significant customer or supplier of the Company;

•	has not had a personal services contract with the Company;

•	has not been affiliated with a tax-exempt entity that receives significant contributions from the Company;

•	has not been related to any of the persons described above; and

•	has not been part of an interlocking directorate in which an executive officer of the Company is a member of the compensation committee of the company that employs the Director.

Each year, the Company’s Directors and executive officers complete annual questionnaires designed to elicit information about potential related person transactions. Additionally, Directors and executive officers must promptly advise the Corporate Secretary if there are any changes to the information previously provided.

The Nominating and Governance Committee reviews and considers all relevant facts and circumstances with respect to independence for each Director standing for election prior to recommending selection as part of the slate of Directors presented to the shareholders for election at the Company’s Annual Meeting. The Nominating and Governance Committee reviews its recommendations with the full Board, which separately considers and evaluates the independence of Directors standing for re-election using the categorical standards described above.

In February 2009, the Board considered regular commercial sales and payments in the ordinary course of business as well as charitable contributions with respect to each of the Non-Management Directors standing for re-election at the Company’s 2009 Annual Meeting. In particular, the Board evaluated the amount of sales to ITT or purchases by ITT with respect to companies where any of the Directors serve or served as an executive officer or director. In no instances was a Director a current employee, or was an immediate family member of a Director a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million, or 2% for each respective company’s consolidated gross revenues. The Board also considered the Company’s charitable contributions to non-profit organizations with respect to each of the Non-Management Directors. No contributions exceeded one percent of the consolidated gross revenues of any non-profit organization.

Mr. Loranger is not independent because of his position as Chairman, President and Chief Executive Officer of the Company.

The following are the independent directors standing for election: Drs. Crawford, Hamre, and Mohapatra; General Kern; Messrs. Hake, MacInnis, and Tambakeras, Mrs. Gold and Ms. Sanford.

Compensation Committee Interlocks and Insider Participation:  None of the members of the Compensation and Personnel Committee during fiscal 2008 or as of the date of this proxy statement has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation and Personnel Committee or Board of Directors.

Director Selection and Composition:  Directors of the Company must be persons of integrity, with significant accomplishments and recognized business stature. To be considered by the Nominating and Governance Committee as a Director candidate, a nominee must meet the requirements of the Company’s By-laws and Corporate Governance Principles. A nominee should also have experience as a board member, chief executive officer or senior officer of a publicly traded or large privately held company, or have achieved recognized prominence in a relevant field as, for example, a distinguished faculty member of a highly regarded educational institution or senior governmental official. In addition to these minimum qualifications, the Nominating and Governance Committee evaluates each nominee’s skills to determine if those skills are complementary to the skills demonstrated by current Board members. The Nominating and Governance Committee also evaluates the Board’s needs for operational, technical, management, financial, international or other expertise.

Prior to recommending nominees for election as Directors, the Company’s Nominating and Governance Committee engages in a deliberative, evaluative process to assure each nominee possesses the skills and attributes that individually and collectively will contribute to an effective Board of Directors. Biographical information for each candidate for election as a Director is evaluated and candidates for election participate in interviews with existing Board members and management, and are subject to thorough background checks. Director nominees must be willing to commit the requisite time for preparation and attendance at regularly scheduled Board and Committee meetings and participation in other matters necessary for good corporate governance.

The Nominating and Governance Committee identifies Director candidates through a variety of sources including personal references and business contacts. On occasion, the Nominating and Governance Committee utilizes a search firm to identify and screen Director candidates and pays a fee to that firm for each such candidate elected to the Board of the Company. In 2008, the Nominating and Governance Committee considered the candidacy of General Paul J. Kern. General Kern was identified as a former director of the EDO Corporation, which was acquired by the Company, as well as by a third-party search firm. The Nominating and Governance Committee will consider shareholder nominees for election to the Company’s Board who meet the qualification standards described above. (See Section II.5 of the Nominating and Governance Charter at http://www.itt.com/responsibility/governance/nominating/.) The Nominating and Governance Committee also evaluates and makes recommendations to the Board of Directors concerning appointment of Directors to Board Committees, selection of Board Committee Chairs, Committee member qualifications, Committee member appointment and removal, Committee structure and operations and proposal of the Board slate for election at the Annual Meeting of Shareholders, consistent with criteria approved by the Board of Directors.

Committees of the Board of Directors:  The standing Committees of the Board described below perform essential corporate governance functions. In October of 2007 the Board also formed a Special Litigation Committee to oversee an independent investigation involving the Company’s Night Vision matter.

Audit Committee

2008 Audit Committee Members are:

Ralph F. Hake, Chair Christina A. Gold Surya N. Mohapatra Linda S. Sanford

Meetings in 2008:	9

Responsibilities:
• Subject to any action that may be taken by the full Board, the Audit Committee has the ultimate authority and responsibility to determine Deloitte qualifications and independence, and to appoint (or nominate for shareholder ratification), evaluate, and where appropriate, consider rotation or replacement of Deloitte.

• Review and discuss with management and Deloitte, and approve the audited financial statements of the Company and make a recommendation regarding inclusion of those financial statements in any public filing including the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), including discussion of the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations.

• Review and consider with Deloitte matters required to be discussed by PCAOB Standards, Statement of Auditing Standards (“SAS”) No. 114 (The Auditor’s Communication with Those Charged with Governance) and all other applicable regulatory agencies.

• Review with management and Deloitte the effect of regulatory and accounting initiatives on the Company’s financial statements.

• As a whole, or through the Committee chair, review and discuss with Deloitte the Company’s interim financial results to be included in the Company’s earnings report or quarterly reports to be filed with the SEC, including discussion of the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of its Form 10-Q with the SEC.

• Review and discuss with management the types of information to be disclosed and the types of presentations to be made with respect to the Company’s earning releases and rating agency presentations.

• Monitor and discuss with management and Deloitte the quality and adequacy of the Company’s internal controls and their effectiveness, and meet regularly and privately with the Director of Internal Audit.

• Annually request from Deloitte a formal written statement delineating all relationships between Deloitte and the Company, consistent with the Public Company Accounting Oversight Board’s Rule 3526T.

With respect to such relationships, the Audit Committee shall:

• Discuss with Deloitte any disclosed relationships and the impact of the relationship on Deloitte independence; and

• Assess and recommend appropriate action in response to the Deloitte report to satisfy itself of the auditor’s independence.

• Adopt and monitor implementation and compliance with the Company’s Non-Audit Services Policy, which addresses approval requirements and the limited circumstances in which Deloitte or other service providers may be retained for non-audit services.

• Confirm the scope of audits to be performed by Deloitte and any internal audit service provider, monitor progress and review results. Review fees and expenses charged by Deloitte and any party retained to provide internal audit services.

• On an annual basis, discuss with Deloitte its internal quality control procedures, material issues raised in quality control or peer review and any inquiries by governmental or professional authorities regarding the firm’s independent audits of other clients.

• Review significant findings or unsatisfactory internal audit reports or audit problems or difficulties encountered by Deloitte, and monitor management’s response to such findings.

• Provide oversight and discuss with management, internal auditors and Deloitte, the adequacy and effectiveness of the Company’s overall risk assessment and risk management process.

• Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of its Charter.

• Review regularly and consider the Company’s environmental, safety and health reserves.

• Review expense accounts of senior executives.

• Update the Board of Directors on a regular basis with respect to matters coming to its attention that may have a significant impact on the Company’s financial condition or affairs and the Company’s compliance with legal or regulatory requirements and the performance and independence of Deloitte and the internal audit function.

• Review major issues regarding accounting principles and financial statement presentations, significant changes to the Company’s selection or application of accounting principles and major issues relating to the Company’s internal controls including any specifically required steps to correct identified major internal control issues. The Audit Committee also reviews management or Deloitte’s analyses regarding significant financial reporting issues and judgments made in preparing financial statements including analyses of alternative GAAP methods as well as the effect of regulatory and accounting initiatives and off-balance sheet structures, if any, on the Company’s financial statements.

• Review all material related party transactions prior to initiation of the transaction and make recommendations to the Board of Directors for approval or disapproval.

• In conjunction with the Board of Directors, evaluate the qualifications of its members and its own performance on an annual basis.

• Meet separately, on a regular basis, with Deloitte, internal auditors, and members of management, as well as privately as a Committee.

• Establish policies regarding the Company’s employment and retention of current or former employees of Deloitte or outsourced internal auditor.

• With respect to complaints concerning accounting, internal accounting controls or auditing matters:

• Review and approve procedures for receipt, retention and treatment of complaints received by the Company; and

• Establish procedures for the confidential, anonymous submission of complaints to the Audit Committee.

• Establish levels for payment by the Company of fees to Deloitte and any advisors retained by the Audit Committee.

• Receive regular reports from the Chief Executive Officer, Chief Financial Officer and from the Company’s disclosure control committee representative on the status of the Company’s disclosure controls and related certifications, including disclosure of any material weaknesses or significant deficiencies in the design or operation of internal controls and any fraud that involves management or other employees with a significant role in internal controls.

• Prepare the Report of the Audit Committee for the Company’s Proxy Statement.

The Board of Directors has identified Ralph F. Hake as the audit committee financial expert.

Independence

The Board of Directors has determined that each member of the Audit Committee meets the independence standards set out in the Board’s Corporate Governance Principles and its Audit Committee Charter and the requirements of the New York Stock Exchange currently in effect and Rule 10A-3 of the Exchange Act. The Board of Directors has evaluated the performance of the Audit Committee consistent with the regulatory requirements.

A copy of the Audit Committee Charter is available on the Company’s website http://www.itt.com/responsibility/governance/audit/. The Company will provide, free of charge, a copy of the Audit Committee Charter to any shareholder, upon request to the Secretary of ITT.

Compensation and Personnel Committee

2008 Compensation and Personnel Committee Members are:

Linda S. Sanford, Chair Curtis J. Crawford Ralph F. Hake Frank T. MacInnis

Meetings in 2008:	5

The Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return, without excessive enterprise risk.

Responsibilities:	• Approve and oversee administration of the Company’s employee compensation program including incentive plans and equity based compensation plans.

• Evaluate senior management and Chief Executive Officer performance, evaluate enterprise risk and other risk factors with respect to compensation objectives, set annual performance objectives for the Chief Executive Officer and approve individual compensation actions for the Chief Executive Officer and officers at the vice president level and above, as well as certain other selected positions.

• Oversee the establishment and administration of the Company’s benefit programs.

• Select, retain and determine the terms of engagement for independent compensation and benefits consultants and other outside counsel, as needed, to provide independent advice to the Committee with respect to the Company’s current and proposed executive compensation and employee benefit programs. In 2008 and prior years, the Committee obtained such advice.

• Oversee and approve the continuity planning process and review with the full Board of Directors, which provides final approval.

• Regularly report to the Board of Directors on compensation, benefits, continuity and related matters.

• Prepare the Compensation Committee Report for the Company’s Proxy Statement.

• Review regularly and consider the Company’s Inclusion & Diversity strategy and the effectiveness of related programs and policies.

• Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of its Charter.

More detail regarding the processes and procedures used to determine executive compensation is found in the Compensation Discussion and Analysis starting on page 35.

Independence

The Board of Directors has determined that each member of the Compensation and Personnel Committee meets the independence standards set out in the Board’s Corporate Governance Principles and its Compensation and Personnel Committee Charter and the requirements of the NYSE currently in effect.

A copy of the Compensation and Personnel Committee Charter is available on the Company’s website http://www.itt.com/responsibility/governance/compensation/. The Company will provide, free of charge, a copy of the Compensation and Personnel Committee Charter to any shareholder, upon request to the Secretary of ITT.

Corporate Responsibility Committee

2008 Corporate Responsibility Committee Members are:

John J. Hamre, Chair Linda S. Sanford Markos I. Tambakeras

Meetings in 2008:	The Corporate Responsibility Committee did not meet in 2008 as the responsibilities of that Committee were addressed by the full Board during its meetings.

Responsibilities:	• Review and make recommendations concerning the Company’s roles and responsibilities as a good corporate citizen.

• Review and consider major claims and litigation involving the Company and its subsidiaries.

• Regularly assess the adequacy and effectiveness of the Company’s Code of Corporate Conduct and review any violations of the Code.

• Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of its Charter.

The Board of Directors has determined that each member of the Corporate Responsibility Committee meets the independence standards set out in the Board’s Corporate Governance Principles and Company By-laws.

A copy of the Corporate Responsibility Committee Charter is available on the Company’s website http://www.itt.com/responsibility/governance/corporate-responsibility/. The Company will provide, free of charge, a copy of the Corporate Responsibility Committee Charter to any shareholder, upon request to the Secretary of ITT.

Nominating and Governance Committee

2008 Nominating and Governance Committee Members are:

John J. Hamre, Chair Curtis J. Crawford Paul J. Kern Markos I. Tambakeras

Meetings in 2008:	3

Responsibilities:	• Develop, annually review, update and recommend to the Board of Directors corporate governance principles for the Company.

• In the event it is necessary to select a new chief executive officer, lead the process for candidate evaluation, consideration and screening. The full Board of Directors has the final responsibility to select the Company’s chief executive officer.

• Evaluate and make recommendations to the Board of Directors concerning the composition, governance and structure of the Board.

• Make recommendations to the Board of Directors concerning the qualifications, compensation and retirement age of Directors.

• Administer the Board of Directors’ annual evaluation process.

• Review and recommend to the full Board matters and agenda items relating to the Company’s Annual Meeting of shareholders.

• Review the form of Annual Report to Shareholders, Proxy Statement and related materials.

• Review the Company’s business continuity and disaster recovery programs and plans.

• Review the Company’s communication and advertising program and other activities involving community relations, major charitable contributions and promotion of the Company’s public image.

• Determine desired Board and Director skills and attributes and conduct searches for prospective board members whose skills and attributes reflect those desired for the Board of Directors.

• Identify, evaluate and propose nominees for election to the Board of Directors.

• Make recommendations to the Board of Directors concerning the appointment of Directors to Board Committees and the selection of Board Committee Chairs.

• Evaluate and make recommendations regarding senior management requests for approval to accept membership on outside boards.

• Review regularly and consider the Company’s programs and policies for effecting compliance with laws and regulations involving the environment, safety and health.

• Provide oversight and discuss with management, internal auditors and Deloitte the adequacy and effectiveness of the Company’s insurance programs.

• Review and consider the Company’s policies and efforts with respect to compliance with government contracts, international laws and regulations and export controls.

• Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of its Charter.

As described on pages 19 to 20 the Nominating and Governance Committee will consider shareholder nominees for election to the Company’s Board who meet the qualification standards. (See Section II.5 of the Nominating and Governance Charter at http://www.itt.com/responsibility/governance/nominating/).

Independence

The Board of Directors has determined that each member of the Nominating and Governance Committee meets the independence standards set out in the Board’s Nominating and Governance Committee Charter, its Corporate Governance Principles and the requirements of the New York Stock Exchange currently in effect. A copy of the Nominating and Governance Committee Charter is available on the Company’s website (http://www.itt.com/responsibility/governance/nominating/). The Company will provide, free of charge, a copy of the Nominating and Governance Committee Charter to any shareholder, upon request to the Secretary of ITT.

Strategy and Finance Committee

2008 Strategy and Finance Committee Members are:

Markos I. Tambakeras, Chair Christina A. Gold John J. Hamre Paul J. Kern Surya N. Mohapatra

Meetings in 2008:	4

Responsibilities:	• Receive periodic updates on global macroeconomic issues.

• Review and consider the Company’s:

• Strategic plans

• Operations excellence performance

• Operating plan

• Capital and capital allocation

• Corporate guarantees

• Acquisition integration

• Pension plan performance, category and asset allocation and ERISA compliance

• Tax compliance, tax planning and related matters

• Hedge transactions and strategies as needed

• Investor relations matters as needed

• Strategic issues

• Significant business acquisitions and divestitures, and other related matters

• Dividend policies

• Review and assess its performance on an annual basis

• Review and approve its Charter at least annually

The Strategy and Finance Committee oversees all areas of strategy and corporate finance to assure the Company maintains adequate financial liquidity and appropriate credit ratings and to assure the Company’s strategic initiatives are consistent with the Company’s financial and strategic plans. The Board retains the ultimate power and authority with respect to strategic direction and major strategic and financial decisions.

Independence

The Board of Directors has determined that each member of the Strategy and Finance Committee meets the independence standards set out in the Board’s Corporate Governance Principles and the Strategy and Finance Committee Charter.

A copy of the Strategy and Finance Committee Charter is available on the Company’s website (http://www.itt.com/responsibility/governance/strategy-finance/). The Company will provide, free of charge, a copy of the Strategy and Finance Committee Charter to any shareholder, upon request to the Secretary of ITT.

Special Litigation Committee

On March 27, 2007, the Company reached a settlement relating to an investigation of its ITT Night Vision Division’s compliance with the International Traffic in Arms Regulations (“ITAR”). The settlement included the Company pleading guilty in the United States District Court for the Western District of Virginia to one ITAR violation relating to the improper handling of sensitive documents and one ITAR violation involving making misleading statements. On April 17, 2007, the Company’s Board of Directors received a letter on behalf of a shareholder requesting that the Board take appropriate action against the employees responsible for the actions described in the Company’s agreements with the United States Attorney’s Office for the Western District of Virginia. During the following months, the Board, with the assistance of outside counsel for the Company, engaged in a process of identifying independent counsel to advise it regarding the investigation and the processes required to establish a Special Litigation Committee. In October 2007, the Company created the Special Litigation Committee to oversee the objective, investigative work by independent counsel previously selected to investigate the Night Vision matter and report to the Board with respect to the shareholder letter request. The Special Litigation Committee conducted an investigation with the assistance of independent counsel and concluded in 2008 that no legal actions should be brought by ITT. The members of the Special Litigation Committee are Mr. MacInnis and Dr. Crawford.

The Board of Directors has determined that each member of the Special Litigation Committee meets the independence standards set out in the Board’s Corporate Governance Principles.

Meetings of the Board and Committees

During 2008, there were 5 regularly scheduled Board meetings, one telephonic meeting, and 21 meetings of standing Committees. All Directors attended at least 75% of the aggregate of all meetings of the Board and standing Committees on which they served. It is Company practice that all Directors attend the Company’s Annual Meeting. For 2009, the Board has scheduled five regular meetings. In conjunction with the regular meetings, those Directors who are not employees of ITT are scheduled to meet privately (without management) following each Board meeting during the year. The Independent Presiding Director presides over these private meetings.

2008 Non-Management Director Compensation

The following table represents the 2008 Non-Management Director Compensation expense recognized for financial statement reporting purposes and not the value of awards granted in 2008. As discussed in more detail in the narrative following the table, all Non-Management Directors receive the same cash, stock, and options awards for service as a Non-Management Director (except Mr. Hake as the Audit Committee Chair received an additional $10,000 cash payment). Mr. Loranger, as an employee Director, does not receive compensation for his Board service. The grant date fair value of stock awards and option awards granted to Non-Management Directors in 2008 is provided in footnote, (c) and (d) to the table. Stock awards are composed of restricted shares and restricted stock units. Option awards are composed of non-qualified stock options.

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
(a)	(b) ($)	(c) ($)	(d) ($)	(e) ($)	(f) ($)	(g) ($)	(h) ($)

Curtis J. Crawford	90,000	141,308	37,378	—	—	—	268,686
Christina A. Gold	90,000	117,764	37,378	—	—	—	245,142
Ralph F. Hake	100,000	117,764	37,378	—	—	—	255,142
John J. Hamre	90,000	141,308	37,378	—	—	—	268,686
Paul J. Kern(i)	67,500	35,432	4,579	—	—	—	107,511
Raymond W. LeBoeuf(j)	—	60,399	27,743	—	—	—	88,142
Frank T. MacInnis	90,000	125,975	37,378	—	—	—	253,353
Surya N. Mohapatra(k)	90,000	60,246	12,338	—	—	—	162,584
Linda S. Sanford	90,000	120,793	37,378	—	—	—	248,171
Markos I. Tambakeras	90,000	136,125	37,378	—	—	—	263,503

(b)	Fees earned may be paid, at the election of the Director, in cash or deferred cash. Non-Management Directors may irrevocably elect deferral into an interest-bearing cash account or an account that tracks an index of the Company’s stock. Mr. Hake received an additional $10,000 as the Audit Committee Chair.

(c) and (d)	Awards reflect the Company’s expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS123R. The assumptions used in calculating these values may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2008 Form 10-K. Non-Management Directors do not receive differing amounts of compensation. The Company’s expense recognized for compensation awards varies due to different tenure. For 2008 grants, the grant date fair value for each Non-Management Director restricted stock award is $90,040 and the grant date fair value for each Director option award is $37,059.

(g)	All Other Compensation for Non-Management Directors will be disclosed only if perquisites and other personal benefits exceed $10,000. No Non-Management Directors received perquisites or other personal benefits in excess of $10,000.

(i)	General Kern was elected a Non-Management Director of the Company, effective August 7, 2008. General Kern received $67,500 as a pro-rata cash retainer, a pro-rata award of 1,016 of restricted stock units, based on the average of the high and low sales prices per share of ITT common stock on the date of the 2008 Annual Meeting of $66.45, and a pro-rata award of 2,220 non-qualified stock options with an exercise price of $66.74, the closing price of ITT common stock on August 7, 2008.

(j)	Mr. LeBoeuf retired from the Board of Directors and did not stand for election at the Company’s 2008 Annual Meeting, and was awarded no compensation for the term starting in May 2008. On May 13, 2008, Mr. LeBoeuf’s outstanding unvested stock options and restricted stock awards of 2,813 and 6,937 respectively, vested.

(k)	Dr. Mohapatra was elected a Non-Management Director of the Company, effective February 14, 2008.

Non-Management Director Restricted Common Stock and
Stock Option Awards Outstanding at 2008 Fiscal Year-End

	Outstanding	Outstanding
Non-Management	Restricted Common	Stock Option
Director Name	Stock Awards	Awards

Curtis J. Crawford	28,502	19,300
Christina A. Gold	21,152	19,300
Ralph F. Hake	8,952	15,740
John J. Hamre	16,796	19,300
Paul J. Kern(1)	1,016	2,200
Raymond W. LeBoeuf(2)	—	16,340
Frank T. MacInnis	12,452	19,300
Surya N. Mohapatra(3)	1,697	3,640
Linda S. Sanford	9,272	19,300
Markos I. Tambakeras	8,130	19,300

(1)	General Kern was elected a Non-Management Director of the Company effective August 7, 2008.

(2)	Mr. LeBoeuf retired as a Non-Management Director of the Company effective with the May 2008 Annual Meeting. Effective with Mr. LeBoeuf’s retirement, the restriction on 13,249 restricted shares lapsed.

(3)	Dr. Mohapatra was elected as a Non-Management Director of the Company effective February 14, 2008.

On May 13, 2008, the Board of Directors approved compensation for Non-Management Directors consistent with allocation recommendations provided by Towers Perrin. As approved, for 2008, Non-Management Directors received total annual compensation valued at approximately $220,000 when awarded, as follows:

•	$90,000 payable at the election of each Non-Management Director in cash or deferred cash. Directors choosing deferred cash payment may irrevocably elect to have the deferred cash deposited into an interest-bearing cash account, at an interest rate determined as of the Company’s next Annual Meeting, or deposited into an account that tracks an index of the Company’s common stock. No deferred compensation selections provide for preferential treatment for Directors;

•	2/3 of the remainder in restricted stock units (such restricted stock units payable in shares upon following the Non-Management Director’s termination of service on the Board of Directors or on a date selected by the Director); and

•	1/3 of the remainder in non-qualified stock options (vesting over a three-year period in one-third cumulative installments).

Additionally, the Board of Directors approved (with the Audit Committee Chair abstaining) a supplemental retainer of $10,000 in cash to be paid to Mr. Hake, the 2008 Audit Committee chair, effective as of the Company’s 2008 Annual Meeting to reflect the significant responsibilities and time commitments associated with leadership of that Committee.

The number of restricted stock units granted in May 2008 to all Non-Management Directors under the Non-Management Director compensation program, adopted in 2003, was determined by dividing $90,000 by $66.45, the average of the high and low sales prices per share of ITT common stock on the date of the 2008 Annual Meeting. The resulting number of shares, 1,355, was rounded up to the nearest whole share. Directors receive dividend equivalents on the restricted stock units but have no other rights as shareholders with respect to the restricted stock units. Non-Management Director non-qualified stock option grants are priced and awarded on the same day as employee stock options are priced and awarded. The fair value of Non-Management Directors non-qualified stock options granted is calculated using the binomial lattice valuation model. The exercise price of Non-Management Directors non-qualified stock options granted is the closing price on the grant date.

The Compensation and Personnel and Nominating and Governance Committees retained Towers Perrin to review Non-Management Director compensation components and total director compensation paid with director compensation components and total director compensation paid for companies in the S&P® Industrials Index with revenue comparable to ITT. Upon the recommendation of Towers Perrin and after review, the Committees recommended and the full Board approved, an increase in overall Non-Management Director cash compensation to raise Director compensation to a level closer to the median of companies in the S&P® Industrials Index with revenues comparable to ITT. The Board approved Non-Management Director compensation changes to be effective with the Company’s 2008 Annual Meeting to increase the cash component of the Non-Management Director compensation to $90,000 and to continue providing the Audit Chair with an additional $10,000 cash payment. The components of Non-Management Director compensation are weighted toward restricted stock or restricted stock units and stock option awards to align the interests of Non-Management Directors with shareholders of the Company. The Board of Directors agreed to review Non-Management Director compensation on a biennial basis.

Restricted shares previously awarded under the ITT 1996 Restricted Stock Plan for Non-Management Directors (the “1996 Plan”), which preceded the 2003 Plan, and under which restricted shares are still outstanding, provided that each Director’s restricted shares are held in escrow and may not be transferred in any manner until one of the following events occurs:

•	the fifth anniversary of the grant of the shares unless extended as described below;

•	the Director retires at age 72;

•	there is a Change of Control of the Company;

•	the Director becomes disabled or dies;

•	the Director’s service is terminated in certain specified, limited circumstances; or

•	any other circumstance in which the Compensation and Personnel Committee believes, in its sole discretion, that the purposes for which the grants of restricted stock were made have been fulfilled and, as such, is consistent with the intention of the Plan.

Under the 2003 Plan and the 1996 Plan for Non-Employee Directors, Non-Management Directors may choose to extend the restriction period for not more than two successive five-year periods, or until six months and one day following the Non-Management Director’s termination from service from the Board under certain permitted circumstances.

The 1996 Plan for Non-Employee Directors also provided if a Director ceased serving on the Board under any other circumstances, shares with respect to which the Plan restrictions have not been lifted would be forfeited. Under the 2003 Plan, the period of restriction for restricted stock granted pursuant to that Plan, as indicated above, is currently five years. The Compensation and Personnel Committee may determine that a Director, whose service from the Board is terminated, has fulfilled the purpose for which the grant of restricted stock was made and lift the restriction for all or a portion of restricted stock or unit grants. Time and form of payment for outstanding restricted stock and restricted stock units, and awards received after 2004, as well as elections to have the cash retainer deferred after 2004, have been modified, with the consent of each Director, to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). Section 409A is an Internal Revenue Code section that deals specifically with non-qualified deferred compensation plans and provides requirements and rules for timing of deferrals and distributions under those plans.

ITT reimburses Directors for expenses they incur to travel to and from Board, Committee and shareholder meetings and for other Company-business related expenses (including travel expenses of spouses if they are specifically invited to attend an event for appropriate business purposes). Such travel may include use of the Company aircraft, if available and approved in advance by the Chairman of the Board and Chief Executive Officer. Director airfare is reimbursed at no greater than first-class travel rates.

Indemnification and Insurance.  As permitted by its By-laws, ITT indemnifies its Directors to the full extent permitted by law and maintains insurance to protect the Directors from liabilities, including certain instances where it could not otherwise indemnify them. All Directors are covered under a non-contributory group accidental death and dismemberment policy that provides each of them with $750,000 of coverage. They may elect to purchase additional coverage under that policy. Non-Management Directors also may elect to participate in an optional non-contributory group life insurance plan that provides $100,000 of coverage.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

•	Role of the Audit Committee

The Audit Committee of the Board of Directors provides oversight on matters relating to the Company’s financial reporting process and assures that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. This includes responsibility for, among other things:

•	determination of qualifications and independence of Deloitte;

•	the appointment, compensation and oversight of Deloitte in preparing or issuing audit reports and related work;

•	review of financial reports and other financial information provided by the Company, its systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements;

•	oversight and review of procedures developed for consideration of accounting, internal accounting controls and auditing-related complaints;

•	review of risk assessment and risk management processes; and

•	adoption of and monitoring the implementation and compliance with the Company’s Non-Audit Services Policy.

The Audit Committee also has oversight responsibility for confirming the scope and monitoring the progress and results of internal audits conducted by the Company’s internal auditor. The Audit Committee discussed with the Company’s internal auditors and Deloitte the plans for their respective audits. The Audit Committee met with the internal auditors and Deloitte, with and without management present, and discussed results of their examinations, their evaluation of the Company’s internal controls, and the Company’s financial reporting.

The Company’s management has primary responsibility for the financial statements, including the Company’s system of disclosure and internal controls. The Audit Committee may investigate any matter brought to its attention. In that regard, the Audit Committee has full access to all books, records, facilities and personnel of the Company and the Audit Committee may retain outside counsel, auditors or other independent experts to assist the Committee in performing its responsibilities. Any individual may also bring matters to the Audit Committee confidentially or on an anonymous basis, by submitting the matter in a sealed envelope addressed to the “Audit Committee” to the Secretary who then forwards the sealed envelope to the Audit Committee.

•	Sarbanes-Oxley Act of 2002 (“SOX”) Compliance

The Audit Committee has responsibility for monitoring all elements of the Company’s compliance with Sections 302 and 404 of SOX relating to internal control over financial reporting.

•	Audit Committee Charter

The Board of Directors has adopted a written charter for the Audit Committee, which the Board and the Audit Committee review, and at least annually update and reaffirm. The Charter sets out the purpose, membership and organization, and key responsibilities of the Audit Committee.

•	Composition of the Audit Committee

The Audit Committee is comprised of four members of the Company’s Board. The Board of Directors has determined that each Audit Committee member meets the independence standards set out in the Audit Committee Charter and Corporate Governance Principles and the requirements of the New York Stock Exchange currently in effect, including the audit committee independence requirements of Rule 10A-3 of the Exchange Act. No member of the Audit Committee has any relationship with the Company that may interfere with the exercise of independence from management and the Company. All members of the Audit Committee, in the business judgment of the full Board of Directors, are financially literate and several have accounting or related financial management expertise.

•	Regular Review of Financial Statements

During 2008, the Audit Committee reviewed and discussed the Company’s audited financial statements with management. The Audit Committee, management and Deloitte reviewed and discussed the Company’s unaudited financial statements before the release of each quarter’s earnings report and filing on Form 10-Q, and the Company’s audited financial statements before the annual earnings release and filing on Form 10-K.

•	Communications with Deloitte

The Audit Committee has discussed with Deloitte, the matters required by SAS No. 114, Communication with Audit Committees (“SAS 114”), as adopted by the PCAOB in Rule 3526T. These discussions included all matters required by SAS 114, including Deloitte’s responsibilities under generally accepted auditing standards in the United States, significant accounting policies and management judgments, the quality of the Company’s accounting principles and accounting estimates. The Audit Committee met privately with Deloitte five times during 2008.

•	Independence of Deloitte

Deloitte is directly accountable to the Audit Committee and the Board of Directors. The Audit Committee has received from Deloitte required written disclosures, including a formal written statement, setting out all the relationships between the Company and Deloitte, as adopted by the PCAOB Rule 3526T. The Audit Committee has discussed Deloitte’s independence, any disclosed relationships and the impact of those relationships on Deloitte’s independence.

•	Recommendation Regarding Annual Report on Form 10-K

In performing its oversight function with regard to 2008 financial statements, the Audit Committee relied on financial statements and information prepared by the Company’s management. It also relied on information provided by the internal audit staff as well as the Deloitte. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2008. Based on these discussions, and the information received and reviewed, the Audit Committee recommended to the Company’s Board of Directors that the financial statements be included in the 2008 Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K).

This report is furnished by the members of the 2008 Audit Committee.

2008 Audit Committee:

Ralph F. Hake, Chair
Christina A. Gold
Surya N. Mohapatra
Linda S. Sanford

Compensation Committee Report

The following Report of the Compensation and Personnel Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

ITT’s Compensation and Personnel Committee approves and oversees administration of the Company’s executive compensation program and senior leadership development and continuity programs. The Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance after considering appropriate risk factors and shareholder return and ensures senior leadership succession and performance excellence.

Recommendation Regarding Compensation Discussion and Analysis

In performing its oversight function during 2008 with regard to the Compensation Discussion and Analysis prepared by management, the Compensation and Personnel Committee relied on statements and information prepared by the Company’s management. It also relied on information provided by Towers Perrin, compensation consultant to the Committee. The Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation and Personnel Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2008 and this Proxy Statement.

This report is furnished by the members of the 2008 Compensation and Personnel Committee.

2008 Compensation and Personnel Committee:

Linda S. Sanford, Chair
Curtis J. Crawford
Ralph F. Hake
Frank T. MacInnis

Equity Compensation Plan Information

The following sets forth information concerning the shares of common stock that may be issued under equity compensation plans as of December 31, 2008.

(c)
Number of Securities
Remaining Available
	(a)		for Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	(b)	Compensation Plans
	Exercise of	Weighted-Average	(Excluding Securities
	Outstanding Options,	Exercise Price of	Reflected in
	Warrants and Rights	Outstanding Options,	Column (a))
Plan Category	(Thousands)	Warrants and Rights	(Thousands)

Equity Compensation Plans Approved by Security Holders(1)(2)	9,576 (3)	$46.07	4,996 (4)
Equity Compensation Plans Not Approved by Security Holders	None	None	None
Total	9,576	$46.07	4,996

(1)	Equity compensation plans approved by shareholders include the 1994 ITT Incentive Stock Plan, the 1996 Plan, the 2002 ITT Stock Option Plan for Non-Employee Directors and the 2003 Plan.

(2)	Since the approval of the 2003 Plan, no additional awards, including awards of restricted stock, will be granted under the other plans referred to in footnote (1) above. Under the 2003 Plan currently in effect, restricted stock and restricted stock units may be awarded up to a maximum aggregate grant of 300,000 shares or units in any one plan year to any one participant.

(3)	The weighted-average remaining contractual life of the total number of outstanding options was 3.9 years as disclosed in Note 17 to the Consolidated Financial Statements in the Company’s 2008 Form 10-K.

(4)	As of December 31, 2008, the number of full value shares available for future issuance under the 2003 Plan was approximately 2,371,000 which is included in the 4,996,000 disclosed above.

Compensation Discussion and Analysis

Executive Summary

ITT’s Compensation and Personnel Committee (the “Committee”) approves and oversees administration of the Company’s executive compensation program. In this Compensation Discussion and Analysis, we explain the Committee’s executive compensation philosophy and objectives for each of the Named Executive Officers (“NEOs”), describe all elements of the Company’s executive compensation program, and explain why the Committee selected each compensation element. ITT’s compensation philosophy ties NEO compensation to business performance and shareholder return. Three components of executive compensation — annual base salary, annual incentives and long-term incentives — provide the foundation of this program.

Business Risk and Compensation:  In 2008, as in past years, the Committee evaluated risk factors associated with the Company’s businesses in determining pay practices and compensation components. The Chair of the Committee is a member of the Audit Committee and the Audit Committee Chair is a member of the Committee. This membership overlap provides insight and access to the Company’s business risks and affords the Committee the information necessary to consider the impact of those risks on compensation structure and pay practices. In addition, in 2008, as in past years, the Chairman, President and Chief Executive Officer and Chief Financial Officer attend those portions of the Committee meetings at which incentive plan features and the design configuration of the Company’s annual and long-term incentive plans are considered and approved.

Outside Compensation Consultant:  The Committee retained Towers Perrin as its outside compensation consultant (the “Compensation Consultant”). The Compensation Consultant’s engagement leader provides objective, expert analyses, assessments, research and recommendations for executive and non-executive employee compensation programs, incentives, perquisites, and standards. In this capacity, the Compensation Consultant provides services that relate solely to work performed for and at the direction of the Committee. The Company’s human resources, finance and legal departments support the work of the Committee, provide information, answer questions and respond to requests. Additionally, the Compensation Consultant provides analyses to the Nominating and Governance Committee and the full Board of Directors on Non-Management Director compensation.

The Compensation Consultant’s engagement leader reports directly to the Committee and has no involvement with any other work that Towers Perrin may perform for the Company. The Committee annually reviews the Compensation Consultant’s independence and engaged in such a review in 2008. The Compensation Consultant received $545,000 for services provided to the Committee in 2008. The Committee has sole authority to retain and terminate the Compensation Consultant. Other Towers Perrin consultants provide services and advice to the Company with respect to employee compensation programs, health care and benefits.

Business Performance and Shareholder Return:  Business performance for 2008 was strong. The Company grew organic revenue 7%, total revenue 30% to $11.7 billion, increased earnings per share 23% and generated $871 million in free cash flow, a 112% conversion of net income.

OUR EXECUTIVE COMPENSATION PROGRAM

Overall compensation policies and programs.  In 2008, as in past years, the Committee looked to competitive market compensation data for companies comparable to ITT to establish overall polices and programs that address executive compensation, benefits and perquisites. This included analyses of the Compensation Data Bank (CDB) information provided by the Compensation Consultant. The analyses used a sample of 165 companies from the S&P® Industrials Composite that were available in the CDB. The compensation data from these companies was evaluated by the Compensation Consultant for differences in scope of operation as measured by annual revenue. (Information on which companies compose the S&P® Industrials Composite may be found through the S&P® web site at www.standardandpoors.com.) The Committee believes that companies in the S&P® Industrials Composite most closely reflect the labor market in which ITT competes for talent.

The Company’s senior executives have responsibility for administering the executive compensation program and making recommendations to the Committee regarding executive compensation actions and incentive awards. The Committee reviews each compensation element for the Chief Executive Officer and other NEOs, and makes the final determination regarding executive compensation for these officers using the processes described in this Compensation Discussion and Analysis. The Committee believes the Company’s compensation programs reflect the Company’s overarching business rationale and are designed to be reasonable, fair, fully disclosed, and consistently aligned with shareholder interests. The Committee believes this compensation philosophy encourages individual and group behaviors that balance risk and reward and assist the Company in achieving steady, continuous growth.

Individual executive positions.  The Company’s senior management positions, including each of its NEO positions, are compared to positions with similar attributes and responsibilities based on the CDB information. This information is used to provide a dollar value for each of the three components of compensation. The Committee uses the CDB, along with other information, in making its determination of target and actual compensation provided to each of the Company’s

NEOs. The Committee generally targets total compensation and each compensation component at the competitive median of the CDB peer group, but may consider deviations from the competitive median depending on a position’s strategic value, the Company’s objectives and strategies, and individual experience and performance in the position. The Committee may consider prior year’s compensation including short-term or long-term incentive payouts, restricted stock vesting or option exercises in compensation decisions for the NEOs.

Our compensation cycle.  Compensation is reviewed in detail every year during the first quarter. This review includes:

•	Annual performance reviews for the prior year

•	Base salary merit increases — normally established during the first week of March

•	Annual Incentive Plan (“AIP”) target awards

•	Long-term incentive plan target awards (including stock options, restricted stock and total shareholder return (“TSR”) awards)

The actual award date of stock option, restricted stock and target TSR awards is determined by the meeting date at which the Committee considers and approves these awards. In recent years, this meeting date has been in March. Restricted stock and stock option award recipients receive communication of the award as soon as reasonably practical after the meeting date. The Committee reviewed and assessed the performance of the Company’s NEOs during 2008. The Committee will continue to review and assess the performance of the Chief Executive Officer and all senior executives and authorize salary actions it believes are appropriate, commensurate with relevant competitive data and the approved salary program.

In light of uncertain global economic circumstances, the Committee elected to eliminate 2009 merit increases and freeze 2009 base salaries for most executives, including the NEOs. The Committee considered NEO Gretchen McClain’s (“Ms. McClain”) increased responsibilities in approving a promotion and salary increase for Ms. McClain effective March 1, 2009. The Committee also reduced the 2009 pool of long-term incentive opportunities by ten percent from comparable 2008 long-term incentive opportunities for all Company executives, including the NEOs.

Qualitative considerations.  The Company considers qualitative performance factors in addition to the quantitative measures discussed in this Compensation Discussion and Analysis. While there is no formal weighting of qualitative factors, the following factors may be considered important in making compensation decisions:

•	Ethical and compliance behavior

•	Inclusion and diversity

•	Portfolio realignment

•	Operational excellence, including lean and six sigma performance

•	Accelerated global water leadership and emerging market growth

The following sections, including material supplied in tabular form, provide more information about our compensation program, and our objectives, general principles and specific approaches.

How We Achieve Our Objectives
Objective	General Principle	Specific Approach

Attract and keep well-rounded, capable leaders	Design our executive compensation program to attract, reward and retain capable executives. Provide incentives that reward and retain employees. Design total executive compensation to provide a competitive balance of salary, short-term and long-term incentive compensation.	The Company’s overarching philosophy is to target total compensation at the competitive median of the Compensation Consultant’s data from its CDB. We consider total compensation (salary plus short-term and long-term compensation) when determining each component of the NEO’s compensation.

Use compensation elements that fit the Company’s short-term and long-term operating and strategic goals to reward employees	In addition to salary, we include short-term and long-term performance incentives.	We believe short-term and long-term performance-based incentives focus executive behavior on annual performance and operating goals, as well as long-term stock price performance and total shareholder return goals.

Provide a clear link between at-risk compensation and business performance.	We believe the measures of performance in our compensation programs must be aligned with measures key to the success of our businesses. If our businesses succeed, our shareholders will benefit.	The strong link between compensation and performance is intended to provide incentives for achieving performance and business objectives and increasing the value of the Company’s stock. If performance goals are not met, at-risk compensation is reduced or not paid.

Structure compensation so that executives with greater levels of responsibility have more at-risk compensation.	As executives move to greater levels of responsibility, the proportion of compensation at risk, whether through annual incentive plans or long-term incentive programs, increases in relation to the increased level of responsibility.	NEOs compensation is structured so that a substantial portion of compensation is at risk. The Committee considered allocation of short-term and long-term compensation, cash and non-cash compensation and different forms of non-cash compensation for NEOs based on its assessment of the proper compensation balance needed to achieve the Company’s short-term and long-term goals. The Compensation Consultant compiled and analyzed data that the Committee considered in weighting compensation components for each of the NEOs.

Tie short-term executive compensation to specific business objectives.	Our AIP sets out short-term performance components.	The AIP performance components are designed to further the Company’s total enterprise and individual business segment objectives. If specific short-term performance goals are met, cash payments that reflect corporate headquarters, business segment and individual performance may be awarded.

Tie long-term executive compensation to increasing shareholder return.	Our long-term incentive plan links executive compensation to increases in shareholder return or relative shareholder return against industrial peers.	Long-term executive compensation is composed of restricted stock, stock options and cash payments tied to the achievement of three-year total shareholder return.

Provide reasonable and competitive benefits and perquisites.	Make sure that other employee benefits, including perquisites, are reasonable in the context of a competitive compensation program.	NEOs participate in many of the same benefit plans with the same benefit plan terms as other employees. Certain other benefit plans are available to NEOs and described more fully at pages 66 to 72. Perquisites provided to NEOs are designed to be consistent with competitive practice. The Compensation Consultant provides survey data on perquisites to the Committee. Mr. Loranger has a Special Pension Arrangement discussed on page 60 of this Proxy Statement.

Primary Compensation Components

The following sections, including information provided in tabular form, provide information about Base Salary, the AIP and Long-Term Incentive Target Awards.

BASE SALARY

General Principle	Specific Approach
A competitive salary provides a necessary element of stability.	Salary levels reflect comparable salary levels based on survey data provided by the Compensation Consultant.

Base salary should recognize individual performance, market value of a position and the incumbent’s experience, responsibilities, contribution to the Company and growth in his or her role.	Merit increases are based on overall performance and relative competitive market position.

AIP

General Principle	Specific Approach
The Company’s AIP award recognizes contributions to the year’s results and is determined by performance against specific premier metrics on the individual business segment and enterprise level, as well as qualitative factors, as described in more detail on page 37.
The AIP focuses on operating performance, targeting premier metrics considered predictive of top-ranking operating performance. AIP targets are established based on these five internal identified metrics

•   return on invested capital:

•   cash flow,

•   organic revenue,

•   organic margin rate and

•   earnings per share growth.

As an added incentive to achieve “premier” performance, in 2008 the Company used an additional external metric based on performance against the upper quartile of premier companies for the five AIP metrics. Discussed in more detail on pages 42 to 43).

Structure AIP target awards to achieve competitive compensation levels when targeted performance results are achieved. Use objective formulas to establish potential AIP performance awards.	The Company’s AIP provides for an annual cash payment to participating executives established as a target percentage of base salary, adjusted to reflect annual performance measures. AIP target awards are set with reference to the median of competitive practice based on the CDB. The actual AIP award is based on performance against metrics with an opportunity for the Committee to approve negative discretionary adjustments with respect to NEOs.

LONG-TERM INCENTIVE TARGET AWARDS

General Principle	Specific Approach
Design long-term incentives for NEOs to link success in the creation of shareholder value over time.
The Committee believes that long-term incentives directly reward NEOs for success in the creation of shareholder value over time. The Committee employed four considerations in designing the long-term incentive award program:

•   alignment of executive interests with shareholder interests,

•   a multi-year plan that addresses a balance in short-term and long-term decision-making,

•   awards included as part of a competitive total compensation package, and

•   retention.

General Principle	Specific Approach
For NEOs, long-term equity based incentives should recognize current performance as well as the expectation of future contributions.	Grant restricted stock and stock options to provide a link to absolute share price increase. Grant long-term incentive plan awards to link to the Company’s total shareholder return relative to the S&P® Industrials Index.

Review awards annually to provide for regular assessment.	As part of its annual compensation review, the Committee determines long-term incentive award program components, the percentage weight of each component, and long-term award target amounts.

Use competitive market survey data provided by the Compensation Consultant from a group of S&P® Industrial companies in selecting long-term components designed to advance the Company’s long-term business goals as well as determining target amounts.	In 2008, the Committee and management used competitive market data for each of the NEO positions to determine the 2008 long-term award value for each NEO.

Balance absolute share price return and relative share price return.	The Committee balanced long-term awards equally between awards designed to encourage relative share price increase and awards designed to encourage absolute share price increase. More information on this allocation is provided on pages 45 to 46.

Consider individual contributions and business performance in determining awards.	Specific target awards are set out in the Grants of Plan-Based Awards table on page 57.

OVERVIEW OF THE AIP AND LONG-TERM INCENTIVE TARGET AWARDS

Establishing AIP Performance

The 2008 AIP format is designed to consider internal and external achievements. For 2008, NEOs include officers from the Fluid Technology and Motion & Flow Control business segments, as well as Corporate headquarters. In addition, the Company has provided metrics and targets related to the Defense Electronics and Services business segment because that segment represents 54% of the Company’s 2008 gross sales and revenues. The Company believes that this additional disclosure provides a more comprehensive view of the metrics and targets that comprise the Company’s AIP program.

For NEOs, the Final AIP Award is calculated as follows:

Internal Performance Metrics Award x External Performance Premier Metric x CEO Discretionary Adjustment (negative adjustment only for NEOs) = Final AIP Award

1. Internal Premier Performance Metrics

In 2005, the Committee studied past and projected earnings per share and other performance measures of comparable multi-industry peers. Six multi-industry companies were identified as “premier” based on their rankings in the top quartile of the majority of the quantitative metrics evaluated. These six companies are as follows:

3M Co.	General Electric Co.
United Technologies Corp.	Emerson Electric Co.
Illinois Tool Works, Inc.	Danaher Corp.

Based on an analysis of these premier companies, the Company identified the following five internal premier performance metrics as most closely predictive of top ranking operating performance:

Premier Performance Metric	Why this metric
• organic revenue growth • margin rate expansion (as applicable to non-defense businesses) • cash flow	Organic revenue, organic operating margin and cash flow reflect the Company’s emphasis on organic growth as well as cash flow generation. Organic performance measures exclude the impact of foreign exchange, acquisitions and dispositions.

• return on invested capital (“ROIC”)	The Committee considers ROIC to be an easily understood measurement of capital utilization in the Company’s businesses and a key element of premier performance. The percentage weighting allocated to ROIC reflects the Company’s view of the importance of ROIC in overall performance.

• earnings per share (“EPS”) growth	The Committee believes that EPS growth is an appropriate measure of the Company’s total performance and employed the ITT EPS growth metric to encourage focus on the achievement of premier earnings growth for the overall Company.

Internal performance metrics are weighted to represent operational goals. In order to encourage focus on total Company performance, earnings per share growth across the enterprise represented 50% of the overall performance metrics for the Company’s 2008 AIP at the Corporate headquarters level and represented 30% of the overall performance metrics for the business segments.

2008 Internal Performance Metrics Weights

	Fluid Technology and	Defense Electronics
2008 Metrics	Motion & Flow Control	and Services	Corporate
Margin Rate	21%	—	—

Organic Revenue	14%	14%	—

Cash Flow	14%	14%	20%

ROIC	21%	28%	30%

EDO Performance(1)	—	14%	—

EPS Growth	30%		50%

(1)	EDO Performance was added as a metric for the Defense business segment following the Company’s acquisition of EDO Corporation in December 2007.

2008 Internal Performance Metric Attainment vs. Payout%

We pay for AIP performance that clearly demonstrates substantial achievement of plan goals. In order to achieve any AIP payout, overall performance versus plan must meet or exceed a 50% threshold performance level. In 2008, each performance component of the AIP and the overall AIP award was capped at 200%. The ITT EPS growth payout ranges between 50% and 200% and is based on an EPS growth target of 18% to provide a 100% payout. We set a higher bar for margin rate performance and aggressive goals for other metrics.

2008 Attainment/Payout %
	Margin Rate			All Other Metrics
Performance Percentage	90%	100%	110%	85%	100%	120%

Payout Percentage	50%	100%	200%	50%	100%	200%

AIP Performance Targets

The Committee and management established separate 2008 AIP performance targets for each business segment and for ITT overall based on the applicable premier performance metrics and the Company’s approved annual operating plan, taking into consideration the Company’s aspirational business goals. Successful attainment of both qualitative factors and quantitative factors (on pages 37 and pages 42 to 44 of the Proxy Statement) are achievable only if the businesses and the individual NEO perform at target levels. The Company’s NEOs include executives at the corporate headquarters and the 2008 Fluid Technology and Motion & Flow Control business segments. The 2008 targets for EPS growth, free cash flow performance targets for The Company, margin rate performance for Fluid Technology and Motion & Flow Control, and organic revenue performance targets for the Defense, Fluid Technology and Motion & Flow Control segments. In addition EDO revenue and operating income are part of the Defense performance metrics. These targets are described below:

Metric (all $ amounts in millions)	Performance Target at 100% Payment
EPS Growth versus prior year	18%

Fluid Technology

Organic Revenue	3,700

Margin Rate	13.35%

Motion & Flow Control

Organic Revenue	1,550

Margin Rate	14.35%

Defense Electronics and Services

Organic Revenue	5,975

EDO Revenue	1,600

EDO Operating Income	106

Free Cash Flow	679

2. External Premier Performance Metric. Because we believe our performance must be consistently measured against other multi-industry companies, in 2008 AIP metrics included an additional premier metric. This premier metric is designed to capture the Company’s rank compared to peer multi-industry companies and rewards performance only if the Company’s performance ranks in the upper quartile. The external premier performance metric is based on the sum of the Company’s ranking for each of the five internal premier metrics compared to these five metrics at twelve other multi-industry companies. (earnings before income taxes (“EBIT”) margin is substituted for margin rate for the external comparison because EBIT margin is more comprehensive and standardized measure). For example, if the Company ranked first for four metrics and achieved a rank of zero for the fifth metric, resulting in a composite total ranking of 5th in place, no additional external premier performance metric would be applied to the AIP payment. In 2008, the Company achieved a 3rd place ranking for this metric. The following multi-industry companies were included in our calculation of the external premier performance metric:

Danaher Corp.	Eaton Corp.
Dover Corporation	Honeywell International Inc.
General Electric Co.	SPX Corporation
Illinois Tool Works, Inc.	Textron Inc.
3M Co.	Ingersoll Rand Company
United Technologies Corp.	ITT Corporation
Emerson Corp.

The following table displays the payout associated with the Company’s corresponding ranking.

Rank	Payout
1	1.20x

2	1.15x

3	1.10x

4	1.05x

5 – 13	No additional payout

Remaining Performance Targets: We set the remaining performance targets, including ROIC and segment quarterly operating cash flow, as well as the external premier performance metric discussed above at challenging levels that are consistent with our long-term premier targets and designed to meet high shareholder expectations. We consider these levels difficult to achieve. To provide further alignment with shareholder interests, we provided for no additional external premier performance metric impact (as discussed above) should the Company’s 2008 earnings per share performance fall outside the top quartile of our multi-industry peer group.

Specific Internal Metrics for Mr. Loranger

All elements of compensation for Mr. Loranger are reviewed by the Committee. Mr. Loranger participates in the AIP described above. In addition, in 2008, with respect to Mr. Loranger, the Committee determined and considered three quantifiable goals related to free cash flow, ROIC and EPS growth. Free cash flow and EPS goals are provided below. ROIC goals were set at challenging levels that were considered difficult to attain.

Metric (all amounts in millions)	Goal	2008 Performance
Free Cash Flow	679	871

EPS Growth	18%	23%

Five qualitative business goals were also considered for Mr. Loranger:

•	build and sustain a strong ethical culture rooted in the Company’s values,

•	drive operational excellence,

•	accelerate global water leadership and emerging market growth,

•	execute acquisition integration, and

•	remediate the Company’s 2007 material weakness related to financial reporting for income taxes.

Mr. Loranger’s progress in meeting these goals regularly reviewed during the year. Mr. Loranger met or exceeded the Committee’s expectations with respect to each of these quantitative and qualitative goals.

For NEOs in Corporate headquarters and the Fluid Technology and Motion & Flow Control segments, the AIP potential payment was determined as follows:

Weighting of AIP Performance Components — Corporate
(for each Named Executive Officer in Corporate Headquarters)

	Target Award		Return on
	Percentage		Invested	ITT EPS	Free Cash		External
	of		Capital	Growth	Flow	Total Corporate	Premier Metric
Named Executive Officer	Base Salary		(a)	(b)	(c)	Performance	Cap
Steven R. Loranger	130	%(1)	30%	50%	20%	a+b+c	Not >1.20	x

Denise L. Ramos	85%		30%	50%	20%	a+b+c	Not >1.20	x

Vincent A. Maffeo	70%		30%	50%	20%	a+b+c	Not >1.20	x

(1)	Mr. Loranger’s target award percentage of base salary reflects his contributions to the overall enterprise.

Weighting of AIP Performance Components — Business Segments
(for each Named Executive Officers in the Fluid Technology and
Motion & Flow Control Business Segments)

		Return on	Organic
	Target Award	Invested	Operating	Organic	Operating	70%		Total	External
	Percentage of	Capital	Margin	Revenue	Cash Flow	Segment Perf.	EPS Growth	Segment	Premier Metric
Named Executive Officer	Base Salary	(d)	(e)	(f)	(h)	(i)	(j)	Perf.	Cap
							ITT EPS growth 30%

Gretchen W. McClain	80%	40%	20%	20%	20%	(d+e+f+h) x 70%	b x 30%	i + j	Not >1.2	x

Nicholas P. Hill	70%	40%		20%	20%	(d+e+f+h) x 70%	b x 30%	i + j	Not >1.2	x

2008 AIP Awards Paid in 2009

On March 5, 2009, the Committee determined the actual AIP awards for the Chief Executive Officer and the other NEOs for the 2008 AIP. As permitted by the plan, the Committee excluded the impact of acquisitions, dispositions and other special items in computing AIP performance relating to AIP targets, which also excluded these items. Mr. Loranger advised the Committee that he believes the current economic crisis requires disciplined oversight and personal leadership. While recognizing the Company’s strong 2008 financial performance, Mr. Loranger felt it important to request that the Committee reduce his individual AIP to underscore his recognition of the worldwide financial situation and his commitment to responsible compensation practices. Mr. Loranger requested that the Committee calculate his individual 2008 AIP award without consideration of the impact of the Company’s 3rd place ranking for the external premier performance metric discussed on page 42. The Committee met privately, without any members of management present, and determined that Mr. Loranger’s 2008 AIP award would be calculated without consideration of the external performance premier metric.

2008 AIP Awards are also included in the Summary Compensation Table on page 55.

Named Executive Officers	AIP 2008 Awards ($)
Steven R. Loranger	2,534,025

Denise L. Ramos	870,900

Nicholas P. Hill(1)	400,000

Vincent A. Maffeo	632,000

Gretchen W. McClain	527,700

(1)	Mr. Hill’s award includes a $5,400 bonus payment.

Performance targets for the ITT Corporation 2009 AIP have not yet been established.

Long-Term Incentive Awards Program

The Company’s long-term incentive awards program component for senior executives has three subcomponents, each of which directly ties long-term compensation to shareholder return:

•	restricted stock awards,

•	non-qualified stock option awards, and

•	TSR, a target cash award that directly links the Company’s three-year total shareholder return performance to the performance of companies in the S&P® Industrial Index on a relative basis.

Allocation of Long-Term Incentive Components

In 2008, the Committee determined awards under the Long-Term Incentive Program Awards as follows: 1/2 TSR calculated at target payment amount; 1/4 non-qualified stock options calculated at fair value; and 1/4 restricted stock calculated at face value.

2008 Long — Term Incentive Program

For 2009, the Committee reallocated Long-Term Incentive Program Awards to rebalance the components. 2009 Long-Term Incentive Program Awards are allocated as follows: 1/3 TSR calculated at target payment amount; 1/3 non-qualified stock options calculated at fair value of options; and 1/3 restricted stock calculated at face value. Consideration of the impact of SFAS No. 123(R) “Share-Based Payment” (“FAS 123R”) on compensation costs was a factor in the increased percentage of restricted stock.

2009 Long — Term Incentive Program

Restricted Stock Subcomponent

Grants of restricted stock provide NEOs with stock ownership of unrestricted shares after the restriction lapses. NEOs received restricted stock awards because, in the judgment of the Committee and based on management recommendations, these individuals are in positions most likely to assist in the achievement of the Company’s long-term goals and to create shareholder value over time. The Committee reviews all proposed grants of shares of restricted stock for executive officers prior to the awards, including awards based on performance, retention-based awards and awards contemplated for new employees as part of their offer of employment.

Key elements of the restricted stock program are:

•	Holders of restricted stock have the right to receive dividends and vote the shares.

•	Restricted stock generally must be held for three years before it vests.

•	If an acceleration event occurs (as described on pages 74 to 76 of this Proxy Statement) the restricted stock vests in full.

•	If an employee leaves the Company prior to vesting, whether through resignation or termination for cause, the restricted stock is forfeited.

•	If an employee dies or becomes disabled, the restricted stock vests in full.

•	If an employee retires or is terminated other than for cause, a pro-rata portion of the restricted stock award may vest.

In certain cases, such as for new hires or to facilitate retention, selected employees may receive restricted stock subject to different vesting terms.

Non-Qualified Stock Options Subcomponent

Non-qualified stock options permit optionees to buy Company stock in the future at a price equal to the stock’s value (exercise price) on the date the option was granted. Non-qualified stock option terms were selected after the Committee’s review and assessment of the Compensation Consultant CDB and consideration of terms best suited to the Company.

For NEOs, non-qualified stock options do not vest until a specific date. The vesting date is three years after the award date. This delayed vesting is referred to as three-year cliff vesting. This vesting schedule prohibits early option exercises, notwithstanding share price appreciation, and focuses senior executives on the Company’s long-term goals.

The option exercise price for all stock options is the closing price of ITT common stock on the date of grant. In 2008, the fair value of stock options granted under the employee stock option program was calculated using the binomial lattice valuation model. The Committee considered this a preferred model since the model can incorporate multiple and variable assumptions over time, including assumptions such as employee exercise patterns, stock price volatility and changes in dividends.

Key elements of the non-qualified stock option program are:

•	The exercise price of stock options awarded is the closing price of the Company’s common stock on the NYSE on the date the award is approved by the Committee.

•	For options granted to new executives, the option exercise price of approved stock option awards is the closing price following the first day of employment.

•	Options cannot be exercised prior to vesting.

•	Three-year cliff vesting is required for executives at the level of senior vice president or above.

•	Options expire seven years after the grant date. The seven-year expiration period was determined by the Committee after considering anticipated employee retention value while also taking into account the financial impact under FAS 123R. Prior to 2005, stock option grants generally had ten-year terms.

•	If the employee is terminated for cause, vested and unvested portions of the options expire on the date of termination.

•	The 2003 Plan prohibits repricing of stock options and stock appreciation rights.

•	There may be adjustments to the term of the option if an employee’s tenure with the Company is terminated due to death, disability, retirement or termination other than for cause. Any post employment exercise period, however, cannot exceed the original expiration date of the option. If employment is terminated due to an acceleration event or because the option holder believes in good faith that he or she would be unable to effectively discharge his or her duties after the acceleration event, the option expires on the earlier of the date seven months after the acceleration event or the normal expiration date.

Currently, no individual may receive more than 600,000 options in any one Plan year.

Why both restricted stock and stock options:  A balanced award of restricted stock and non-qualified stock options provides a combination of incentives for absolute share price appreciation. The following table provides an overview of some of the main characteristics of restricted stock and non-qualified stock options.

Restricted Stock	Non-qualified Stock Options
A restricted stock award is a grant of Company stock, subject to certain vesting restrictions.	Non-qualified stock options provide the opportunity to purchase Company stock at a specified price called the “exercise price” at a future date.

Holders of restricted stock, as shareholders of the Company, are entitled to vote and receive dividends prior to vesting.	Stock option holders do not receive dividends on shares underlying options and cannot vote their shares.

Because of its characteristics, restricted stock increases employee focus on activities that lead to greater cash generation for dividends in addition to share price appreciation.	Non-qualified stock options increase focus on activities primarily related to absolute share price appreciation.

Restricted stock has intrinsic value on the day it is received and retains some realizable value even if the share price declines during the restriction period. Since it does not expire, restricted stock provides strong employee retention value even after it has vested.	As the Company’s non-qualified stock options expire seven years after their grant date, they provide less retention value than restricted stock since stock options have realizable value only if the share price appreciates over the option exercise price before the options expire. If the value of the Company’s stock increases and the optionee exercises his or her option to buy at the exercise price, the optionee receives a gain in value equal to the difference between the option exercise price and the price of the stock on the exercise date. If the value of the Company’s stock fails to increase or declines, the stock option award has no realizable value.

The Committee has selected vesting terms for restricted stock and stock options based on the Committee’s review and assessment of the Compensation Consultant’s CDB, as well as the Committee’s view of the vesting terms appropriate for the Company.

Long-Term Incentive Plan Subcomponent
Total Shareholder Return (TSR) Awards

The following table describes some of the main features of TSR awards and describes how the Committee considers those features as it determines TSR awards.

Feature	Implementation
TSR rewards comparative share price appreciation relative to that of the S&P® Industrials.	The Committee, at its discretion, determines the size and frequency of TSR awards, performance measures and performance goals, in addition to performance periods. In determining the size of TSR awards for executives, the Committee considers the comparative data provided by the Compensation Consultant and the Company’s internal desired growth in share price. The Company’s TSR awards provided to NEOs are generally based on a participant’s position, competitive market data, individual performance and anticipated potential contributions to the Company’s long-term goals.

Feature	Implementation
Three-year performance period.	A three-year TSR performance period encourages behaviors and performance geared to the Company’s long-term goals and, in the view of the Committee, discourages behaviors that might distract from the three-year period focus. A three-year performance period is consistent with Company’s business cycle because it allows sufficient time for focus on long-term goals and mutes market swings not based on performance. The three-year performance period is also somewhat independent of short-term market cycles.

Performance measurement period and award frequency.	The Company’s performance for purposes of the TSR awards is measured by comparing the average stock price over the trading days in the month of December immediately prior to the start of the TSR three-year performance period to the average stock price over the trading days in the last month of the three-year cycle as well as dividend yields and other forms of shareholder return. Annual awards with a three-year performance period were considered by the Committee to best align the interests of executives with those of shareholders as executives work toward achieving the Company’s long-term objectives.

TSR awards are expressed as target cash awards and paid in cash.	Cash awards compensate relative performance while avoiding share dilution.

Components of TSR.	The Committee considered the components of a measurable return of value to shareholders, reviewed peer practices and received input from the Compensation Consultant. Based on that review the Committee determined that the most significant factors to measure return of value to shareholders were:
• dividend yields,
• cumulative relative change in stock price and
• extraordinary shareholder payouts.

TSR total shareholder return calculation.	TSR = the sum of 1) dividend yields and any other extraordinary shareholder payouts during the three-year performance period and 2) the cumulative change in stock price from the beginning to the end of the performance period as a percentage of beginning stock price.

Size of TSR awards.  The Committee requested that the Compensation Consultant analyze the proposed design of the Company’s TSR award program using a Monte Carlo simulation that measures performance relative to the industrial companies that comprise the S&P® 500 Index. The Committee considers this technique helpful in determining the appropriate program because the Monte Carlo simulation provides a range of results that can estimate the expected value when averaged together. Finally, the Committee considers individual performance and business performance in determining TSR awards.

Key elements of the long-term incentive plan:

•	If a participant’s employment terminates before the end of the three-year performance period, the award is forfeited except in two cases. If a participant dies or becomes disabled, the TSR award vests in full and payment, if any, is made according to its original terms. Vesting in full in the case of death or disability reflects the inability of the participant to control the triggering event and is consistent with benefit plan provisions related to disability and death.

•	If a participant retires or is terminated by the Company other than for cause, a pro-rata payout, if any, is provided based on the number of full months of employment divided by thirty-six months

(the term of the three-year TSR). This pro-rated payout, if any, is provided because it reflects the participant’s service during the pro-rated period.

•	The Company’s performance for purposes of the TSR awards is measured by comparing the average stock price performance over the trading days in the month of December immediately prior to the start of the TSR three-year performance period to the average stock price performance over the trading days in the last month of the three-year cycle. (For example, trading days in the month of December 2008 are used as a base for 2009 TSR awards, which will be measured from January 1, 2009 to December 31, 2011).

•	Payment, if any, of target cash awards generally will be made following the end of the applicable three-year performance period and will be based on the Company’s performance measured against the total shareholder return performance of industrial companies in the S&P® 500.

•	Subject to the provisions of Section 409A, in the event of an acceleration event in a change of control (described on pages 74 to 76 of this Proxy Statement), outstanding TSR awards prior to the 2009 awards are immediately paid in a lump sum at 200% because participants no longer have the ability to effect the Company’s performance over the TSR performance period. Starting with the 2009 awards, in the event of an acceleration event resulting in a change of control, each outstanding TSR award will be paid in a lump sum, based on actual performance through the date of the change of control and the balance will be paid at target (100%). Such payments are subject to the provisions of Section 409A. There may be up to three outstanding TSR awards at any time.

•	Performance goals for the applicable TSR performance period are established in writing no later than ninety days after the beginning of the applicable performance period.

Performance Goals and Payments for the TSR:  Individual targets for the NEOs are provided in the 2008 Grants of Plan Based Awards on page 57 of this Proxy Statement. Payouts, if any, are based on a non-discretionary formula and are interpolated for values between the 35th and 80th percentile performance. The following performance goals were established under the TSR for TSR awards for the performance period January 1, 2008 through December 31, 2010:

If Company’s Total Shareholder Return Rank Against the
Companies that Comprise the S&P®	Payout Factor
Industrials Index is	(% of Target Award)

less than the 35th percentile	0%
at the 35th percentile	50%
at the 50th percentile	100%
at the 80th percentile or more	200%

The Committee has determined that median level performance should be paid at the mid-point; performance below the 35th percentile should receive zero and performance at or above the 80th percentile, reflecting exceptional relative total shareholder return, should be paid at 200% of the target award. The Committee felt these breakpoints were properly motivational, rewarded the desired behavior and were consistent with the Monte Carlo analysis provided by the Compensation Consultant.

Total Shareholder Return for the Company for the January 1, 2006 — December 31, 2008 Performance Period	The Company achieved a 63rd percentile ranking among the S&P® Industrials during the performance period resulting in a 144.04% payment, as calculated for each company in the S&P® Industrials Index for this performance period.

For TSR awards for the performance period January 1, 2006 through December 31, 2008, Messrs. Loranger, Mr. Hill, Mr. Maffeo and Ms. McClain, received payments of $2,880,720,

$540,135, $576,144, and $331,283, respectively, as described in the 2008 Option Exercises and Stock Vested table on page 66. Mr. Loranger also received a payment of $720,180 for his phantom 2006 TSR award. Ms. Ramos did not receive a 2006 TSR award.

2009 Long-Term Incentive Awards

The following table describes 2009 long-term incentive awards for the NEOs. The awards reflect the Committee’s decision to reduce the 2009 long-term incentive pool by 10% over the prior year levels, in light of current economic uncertainty.

	TSR	Non-Qualified
	(Target Cash	Stock Option	Restricted Stock
Named Executive	Award)	Award	Award
Officer	$	# Options	# Shares
Mr. Loranger	1,980,000	165,690	52,243

Ms. Ramos	360,000	30,130	9,499

Ms. McClain	360,000	30,130	9,499

Ms. McClain’s long-term incentive opportunities were reduced 10% from those long-term incentive opportunities applicable to the promotional level described on page 37. Mr. Hill and Mr. Maffeo did not receive 2009 Long-Term Incentive Awards due to their anticipated retirement from the Company during 2009.

Recoupment Policy:  In 2008, the Company, upon the recommendation of the Compensation and Personnel Committee, adopted a policy that provides for recoupment of performance-based compensation if the Board of Directors determines that a senior executive has engaged in fraud or willful misconduct that caused or otherwise contributed to the need for a material restatement of the Company’s financial results. In such a situation, the Board will review all performance-based compensation awarded to or earned by that senior executive on the basis of performance during fiscal periods materially affected by the restatement. This would include annual cash incentive/bonus awards and all forms of equity-based compensation. If, in the Board’s view, the performance-based compensation would have been lower if it had been based on the restated results, the Board will, to the extent permitted by applicable law, seek recoupment from that senior executive of any portion of such performance-based compensation, as it deems appropriate after a review of all relevant facts and circumstances. The NEOs are covered by this policy.

Consideration of material non-public information:  The Company typically closes the window for insiders to trade in the Company’s stock in advance of and immediately following earnings releases and Board and Committee meetings because the Company and insiders may be in possession of material non-public information. The first quarter Committee meeting at which compensation decisions and awards are typically made for employees usually occurs during a Board meeting period, so stock option awards may occur at a time when the Company is in possession of material non-public information. The Committee does not consider the possible possession of material non-public information when it determines the number of non-qualified stock options granted, price of options granted or timing of non-qualified stock options granted. Rather, it uses competitive data, individual performance and retention considerations when it grants non-qualified stock options, restricted stock and TSR awards under the Long-Term Incentive Program. Non-qualified stock option awards and restricted stock awards granted to NEOs, senior and other executives, and Directors are awarded and priced on the same date as the grant date. The Company may also award non-qualified stock options in the case of the promotion of an existing employee or hiring of a new employee. Again, these non-qualified stock option grants may be made at a time the Company is in possession of material non-public information related to the promotion or the hiring of a new employee or other matters.

INVESTMENT AND SAVINGS PLAN

Most of the Company’s salaried employees who work in the United States participate in the ITT Salaried Investment and Savings Plan, a tax qualified savings plan, which allows employees to contribute to the plan on a before tax basis and/or on an after tax basis. The Company makes a floor contribution of 1/2 of 1% of base salary to the plan for all eligible employees and matches employee contributions up to 6% of base salary at the rate of 50%. Participants can elect to have their contributions and those of the Company invested in a broad range of investment funds including ITT stock. Federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts ($230,000 in 2008) to the tax-qualified plan. Accordingly, the Company has established and maintains a non-qualified, unfunded ITT Excess Savings Plan that is discussed in more detail in the narrative to the 2008 Nonqualified Deferred Compensation table on page 71.

POST-EMPLOYMENT COMPENSATION

Salaried Retirement Plan:  Most of the Company’s salaried employees who work in the United States participate in the ITT Salaried Retirement Plan. Under the plan, participants have the option, on an annual basis, to elect to be covered by either a Traditional Pension Plan or a Pension Equity Plan formula for future pension accruals. The ITT Salaried Retirement Plan is a tax-qualified plan, which provides a base of financial security for employees after they cease working. The Plan is described in more detail in the narrative related to Pension Benefits on pages 66 to 68 and in the 2008 Pension Benefits table on page 70.

ITT Industries General Pension Plan (the “UK Plan”):  Most of the Company’s salaried employees who were employed by the Company prior to December 1, 2007 and work in the United Kingdom, participate in the UK Plan. The UK Plan, a pension plan, is a tax-qualified plan under the UK Inland Revenue Chapter 1, Par XIV of the UK Income and Corporation Taxes Act 1988 whereby employee contributions are made on a before tax basis. The UK Plan is described in more detail in the narrative related to Pension Benefits on page 69 and in the 2008 Pension Benefits table on page 70. The UK Plan was closed to new entrants on December 1, 2007. The UK Plan is a single plan with two sections: a Money Purchase Section and a Final Salary Section. Mr. Hill is covered by the UK Plan and participates in the Final Salary Section.

Excess Pension Plans:  Because federal law limits the amount of benefits that can be paid and the amount of compensation that can be recognized under tax-qualified retirement plans, the Company has established and maintains non-qualified, unfunded excess pension plans solely to pay retirement benefits that could not be paid from the Salaried Retirement Plan. Benefits under the excess pension plans are generally paid directly by the Company. There is, however, an excess plan trust that may be used to pay benefits accrued by Mr. Loranger, Ms. Ramos, Mr. Maffeo and Ms. McClain under an excess pension plan. Mr. Hill does not participate in the excess pension plan or excess plan trust. These plans were amended, effective December 31, 2008, to make the plans compliant with Section 409A. Participating officers with excess plan benefits had the opportunity to make a one-time election prior to December 31, 2008 to receive their excess benefit earned under the Traditional Pension Plan formula in a single discounted sum payment or as an annuity. Mr. Maffeo elected to receive excess plan benefits in a single discounted sum. An election of a single sum payment is only effective if the officer meets the requirements for early or normal retirement benefits under the Plan; otherwise, the excess benefit earned under the Traditional Pension Plan formula will be paid as an annuity. In the event of a change of control, any excess plan benefit would be immediately payable, subject to any applicable Section 409A restrictions with respect to form and timing of payments, and would be paid in a single discounted sum. The single sum payment provision provides executives the earliest possible access to the funds in the event of a change of control.

Deferred Compensation Plan:  Our NEOs are also eligible to participate in the ITT Deferred Compensation Plan, which is described in more detail on pages 70 to 71. This plan provides executives an opportunity to defer receipt of all or a portion of any AIP payments they earn. The amount of deferred compensation ultimately received reflects the performance of benchmark investment funds made available under the deferred compensation plan as selected by the executive. Participants in the deferred compensation plan may elect a fund that tracks the performance of ITT common stock. This plan was amended, effective December 31, 2008, to make the plan compliant with Section 409A.

Mr. Loranger’s Non-Qualified Pension Arrangement:  Mr. Loranger’s employment agreement, the “Steven R. Loranger Employment Agreement”, which was amended to comply with Section 409A, as described on page 58 to 61, provides for a non-qualified pension arrangement if his employment terminates on or after June 28, 2009 or under certain circumstances prior to that date. Mr. Loranger forfeited certain employment benefits, including pension arrangements, when he left his prior employer. Mr. Loranger’s Employment Agreement provides him with a pension arrangement similar to the arrangement he forfeited.

Pensions and other post-retirement compensation for the NEOs are discussed in more detail in the 2008 Pension Benefits narrative, table and footnotes on pages 66 to 70, the Potential Post-Employment Compensation Tables and footnotes on pages 76 to 82 and in the compensation arrangements for Messrs. Loranger, Ms. Ramos, Mr. Hill and Mr. Maffeo on pages 58 to 64.

SEVERANCE PLAN ARRANGEMENTS

The Company maintains two severance plans for its senior executives — the Senior Executive Severance Pay Plan and the Special Senior Executive Severance Pay Plan. These plans were amended, effective December 31, 2008, to make the plans compliant with Section 409A. The Company’s Senior Executive Severance Pay Plan and Special Senior Executive Severance Pay Plan were originally established in 1984 and are regularly reviewed. The severance plans apply to the Company’s key employees as defined by Section 409A. The Company’s Severance Plan Arrangements are not considered in determining other elements of compensation.

Senior Executive Severance Pay Plan:  The purpose of this plan is to provide a period of transition for senior executives. Senior executives, other than Mr. Loranger, who are U.S. citizens or who are employed in the United States are covered by this plan. The plan generally provides for severance payments if the Company terminates a senior executive’s employment without cause.

The exceptions to severance payment are:

•	the executive terminates his or her own employment,

•	the executive’s employment is terminated for cause,

•	termination occurs after the executive’s normal retirement date, or

•	termination occurs in certain divestiture instances if the executive accepts employment or refuses comparable employment.

No severance is provided for termination for cause, because the Company believes employees terminated for cause should not receive additional compensation. No severance is provided in the case of termination after a normal retirement date because the executive will be eligible for retirement payments under the Company’s Salaried Retirement Plan. No severance is provided where an executive accepts or refuses comparable employment because the executive has the opportunity to receive employment income from another party under comparable circumstances.

Ms. Ramos, Mr. Hill, Mr. Maffeo and Ms. McClain participate in this plan. Mr. Loranger does not participate in this plan because his severance arrangements, including severance pay and benefits upon termination from the Company are provided separately under the Steven R. Loranger Employment Agreement described on pages 58 to 61. The Steven R. Loranger Employment

Agreement was negotiated when Mr. Loranger joined the Company and has been amended to comply with Section 409A.

Special Senior Executive Severance Pay Plan:  We also have a Special Senior Executive Severance Pay Plan, which is designed to provide compensation in the case of an acceleration event (defined on pages 74 to 76 of this Proxy Statement) including a change of control. The provisions of this plan are specifically designed to address the inability of senior executives to influence the Company’s future performance after certain change of control events. The Special Senior Executive Severance Pay Plan is structured to encourage executives to act in the best interests of shareholders by including compensation and retention provisions, including change of control provisions.

The purposes of these provisions are to:

•	provide for continuing cohesive operations as executives evaluate a transaction, which, without change of control protection, could be personally adverse to the executive,

•	keep executives focused on preserving value for shareholders,

•	retain key talent in the face of potential transactions, and

•	aid in attracting talented employees in the competitive marketplace.

As discussed above, this plan provides severance benefits for covered executives, including any NEO whose employment is terminated by the Company other than for cause, or where the covered executive terminates his or her employment for good reason within two years after the occurrence of an acceleration event as described below (including a termination due to death or disability) during the two-year period if the covered executive had grounds to resign with good reason and for covered executives whose employment is terminated in contemplation of an acceleration event that ultimately occurs.

The plan is designed to put the executive in the same position, from a compensation and benefits standpoint, as he or she would have been in without the acceleration event. With respect to incentive plan awards, since the executive will no longer have the ability to influence the corporate objectives upon which the awards are based, the plan provides that any AIP awards are paid out at target and TSR awards are paid out at 200%. Subject to Section 409A, starting with 2009 TSR awards, in the event of an acceleration event in a change of control, TSR awards for awards vesting in the year of the acceleration event are immediately paid in a lump sum at the performance level achieved in the year of the acceleration event. Any subsequent awards are immediately paid in a lump sum at 100%. More information about the severance plan arrangements are provided on pages 52 to 53 of this Proxy Statement.

Ms. Ramos, Mr. Hill, Mr. Maffeo, and Ms. McClain participate in the Senior Executive and Special Senior Executive Severance Pay Plans. Mr. Loranger does not participate in the plans because his severance arrangements, including severance pay and benefits upon termination from the Company are set forth in the Steven R. Loranger Employment Agreement, described on pages 58 to 61, which was negotiated when Mr. Loranger joined the Company.

Change of Control Arrangements:  As described more fully on pages 74 to 76, many of our short-term and long-term incentive plans, severance arrangements and nonqualified deferred compensation plans provide additional or accelerated benefits upon a change of control. Generally, these change of control provisions are intended to put the executives in the same position he or she would have been in had the change of control not occurred. Executives then can focus on preserving value for shareholders when evaluating situations that, without change of control provisions, could be personally adverse to the executive.

EMPLOYEE BENEFITS AND PERQUISITES

Executives, including the NEOs, are eligible to participate in ITT’s broad-based employee benefits program. The program includes a pension program, an investment and savings plan which includes before tax and after-tax savings features, group medical and dental coverage, group life insurance, group accidental death and dismemberment insurance and other benefit plans. These other benefit plans include short and long-term disability insurance, long term care insurance and a flexible spending account plan.

The Company provides certain perquisites to the NEOs. Mr. Loranger’s perquisites are separately discussed on page 60. The Company provides only those perquisites that it considers to be reasonable and consistent with competitive practice. Perquisites (which are described more fully on page 56 in the All Other Compensation Table and related narrative) available for NEOs include relocation expenses, tax preparation service, and car allowance equal to $1,300 per month, financial and estate planning, and executive physical examinations.

CONSIDERATION OF TAX IMPACTS

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to certain executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Compensation attributable to awards under the Company’s AIP and long-term incentive program are generally structured to qualify as performance-based compensation under Section 162(m).

However, the Compensation and Personnel Committee realizes that the evaluation of the overall performance of the senior executives cannot be reduced in all cases to a fixed formula. There may be situations in which the prudent use of discretion in determining pay levels is in the best interests of the Company and its shareholders and, therefore, desirable. In those situations where discretion is used, we may structure awards in ways that will not permit them to qualify as performance-based compensation under Section 162(m). The compensation of Mr. Loranger and Ms. Ramos may not be fully deductible under these criteria. However, the Committee does not believe that such loss of deductibility would have any material impact on the financial condition of the Company.

The Company’s plans are intended to comply with Section 409A, to the extent applicable, and the Company made amendments to the plans in during 2008 in this regard. The amendments are described in the sections that follow. While the Company complies with other applicable sections of the Internal Revenue Code with respect to compensation, the Company and the Committee do not consider other tax implications in designing its compensation programs.

Summary Compensation Table

							Change in
							Pension
							Value &
						Non-	Non-
						Equity	qualified
						Incentive	Deferred
Name & Principal				Stock	Option	Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
(a)	(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)(h)	($)(i)	($)(j)
Steven R. Loranger	2008	1,119,615	—	7,801,117	1,813,890	2,534,025	2,508,911	211,125	15,988,683
Chief Executive Officer	2007	1,056,539	—	6,690,495	2,341,689	2,250,000	1,220,271	211,975	13,770,969
	2006	983,846	—	5,019,399	1,189,442	1,732,500	1,422,940	220,325	10,568,452

Denise L. Ramos(k)	2008	533,077	150,000	1,030,362	188,719	870,900	70,593	184,727	3,028,378
Senior Vice President	2007	250,000	150,000	407,945	52,025	525,000	17,743	358,155	1,760,868
& Chief Financial Officer

Nicholas P. Hill(l)	2008	428,192	5,400	1,681,131	435,327	394,600	399,459	43,812	3,387,921
Senior Vice President

Vincent A. Maffeo(m)	2008	473,231	—	880,190	195,766	632,200	751,215	67,254	2,999,856
Senior Vice President and
General Counsel	2006	437,092	—	500,378	195,876	400,000	396,439	50,983	1,980,768

Gretchen W. McClain(n) Senior Vice President & President, Fluid and Motion Control	2008 2007	426,462 381,250	— 49,920	1,153,750 964,489	340,857 323,628	527,700 340,080	39,611 29,647	139,099 213,189	2,627,479 2,302,203

(e)	Amounts in the Stock Awards column include compensation expense of current and prior grants attributable to current year under FAS 123R for TSR units and restricted stock. Amounts in this column reflect the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123R with respect to restricted stock units granted to Mr. Loranger in 2004 and restricted stock awards granted to all NEOs in 2006, 2007 and 2008. The amounts shown for Mr. Loranger include $1,878,748 for restricted stock units. The TSR is considered a liability plan, under the provisions of FAS 123R. A discussion of restricted stock units, restricted stock, the TSR and assumptions used in calculating these values may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2008 Form 10-K.

(f)	Amounts reflect the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R. The assumptions used in calculating these values may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2008 Form 10-K. In 2006, the Company modified its vesting conditions for stock option awards to retirement eligible employees that aligned the vesting period with the service period. The Company will continue to recognize compensation expense for all stock-based awards ratably over the expected service period under the provisions of FAS 123R.

(g)	Amounts represent AIP awards for performance year 2008, determined by the Committee at its March 5, 2009 meeting, which, to the extent not deferred by an executive, were paid out shortly after that date.

(h)	No NEO received preferential or above-market earnings subsidized by the Company on deferred compensation. The change in the present value in accrued pension benefits was determined by measuring the present value of the accrued benefit at the respective dates using a discount rate of 6.00% at December 31, 2006, 6.25% at December, 31 2007, and 6.25% at December 31, 2008 (corresponding to the discount rates for the domestic pension plan as described in at Note 16 to the Consolidated Financial Statements for the Company’s 2008 Form 10-K and based on the assumption that retirement occurs at the earliest date the individual could retire with an unreduced retirement benefit.) The amount for Mr. Loranger includes an increase in value of the Special Pension Arrangement described on page 60, and on the 2008 Pension Benefits table on page 70, of $307,661 and $2,201,250 representing an increase in the value of his accrued benefit under the ITT Excess Pension Plan and the Special Pension Arrangement, respectively.

(i)	This represents items specified in the All Other Compensation Table below. Company contributions to the ITT Excess Savings Plan are unfunded and earnings accrue at the same rate as the Stable Value Fund available to participants in the Company’s ITT Salaried Investment and Savings Plan.

(k)	Ms. Ramos joined the Company on July 1, 2007. Ms. Ramos received a sign-on payment in the fiscal year ended December 31, 2007 as part of her employment agreement and received another payment in 2008 following one year of service.

(l)	On December 8, 2008 the Company announced that Mr. Hill would depart the Company following the transition of the Motion & Flow Control business segment to Ms. McClain’s oversight of all the Company’s commercial businesses. Mr. Hill received an additional $5,400 in recognition of his leadership during the transition, as well as his substantial personal contributions to advancing the Motion & Flow Control strategies throughout 2008. Mr. Hill was not an NEO in 2006 or 2007.

(m)	Mr. Maffeo was not an NEO in 2007.

(n)	Ms. McClain received a discretionary bonus payment of $49,920 in 2007 in consideration of her strategic leadership and contributions during 2007. Ms. McClain was not an NEO in 2006.

All Other Compensation Table

Perquisites							Other Compensation
										Investment
							Excess			Savings
	Personal						Savings			Plan
	Use of						Plan	Tax		Match	Total
	Corporate	Financial	Club	Auto		Total	Match	Reimburse-	Relocation	and	All Other
	Aircraft	Counseling	Dues	Allowances	Other	Perquisites	and Floor	ments	Expense	Floor	Compensation
Name	$	$	$	$	$	$	$	$	$	$	$
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Steven R. Loranger	151,316	—	—	15,600	4,902	171,818	31,257	—	—	8,050	211,125

Denise L. Ramos	3,908	6,601	—	15,600	1,331	27,440	7,846	59,602	81,789	8,050	184,727

Nicholas P. Hill	—	13,730		15,600	4,296	33,626	—	10,186	—	—	43,812

Vincent A. Maffeo	—	17,800	—	15,600	2,182	35,582	8,578	15,044	—	8,050	67,254

Gretchen W. McClain	4,780	2,750	—	15,400	677	23,607	6,973	46,321	54,148	8,050	139,099

(b)	Amounts reflect the aggregate incremental cost to ITT of personal use of corporate aircraft for Mr. Loranger, Ms. Ramos and Ms. McClain. The aggregate incremental cost to ITT is determined on a per flight basis and includes the cost of fuel, a pro-rata share of repairs and maintenance, landing and storage fees, crew-related expenses and other miscellaneous variable costs. A different value attributable to personal use of corporate aircraft (as calculated in accordance with Internal Revenue Service guidelines) in the amounts of $75,119; $768; and $1,630 is included as compensation on the W-2s for Mr. Loranger, Ms. Ramos and Ms. McClain, respectively, which imputed amounts compensate, in part, for the aircraft usage. Mr. Loranger’s employment agreement with the Company permits occasional personal use of the Company aircraft. Ms. Ramos’ personal use of corporate aircraft related to a personal family emergency. Ms. McClain accompanied Mr. Loranger for a business purpose and then returned to her home.

(c)	Amounts represent financial counseling and tax service fees paid for 2008.

(f)	Amounts include taxable group term life and group accident insurance premiums attributable to Mr. Loranger, Ms. Ramos, Mr. Hill, Mr. Maffeo and Ms. McClain.

(i)	Amounts for Ms. Ramos, Mr. Hill, Mr. Maffeo and Ms. McClain are tax reimbursement allowances intended to offset the inclusion in taxable income of financial counseling and tax preparation services. Amounts for Ms. Ramos and Ms. McClain also include tax reimbursement allowances with respect to relocation.

(k)	Amounts represent the Company floor and matching contributions to the ITT Salaried Investment and Savings Plan.

2008 Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to the named executives in 2008: the grant date, the estimated future payouts under non-equity incentive plan awards, which consist of potential payouts under the AIP granted in 2008, estimated future payouts under equity incentive plan awards for 2008 including the TSR target award granted in 2008 for the 2008 — 2010 performance period (each unit equals $1), the number of shares underlying all other stock awards, which consist of restricted stock, and all other non-qualified stock option awards, which consist of the number of shares underlying non-qualified stock options awarded to the named executives, the exercise price of the non-qualified stock option awards, which reflects the closing price of ITT stock on the date of grant and, the grant date fair value of each equity award computed under FAS 123R. The compensation plans under which the grants in the following table were made are described in the Compensation Discussion and Analysis, beginning on page 35 of this Proxy Statement, and include the AIP, restricted stock awards, non-qualified stock options grants and the TSR.

Grants of Plan-Based Awards

								All
								Other
								Stock	All Other		Grant
								Awards:	Option		Date
								Number	Awards:	Exercise	Fair
								of	Number	or Base	Value
								Shares	of Securities	Price of	Equity-
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			of Stock	Underlying	Option	Incentive
	Grant							or Units	Options	Awards	Plan
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)(3)	(#)(4)	($/Sh)(5)	Awards(6)
(a)	(b)	($)(c)	($)(d)	($)(e)	(#)(f)	(#)(g)	(#)(h)	(i)	(j)	(k)	$(l)
Steven R. Loranger		734,500	1,469,000	2,938,000

	01-Jan-08				1,650,000	3,300,000	6,600,000				3,300,000

	10-Mar-08							30,771			1,648,851

	10-Mar-08								100,000	53.09	1,499,000

Denise L. Ramos		229,500	459,000	918,000

	01-Jan-08				300,000	600,000	1,200,000				600,000

	10-Mar-08							5,158			273,838

	10-Mar-08								18,185	53.09	272,593

Nicholas. P. Hill(7)		151,200	302,400	604,800

	01-Jan-08				225,000	450,000	900,000				450,000

	10-Mar-08							3,869			205,405

	10-Mar-08								13,640	53.09	204,464

Vincent A. Maffeo(8)		166,600	333,200	666,400

	01-Jan-08				225,000	450,000	900,000				450,000

	10-Mar-08							3,869			205,405

	10-Mar-08								13,640	53.09	204,464

Gretchen W. McClain		172,800	345,600	691,200

	01-Jan-08				275,000	550,000	1,100,000				550,000

	10-Mar-08							4,728			251,010

	10-Mar-08								16,670	53.09	249,883

(1)	Amounts reflect the threshold, target and maximum payment levels if an award is achieved under the Company’s AIP described on pages 40 to 44. These potential payouts are based on achievement of specific performance metrics and are completely at risk.

(2)	Amounts reflect the threshold, target and maximum payment levels, if an award is achieved, under the Company’s TSR Plan described on pages 47 to 50.

(3)	Number of shares of restricted stock granted in 2008 to the NEOs. The number of shares underlying restricted stock awards are priced and determined by the average of the high and low stock price on the day of grant. Restricted stock grants to NEOs vest in full at the end of the three-year restriction period following the grant date. During the restriction period, the holder receives dividends and may vote the shares. The amount for Mr. Loranger in column (i) also includes dividends earned with respect to his RSUs.

(4)	Number of non-qualified stock options granted in 2008 to the NEOs. Such non-qualified stock options become exercisable at the end of the three-year period following the grant date and expire seven years after the grant date.

(5)	Exercise price for stock options granted in 2008, which was the closing price of ITT common stock on March 10, 2008.

(6)	Represents full grant date fair value of restricted stock awards and non-qualified stock option awards granted to the NEOs in 2008 and includes restricted stock unit dividends credited to for Mr. Loranger in 2008. The full grant date fair value is generally the amount the Company would expense in its financial statements over the award’s vesting schedule.

(7)	Mr. Hill’s estimated future payouts under the equity incentive plan awards are addressed in his Service and Severance Agreement on pages 62 to 63.

(8)	Mr. Maffeo’s estimated future payouts under the equity incentive plan awards are addressed in his Service and Severance Agreement on pages 63 to 64.

SPECIFIC COMPENSATION ARRANGEMENTS WITH MR. LORANGER, MS. RAMOS, MR. HILL AND MR. MAFFEO

MR. LORANGER

Section 409 A modifications:  On December 18, 2008, the Company and Mr. Loranger, Chairman, President and Chief Executive Officer of the Company, agreed to amend and restate Mr. Loranger’s employment agreement to reflect certain technical changes intended to ensure that the agreement complies with requirements of Section 409A and to make certain other technical changes.

Term:  The term of Mr. Loranger’s original employment agreement (the “Steven R. Loranger Employment Agreement”) was from June 28, 2004 to June 27, 2007, subject to automatic 12-month extensions unless the Company or Mr. Loranger provides at least 180 days’ prior written notice of non-extension. Mr. Loranger’s employment agreement has been extended to June 27, 2009 as no notice of non-extension was provided in 2008.

Salary:  Mr. Loranger receives a base salary under his employment agreement, subject to increase by the Board of Directors. On March 1, 2008, Mr. Loranger’s base salary was $1,130,000.

Annual Incentive Plan Awards:  Mr. Loranger is subject to the AIP performance goals as described on pages 40 to 44. The Committee believes that Mr. Loranger’s annual incentive should be measured by the same performance metrics as other senior executives. As with other senior executives, Mr. Loranger may receive an AIP payment for each fiscal year during which he achieves the performance goals described earlier. Mr. Loranger’s 2008 AIP Award is described on page 44 and in the Summary Compensation Table on page 55.

Long-Term Incentive Award Program:  Mr. Loranger participates in the Company’s Long-Term Incentive Award Program, discussed on pages 44 to 50 and receives TSR, restricted stock and non-qualified stock option awards under that program.

TSR Awards: The Committee sets Mr. Loranger’s target awards for the performance period beginning on January 1, 2008 based on the Committee’s evaluation of Mr. Loranger’s performance and market levels of compensation for chief executive officers for companies of comparable size. As provided by Mr. Loranger’s employment agreement, the Committee can and has granted Mr. Loranger phantom TSR awards when the award size is larger than the award size permitted under the Company’s TSR. On March 10, 2008 Mr. Loranger received a target TSR award of $2,260,000 and a target phantom TSR award of $1,040,000.

Restricted Stock Units (“RSU”):  Mr. Loranger received 250,000 restricted stock units granted on June 28, 2004, in connection with the Steven R. Loranger Employment Agreement. The units vest in one-third installments on June 28, 2007, June 28, 2008 and June 28, 2010. One-half of the vesting RSUs settle upon the vesting date and remaining one-half of the vesting RSUs settle within ten days of Mr. Loranger’s termination of employment. During the restriction period, Mr. Loranger may not vote the shares but is credited for RSU dividends. On June 28, 2007, one-third of the restricted stock units vested, one-half settling upon vesting and remaining one-half are to settle within ten days of Mr. Loranger’s termination of employment. On June 30, 2008, an additional one-third of the restricted stock units vested, one-half settling upon vesting and one-half are to settle within ten days of Mr. Loranger’s termination of employment.

Stock Options:  As discussed in more detail in the 2008 Grants of Plan-Based Awards table on page 57, Mr. Loranger received 100,000 non-qualified stock options on March 10, 2008, which vest as described on page 65 of this Proxy Statement.

Severance Arrangements:  Under Mr. Loranger’s employment agreement, if Mr. Loranger’s employment is terminated prior to June 28, 2009 by the Company without “cause” or by Mr. Loranger for “good reason” (as each such term is defined in the employment agreement), in either case upon or following a “Change of Control” (as defined in the employment agreement), Mr. Loranger would be entitled to receive a lump-sum payment of the actuarial present value of his non-qualified pension. These pension benefits are offset by any benefits to which he is entitled (or which he already has received) under other defined benefit pension arrangements maintained by the Company or any prior employer. Mr. Loranger is also entitled to retiree medical coverage as in effect for persons joining the Company on June 28, 2004 (the effective date of Mr. Loranger’s employment), provided that if his employment is terminated by the Company without cause or by him for good reason on or after June 28, 2005, that termination will be considered a “retirement” under the Company’s retiree medical plan and will entitle Mr. Loranger to receive benefits under that arrangement.

If Mr. Loranger’s employment terminates due to disability, death or retirement, he (or his estate) will be entitled to receive a pro-rata target bonus for the year of termination and the target award for each outstanding TSR award and Phantom TSR Award. If Mr. Loranger’s employment is terminated by the Company without cause or by Mr. Loranger for good reason (other than during the two-year period following a Change of Control), he will be entitled to receive a pro-rata target bonus for the year of termination, plus continued payment of his base salary and target bonus for a period of two years from the date of termination. If, within the two-year period following a Change of Control, the Company terminates Mr. Loranger’s employment without cause or Mr. Loranger terminates his employment for good reason, the Company will pay Mr. Loranger a lump sum payment consisting of (i) a pro-rata target bonus for the year of termination and (ii) a severance payment equal to three times the sum of his base salary and the highest bonus paid to him in the three years prior to the Change of Control. Mr. Loranger would also receive continued health and welfare benefits for up to two years following a termination without cause or for good reason (whether before or after a Change of Control). If Mr. Loranger’s employment is terminated at the end of the initial term or any successive twelve-month renewal period due to the Company giving a non-extension notice, such termination will be treated as a termination without cause, except that his base salary and target bonus will only be continued for one year. If any payments to Mr. Loranger are determined to be excess parachute payments under Section 280G of the Internal Revenue Code, he will receive a gross-up payment with respect to the excise taxes incurred by him.

All severance payments are conditioned upon Mr. Loranger’s execution of a general release. Changes to Mr. Loranger’s employment agreement during 2008, including severance arrangements relating to execution of a release, bonus payments, termination without cause by the Company and, by Mr. Loranger for good reason, termination in connection with a change of control, and certain additional payments by the Company were made to provide that timing and payments were compliant with Section 409A.

Special Pension Arrangement:  Mr. Loranger’s employment agreement provides for a non-qualified pension arrangement if Mr. Loranger’s employment is terminated on or after June 28, 2009, or under certain circumstances prior to that date. This arrangement provides for an annuity paid monthly over Mr. Loranger’s life, calculated as a percentage of his average annual compensation for the five years in which his compensation was highest, which percentage ranges from 38%, if Mr. Loranger is age 57 upon the date of his termination, through 50%, if Mr. Loranger is at least age 60 on the date of his termination. Any amount so determined will be reduced by the amount to which Mr. Loranger is entitled to under the pension plans of ITT or the plans of any prior employer. Changes to Mr. Loranger’s employment agreement during 2008, including special pension arrangements, were made to provide that timing and payments were compliant with Section 409A.

Quantification of Mr. Loranger’s pension arrangements is provided in the 2008 Pension Benefits table on page 70 and discussed in footnote (4) to Mr. Loranger’s Potential Post-Employment Compensation table.

Restrictive Covenants:  In his employment agreement, Mr. Loranger agreed that during the employment term and for two years after termination, he would not compete with the Company. He also agreed that he would not solicit or hire any of the Company’s employees or anyone who was an employee in the previous six months before his departure without the Company’s consent, or solicit any of the Company’s customers or business. Mr. Loranger also agreed not to make any false or disparaging statements at any time about the Company. We have agreed that after Mr. Loranger’s termination we will instruct our directors and officers not to make any false or disparaging remarks about Mr. Loranger. In addition, Mr. Loranger agreed to follow our Code of Conduct, and he agreed not to reveal any confidential Company information or personal information about our officers, directors or employees except during employment. Mr. Loranger has assigned all rights to any Company discoveries, inventions or ideas to the Company. If Mr. Loranger violates any of these covenants, we may stop paying any post-termination benefits.

Perquisites and Other Compensation:  Mr. Loranger is eligible to participate in the Company’s benefit plans on the same basis as other senior executives, may use corporate aircraft for business travel and may bring his spouse and have occasional personal use (when not otherwise scheduled for business use), and receives a monthly automobile allowance of $1,300.

Mr. Loranger receives employee benefits, fringe benefits and employment and post-employment privileges on terms no less favorable to Mr. Loranger than to our other senior executives or those provided to our former Chief Executive Officer. As with other senior executives, however, the Committee uses the same CDB provided by the Compensation Consultant, regressed for size and adjusted for scope of operations, to evaluate Mr. Loranger’s compensation and market trends.

Financial Planning:  Mr. Loranger receives reimbursement for reasonable costs associated with tax planning and financial counseling on a tax-protected basis.

The Company also agreed to reimburse Mr. Loranger for any legal and accounting expenses paid in connection with the filing of any tax return or dispute with the Internal Revenue Service regarding the golden parachute excise tax that may occur on a change of control. Further, if a disagreement arises out of the employment agreement and Mr. Loranger prevails on any material issue, the Company will pay for all fees and any expenses relating to the arbitration or litigation, including his reasonable attorney fees and expenses. Mr. Loranger’s perquisites and other compensation are discussed in more detail in the All Other Compensation Table on page 56.

MS. RAMOS

On July 1, 2007, Ms. Ramos accepted an offer of employment with the Company as its Senior Vice President, Chief Financial Officer, effective July 1, 2007. Ms. Ramos’ employment agreement (the “Ramos Letter Agreement”) provides for, among other things, annual base salary, annual incentives and long-term incentives.

Annual Base Salary:  Ms. Ramos’ annual base salary under the Ramos Letter Agreement was $500,000. On March 1, 2008, Ms. Ramos’ annual base salary was $540,000, as described in the Summary Compensation Table on page 55.

Annual Incentive:  Ms. Ramos was eligible for participation in the ITT annual executive incentive program for performance year 2007. Her standard Annual Incentive Plan payment was calculated at 75% of base salary. As a condition of hire, the Company agreed to guarantee a full year 2007 bonus at a minimum payment of $375,000. Ms. Ramos’ 2008 AIP Award is described on page 44 and the Summary Compensation Table on page 55.

Automobile Allowance:  Ms. Ramos is eligible for a monthly automobile allowance of $1,300.

Special Grant of Restricted Stock:  Ms. Ramos received a special grant of Restricted Stock at a target award value of $200,000 under the 2003 Plan. These shares are subject to a three-year period of restriction, subject to continued employment and the terms of the Plan. In the event that Ms. Ramos is terminated by ITT, other than for cause, prior to the lapse of restrictions, this grant of restricted stock will vest in full upon termination.

Long-Term Incentives:  Ms. Ramos participated in the 2008 Long-Term Incentive Award Program. Her 2008 awards under this program are described in the 2008 Grants of Plan-Based Awards table on page 57.

Ms. Ramos was eligible to participate in the ITT Long-Term Incentive Award Program for 2007. She was granted a total target long-term incentive award of $1,100,000 for 2007 comprised as follows:

•	One-half of the total award was in the form of a $550,000 target award under the ITT 1997 Long-Term Incentive Plan. The measurement period for this award will be January 1, 2007 through December 31, 2009. Payment, if any, will be made in January, 2010. The ultimate value of this award will be determined based on TSR relative performance as measured against the S&P® Industrials Index, in accordance with the terms of the Plan, administrative rules and award documents.

•	One-fourth of the total award ($275,000) was in the form of an ITT restricted stock award under the 2003 Plan. These shares will be subject to a three-year period of restriction, subject to continued employment and the terms of the Plan.

•	One-fourth of the total award ($275,000) was in the form of a non-qualified stock option award under the 2003 Plan. The option exercise price will be the closing price of ITT common shares on the date of grant. These options will vest three years from the grant date and will expire seven years from the date of grant, subject to continued employment and the terms of the Plan.

Cash Payments:  As a partial offset for forfeited Furniture Brands Long-Term Incentive and Retention Awards that would otherwise vest in 2007, 2008 and 2009, Ms. Ramos received a cash sign-on payment of $300,000, payable $150,000 following the first month of employment, and $150,000 after completion of one year of service with ITT. In the event that Ms. Ramos is terminated by ITT, other than for cause, prior to completing one-year of service, the second payment of $150,000 will be made upon termination.

Restricted Stock Award:  As a further offset for forfeited Furniture Brands Long-Term Incentive and Retention Awards that would otherwise vest in 2007, 2008 and 2009, Ms. Ramos received a restricted stock award of 12,000 shares under the 2003 Plan as follows:

•	6,000 shares will vest two years after the grant date after the second anniversary of employment (i.e., 2009),

•	the remaining 6,000 shares will vest four years after the grant date of Ms. Ramos’ fourth anniversary of employment (i.e., 2011), and

In the event that Ms. Ramos is terminated by ITT, other than for cause, prior to the lapse of restrictions, this grant of restricted stock will vest in full upon termination.

Severance:  Ms. Ramos is covered under the terms of the Senior Executive Severance Pay Plan described on pages 52 to 53. Notwithstanding the terms of such plan, should Ms. Ramos be terminated by the company other than for cause at any time, she will receive a severance benefit equal to twenty-four months of base salary, subject to the company’s severance policies. In the event of a change of control, Ms. Ramos would receive a severance pay equivalent to the sum of three times the highest annual base salary rate paid and three times the highest bonus paid in respect of the three years preceding an acceleration event.

Ms. Ramos also received financial counseling and tax planning services to be reimbursed by ITT on a tax-protected basis.

MR. HILL

Mr. Hill and the Company entered into a Separation Memorandum (the “Hill Memorandum”) on February 20, 2009, the terms of which were reviewed and approved by the Committee. Under the terms of the Hill Memorandum, Mr. Hill will continue to be employed as an active, full-time employee through March 31, 2009 (the “Termination Date”) and he will receive his current annual base salary of $432,000 through the Termination Date.

Pursuant to the Hill Memorandum, Mr. Hill will receive 24 months of severance pay, beginning April 1, 2009 through March 31, 2011 (his “Severance End Date”), subject to compliance with Section 409A. In addition, Mr. Hill will continue to be paid his current annual base salary of $432,000 through his Severance End Date, provided he does not engage in any disqualifying conduct.

The Hill Memorandum also provides that Mr. Hill will be eligible for consideration for an AIP award for performance year 2009 based on the number of active months of service during 2009, subject to review by the Committee. Mr. Hill will not be eligible for any bonus for performance year 2010 or beyond. For purposes of calculating the vesting of Mr. Hill’s stock options and the exercise periods therefore, his employment period will be deemed to continue until his Severance End Date. Mr. Hill will be able to exercise his stock options (to the extent they are currently exercisable or become exercisable in accordance with their terms prior to his Severance End Date) until the earlier of (1) their original option expiration date or (2) five years following his Severance End Date. If an option is not vested on his Severance End Date, a prorated portion will immediately vest on his Severance End Date and any remaining portion will be forfeited.

In addition, Mr. Hill’s 2007 and 2008 restricted stock awards, which had been subject to cliff vesting on March 7, 2010 and March 10, 2011, respectively, will instead vest ratably on a monthly basis between the grant date and the original vesting date. The Hill Memorandum also provides that Mr. Hill will be eligible to receive payment for his outstanding 2007 and 2008 TSR awards following the completion of the applicable performance period. Such payments, if any, will be based on the number of full months of employment and full months after his Termination Date but before his Severance End Date and any payment for these awards will be prorated on that basis over the 36-month performance period. Mr. Hill’s 2007 and 2008 TSR awards will, however, be paid no earlier than six months after the Termination Date. The ultimate value, if any, of his outstanding TSR awards will be determined based on the Company’s TSR performance at the end of the performance period, as measured against the S&P® Industrials and approved by the Committee and according to the terms of the ITT 1997 Long-Term Incentive Plan.

During his active service period, Mr. Hill will continue to be covered under the Special Senior Executive Severance Pay Plan in accordance with and subject to the terms of such plan. Accordingly, if an Acceleration Event (as defined in the Special Senior Executive Severance Pay Plan) were to occur on or before the Termination Date, Mr. Hill would be deemed to be a full-time, regular salaried employee of ITT in Band A whose employment is terminated by the Company other than for Cause, or who has terminated employment for Good Reason (as “Cause” and “Good Reason” are defined in the Special Senior Executive Severance Pay Plan). Therefore, if an Acceleration Event occurs on or before the Termination Date, Mr. Hill would be entitled to all of the benefits provided in the Special Senior Executive Severance Pay Plan for special severance executives in Band A, subject to offset by the severance payments and other severance benefits provided under the Hill Memorandum.

Under the Hill Memorandum, Mr. Hill will also receive (1) a lump sum payment to cover normal and customary outplacement costs associated with his transition; (2) his current automobile allowance until his Severance End Date; and (3) reimbursement for tax preparation and financial planning through the 2011 tax year.

In the event of his death prior to the completion of all payments and benefits under the Hill Memorandum, such payments and benefits would be made to Mr. Hill’s estate or to a previously named beneficiary other than his estate.

Mr. Hill entered into a general release in connection with his signing of the Hill Memorandum.

MR. MAFFEO

Mr. Maffeo and the Company entered into a Transition Memorandum (the “Maffeo Memorandum”) on February 23, 2009, the terms of which were reviewed and approved by the Committee. Under the terms of the Maffeo Memorandum, Mr. Maffeo will continue to be employed as an active, full-time employee through July 31, 2009 (the “Active Service Termination Date”) and he will receive his current annual base salary of $476,000 through the Active Service Termination Date and be eligible for specified employee benefits.

Mr. Maffeo is eligible for 24 months of severance payments under the terms of the Company’s Senior Executive Severance Pay Plan (the “Senior Plan”), beginning August 1, 2009 through July 31, 2011 (his “Severance End Date”), subject to compliance with Section 409A. In addition, Mr. Maffeo will continue to be paid his current annual base salary of $476,000 through his Severance End Date, provided he does not engage in any disqualifying conduct.

The Maffeo Memorandum also provides that Mr. Maffeo will be eligible to receive a full AIP award under the for performance year 2009, prorated by the number of months of active service during 2009 through the Active Service Termination Date, subject to review by the Committee. For purposes of calculating the vesting of Mr. Maffeo’s stock options and the exercise periods therefore, his employment period will be deemed to continue until his Severance End Date. Mr. Maffeo will be able to exercise his stock options (to the extent they are currently exercisable or become exercisable in accordance with their terms prior to his Severance End Date) until the earlier of (1) their original expiration date or (2) five years following his Severance End Date. If an option is not vested on his Severance End Date, a prorated portion will immediately vest on his Severance End Date and any remaining portion will be forfeited.

In addition, Mr. Maffeo’s 2007 and 2008 restricted stock awards will continue to cliff vest on their original vesting dates of March 7, 2010 and March 10, 2011, respectively. The Maffeo Memorandum also provides that Mr. Maffeo will be eligible to receive payment for his outstanding 2007 and 2008 TSR awards following the completion of the applicable performance period. Such payments, if any, will be based on the number of full months of employment and full months after his Active Service Termination Date but before his Severance End Date and any payment for these awards will be prorated on that basis over the 36-month performance period. Mr. Maffeo’s 2007 and 2008 TSR awards will, however, be paid no earlier than six months after the Active Service Termination Date. The ultimate value, if any, of his outstanding TSR awards will be determined based on the Company’s TSR performance at the end of the performance period, as measured against the S&P® Industrials and approved by the Committee and according to the terms of the ITT 1997 Long-Term Incentive Plan.

During his active service period, Mr. Maffeo will continue to be covered under the ITT Special Senior Executive Severance Pay Plan in accordance with and subject to the terms of such plan. Accordingly, if an Acceleration Event (as defined in the Special Senior Executive Severance Pay Plan ) were to occur on or before the Active Service Termination Date, Mr. Maffeo would be deemed to be a full-time, regular salaried employee of ITT in Band A whose employment is terminated by the Company other than for Cause, or who has terminated employment for Good Reason (as “Cause” and “Good Reason” are defined in the Special Senior Executive Severance Pay Plan). Therefore, if an Acceleration Event occurs on or before the Active Service Termination Date, Mr. Maffeo would be entitled to all of the benefits provided in the Special Senior Executive Severance Pay Plan for special severance executives in Band A, subject to offset by the severance payments and other severance benefits provided under the Maffeo Memorandum.

Under the Maffeo Memorandum, Mr. Maffeo will also receive (1) a lump sum payment to cover normal and customary outplacement costs associated with his transition; (2) his current automobile allowance until his Severance End Date; and (3) reimbursement for tax preparation and financial planning through the 2011 tax year.

In the event of his death prior to the completion of all payments and benefits under the Maffeo Memorandum, such payments and benefits would be continued in accordance with the terms of the Maffeo Memorandum, and any payments and benefits payable upon his death under the terms of any applicable plan would be promptly made to his estate or to a previously named beneficiary other than his estate.

Mr. Maffeo entered into a general release in connection with his signing of the Maffeo Memorandum.

Outstanding Equity Awards at Fiscal Year-End

Option Awards						Stock Awards
									Equity
			Equity					Equity	Incentive
			Incentive					Incentive	Plan Awards:
			Plan					Plan Awards:	Market or Payout
			Awards:				Market	Number of	Value of
	Number of	Number of	Number of			Number of	Value	Unearned	Unearned
	Securities	Securities	Securities			Shares	of Shares	Shares,	Shares,
	Underlying	Underlying	Underlying			or Units	or Units	Units or	Units or
	Unexercised	Unexercised	Unexercised	Option	Option	of Stock	of Stock	Other Rights	Other Rights
	Options	Options	Unearned	Exercise	Expiration	That Have	That Have	That Have	That Have
Name	Exercisable	Unexercisable	Options	Price	Date	Not Vested	Not Vested	Not Vested	Not Vested
(a)	(b) (#)	(c) (#)	(d) (#)	(e) ($)	(f)	(g) (#)	(h) ($)	(i) (#)	(j) ($)
Steven R. Loranger	166,668	83,332	—	41.52	28-Jun-14	159,883	7,353,019	6,300,000	12,600,000
	199,120	—	—	45.47	8-Mar-12
	—	83,612	—	52.68	6-Mar-13
	—	89,235	—	57.99	7-Mar-14
	—	100,000	—	53.09	10-Mar-15

Denise L. Ramos	—	16,359	—	69.00	2-Jul-14	24,088	1,107,807	1,150,000	2,300,000
	—	18,185	—	53.09	10-Mar-15

Nicholas P. Hill	2,000	—	—	25.32	4-Jan-12	10,688	491,541	850,000	1,700,000
	14,000	—	—	30.91	4-Jan-13
		12,542	—	52.68	6-Mar-13
	14,000	—	—	37.46	2-Feb-14
		11,900	—	57.99	7-Mar-14
	10,000	—	—	38.16	10-May-14
	—	13,640	—	53.09	10-Mar-15

Vincent A. Maffeo	33,180	—	—	45.47	8-Mar-12	11,333	521,205	900,000	1,800,000
	—	13,378	—	52.68	6-Mar-13
	—	13,385	—	57.99	7-Mar-14
	—	13,640	—	53.09	10-Mar-15

Gretchen W. McClain	33,333	—	—	55.59	19-Sep-12	22,580	1,038,454	1,000,000	2,000,000
	5,817	2,908	—	52.68	6-Mar-13
	5,052	10,103	—	57.99	7-Mar-14
	—	16,670	—	53.09	10-Mar-15

(g)	Includes dividends on restricted stock units that have been credited to additional units with respect to Mr. Loranger. This includes 250,000 restricted stock units plus dividend units, less 85,342 restricted stock units that vested on June 28, 2007, and 86,265 restricted stock units that vested on June 30, 2008 as well as 24,474, 23,706 and 28,370 shares of restricted stock that were awarded in 2006, 2007 and 2008, respectively.

(i) and (j)	Disclosures provide the TSR value for the next highest payout level based on current performance. Awards are typically expressed as target cash awards and paid in cash based on the value of ITT stock performance during the last month of the performance cycle. Column (i) represents the number of units (each unit = $1) and column (j) represents the market or payout value based on market price at year-end. Column (i) represents the payout at the maximum permitted under the Plan. For material terms of the Company’s TSR grants, see pages 47 to 50 of this Proxy Statement.

2008 Option Exercises & Stock Vested

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired on	on	Acquired on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Steven R. Loranger	—	—	86,265	9,018,342

Denise L. Ramos	—	—	—	—

Nicholas P. Hill	21,300	422,805	—	540,134

Vincent A. Maffeo	—	—	—	576,143

Gretchen W. McClain	—	—	6,000	688,553

(e)	On June 28, 2004, Mr. Loranger received an award of 250,000 Restricted Stock Units (“RSUs”) under the ITT 2003 Equity Incentive Plan in connection with his employment agreement. One-third of the units, including applicable restricted unit dividends, vested on June 28, 2007, which amount was equal to 85,342 shares. One-half of the June 28, 2007 vested restricted stock units settled on the vesting date with a value of $2,905,468 and the remaining one-half will settle within ten days of Mr. Loranger’s termination of employment. 42,671 shares were deferred and the value of this deferred amount was $2,905,468. One-third of the units, including applicable restricted unit dividends vested on June 30, 2008, which amount was equal to 86,265 shares. One half of the June 30, 2008 vested restricted stock units settled on the vesting date with a value of $2,708,941 and one-half will settle within ten days of Mr. Loranger’s termination of employment. 43,129 shares were deferred and the value of this deferred amount was $2,708,501. For Mr. Loranger, the amount in column (e) includes TSR award payment of $2,880,720 and Phantom TSR of $720,180. For Mr. Hill, Mr. Maffeo and Ms. McClain, the value in column (e) includes the value of equity incentive TSR for 2006 which vested on December 31, 2008 and which was paid in cash in 2009. Mr. Ramos did not receive a 2006 TSR award.

ITT Pension Benefits

ITT Salaried Retirement Plan

Under the ITT Salaried Retirement Plan, participants have the option, on an annual basis, to elect to be covered under either a Traditional Pension Plan or a Pension Equity Plan formula for future pension accruals. The ITT Salaried Retirement Plan is a funded and tax-qualified retirement program. The Plan is described in detail below. All of the NEOs participate in the Traditional Pension Plan formula of the ITT Salaried Retirement Plan, except for Mr. Hill who participates in the UK Plan described on page 69.

While the Traditional Pension Plan formula pays benefits on a monthly basis after retirement, the Pension Equity Plan formula enables participants to elect to have benefits paid as a single sum payment upon employment termination, regardless of the participant’s age. The Traditional Pension Plan benefit payable to an employee depends upon the date an employee first became a participant under the plan.

Under the Traditional Pension Plan, a participant first employed prior to January 1, 2000 would receive an annual pension that would be the total of:

•	2% of his or her “average final compensation” (as described below) for each of the first 25 years of benefit service, plus

•	1 1/2% of his or her average final compensation for each of the next 15 years of benefit service, reduced by

•	1 1/4% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

In addition, under the Traditional Pension Plan, a participant first employed on or after January 1, 2000 would receive an annual pension that would equal:

•	1 1/2% of his or her average final compensation (as defined below) for each year of benefit service up to 40 years, reduced by

•	1 1/4% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

For a participant first employed prior to January 1, 2005, average final compensation (including salary and approved bonus or AIP payments) is the total of:

•	the participant’s average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service that would result in the highest average annual base salary amount, plus

•	the participant’s average annual pension eligible compensation, not including base salary, for the five calendar years of the participant’s last 120 consecutive calendar months of eligibility service that would result in the highest average annual compensation amount.

For a participant first employed on or after January 1, 2005, average final compensation is the average of the participant’s total pension eligible compensation (salary, bonus and annual incentive payments for NEOs and other exempt salaried employees) over the highest five consecutive calendar years of the participant’s final 120 months of eligibility service.

As it applies to participants first employed prior to January 1, 2000, under the Traditional Pension Plan, Standard Early Retirement is available to employees at least 55 years of age with 10 years of eligibility service. Special Early Retirement is available to employees at least age 55 with 15 years of eligibility service or at least age 50 whose age plus total eligibility service equals at least 80. For Standard Early Retirement, if payments begin before age 65, payments from anticipated payments at the normal retirement age of 65 are reduced by 1/4 of 1% for each month that payments commence prior to the Normal Retirement Age. For Special Early Retirement, if payments begin between ages 60-64, benefits will be payable at 100%. If payments begin prior to age, 60 they are reduced by 5/12 of 1% for each month that payments start before age 60 but not more than 25%.

For participants first employed from January 1, 2000 through December 31, 2004, under the Traditional Pension Plan, Standard Early Retirement is available as above. Special Early Retirement is also available to employees who have attained at least age 55 with 15 years of eligibility service (but not earlier than age 55). For Special Early Retirement, the benefit payable at or after age 62 would be at 100%; if payments commence prior to age 62 they would be reduced by 5/12 of 1% for each of the first 48 months prior to age 62 and by an additional 4/12 of 1% for each of the next 12 months and by an additional 3/12 of 1% for each month prior to age 57. For participants first employed on or after January 1, 2005, and who retire before age 65, benefits may commence at or after age 55 but they would be reduced by 5/9 of 1% for each of the first 60 months prior to age 65 and an additional 5/18 of 1% for each month prior to age 60.

In December 2007, effective January 1, 2008, the ITT Salaried Retirement Plan and the ITT Excess Pension Plans were amended to provide for a three-year vesting requirement. In addition, for employees who are already vested and who are involuntarily terminated and entitled to severance payments from the Company, additional months of age and service (not to exceed 24 months) are to be imputed based on the employee’s actual service to his or her last day worked, solely for purposes of determining eligibility for early retirement. These amendments were intended in part to permit compliance with Section 409A.

The 2008 Pension Benefits table on page 70 of this Proxy Statement provides information on the pension benefits for the NEOs. At the present time, none of the NEOs listed in the Summary Compensation Table has elected to accrue benefits under the Pension Equity Plan formula. Mr. Maffeo participates under the terms of the plan applicable to employees hired before January 1, 2000, Mr. Loranger participates under the terms of the plan in effect for employees hired between January 1, 2000 and December 31, 2004 and Ms. Ramos and Ms. McClain participate under the terms of the plan in effect for employees hired after January 1, 2005. The accumulated benefit an employee earns over his or her career with the Company is payable on a monthly basis starting after retirement. The normal retirement age as defined in the ITT Salaried Retirement Plan is 65. Employees may retire as early as age 55 under the terms of the plan. Pensions may be reduced if retirement starts before age 65. Possible pension reductions are described on page 67 of this Proxy Statement.

Benefits under this plan are subject to the limitations imposed under Sections 415 and 401(a) (17) of the Internal Revenue Code in effect as of December 31, 2008. Section 415 limits the amount of annual pension payable from a qualified plan. For 2008, this limit is $185,000 per year for a single-life annuity payable at an IRS-prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distribution and different annuity starting dates. Section 401(a) (17) limits the amount of compensation that may be recognized in the determination of a benefit under a qualified plan. For 2008, this limit is $230,000.

ITT Excess Pension Plan:  Since federal law limits the amount of benefits paid under and the amount of compensation recognized under tax-qualified retirement plans, the Company maintains the unfunded ITT Excess Pension Plan, which is not qualified for tax purposes. The purpose of the ITT Excess Pension Plan is to restore benefits calculated under the ITT Salaried Retirement Plan formula that cannot be paid because of the IRS limitations noted above. The Company has not granted any extra years of benefit service to any employee under either the ITT Salaried Retirement Plan or the Excess Pension Plan. In the event of a change of control, certain extra years of service may be allowed in accordance with the terms of the Special Senior Executive Severance Pay Plan described on page 53 of this Proxy Statement.

Participating officers with excess plan benefits had a one-time election prior to December 31, 2008 to receive their excess benefit earned under the Traditional Pension Plan formula in a single discounted sum payment or as an annuity. An election of a single-sum payment is only effective if the officer meets the requirements for early or normal retirement benefits under the Plan; otherwise, the excess benefit earned under the Traditional Pension Plan formula will be paid as an annuity. In the event of a change of control, any excess plan benefit would be immediately payable, subject to any applicable Section 409A restrictions with respect to form and timing of payments, and would be paid in a single discounted sum. Amendments to the excess pension plan related to Section 409A compliance, while not modifying the previously disclosed definition of change in control in the excess pension plan, provide that payouts of pension amounts earned since January 1, 2005 require a change in control involving an acceleration event of 30% or more of the Company’s outstanding stock.

Mr. Loranger’s Special Pension Arrangement:  Mr. Loranger has a Special Pension Arrangement, which is described on page 60 of this Proxy Statement.

No pension benefits were paid to any of the named executives in the last fiscal year.

Excess Plan Trust:  There also is an excess plan trust under which excess benefits accrued by Mr. Loranger, Mr. Maffeo, Ms. Ramos and Ms. McClain are funded.

UK Plan:  Mr. Hill participates in the UK Plan. Under the UK Plan, participants have an option to select one of two plan sections: a Money Purchase Section and a Final Salary Section. Under the Money Purchase Section, both the participants and the Company contribute a percentage of Pensionable Pay in accordance with the participant’s age; contributions start at a low level and increase with age. Under the Final Salary Section, most participants generally contribute at a fixed rate of 7% of Pensionable Pay and executives at 9% of Pensionable Pay. Participants may opt-out of the UK plan while still working by giving a one-month’s notice. Mr. Hill participates in the Final Salary Section and contributes 9% of Pensionable Pay. Participants hired after July 1993 between the ages of 16 and 40 can only join the Money Purchase Section of the UK Plan. However, participants can exercise a one-time option to switch from the Money Purchase Section of the UK Plan to the Final Salary Section of the UK Plan in the month of October after the participant has reached age 40. Participants joining at age 40 or later are offered membership to both Sections, but once a selection is made the participant cannot change the selection. Under the Final Salary Section, contributions are invested in a central fund managed by the plan’s investment managers on behalf of the Trustees. Participants contribute a fixed percentage of Pensionable Pay and the Company pays the balance of the cost. Mr. Hill participates in the Final Salary Section of the UK Plan.

Under the Final Salary Section, most participants would receive an annual pension at normal retirement age based on:

•	1/60 x Actual pensionable service x Final Pensionable Pay

A participant’s Final Pensionable Pay is the greater of the sum of the Pensionable Pay in the two years before retirement, leaving or death divided by two; or the sum of the two highest consecutive tax years’ Pensionable Pay in the last 10 years. Actual pensionable service and contributions cease at the end of the month prior to Normal Retirement Date or on completion of 40 years of contributory Pensionable Service, whichever is earlier.

Executives under the Final Salary Section of the UK Plan contribute 9% of Pensionable Pay and receive an annual pension at normal retirement age based on:

•	2/3 x Actual Pensionable Service x Final Pensionable Pay
40

Mr. Hill participates as executive in the Final Salary Section.

Under the Final Salary Section, participants can retire as early as age 55 provided that the Company agrees. The pension benefit will be reduced by 4% for each complete year (prorated for partial years of service) for each year preceding age 65. The 4% reduction was introduced in January 2003. Prior to January 2003, the reduction was 3% per year for each year of early retirement between ages 55 and 62 with no reduction after age 62. The 4% reduction applies only to service from January 1, 2003 forward. Any service prior to January 1, 2003 will have the previous early retirement reduction of 3% per year for each year of early retirement between ages 55 and 62 with no reduction after age 62 for benefits earned prior to January 1, 2003. The normal retirement age under the UK Plan is age 65; however, for executives covered by the UK Plan, the normal retirement age is age 62.

Under the Money Purchase Section of the UK Plan, participants’ contributions and those made on the participants’ behalf by the Company, are paid into a personal account in the participant’s name whereby the funds are invested and managed by the participants. The Money Purchase pension benefit will be the amount purchased based on the value of the personal account at the date of retirement. Mr. Hill does not participate in this Section.

2008 Pension Benefits

				Present Value
				of Accumulated
			Present Value	Benefit at
		Number of	of Accumulated	Earliest
		Years	Benefit at	Date for	Payments
		Credited	Normal	Unreduced	During Last
Name	Plan Name	Service	Retirement Age	Benefits	Fiscal Year
(a)	(b)	(#)(c)	($)(d)	($)(e)	($)(f)

Steven R. Loranger(g)	ITT Salaried Retirement Plan	4.51	80,427	80,427	—
	ITT Excess Pension Plan	4.51	894,810	894,810	—
	Special Pension Arrangement	4.51	2,159,559	4,383,031	—

Denise L. Ramos	ITT Salaried Retirement Plan	1.51	21,299	21,299	—
	ITT Excess Pension Plan	1.51	67,037	67,037	—

Nicholas P. Hill	ITT Industries General Pension	32.75	3,875,407	3,875,407	—
	Plan (the UK Plan)

Vincent A. Maffeo	ITT Salaried Retirement Plan	31.49	786,489	1,240,540	—
	ITT Excess Pension Plan	31.49	3,621,496	5,218,528	—

Gretchen W. McClain	ITT Salaried Retirement Plan	3.29	33,715	33,715	—
	ITT Excess Pension Plan	3.29	63,874	63,874	—

(d)	The accumulated benefit is based on service and earnings (base salary and bonus or AIP payment) considered by the plans for the period through December 31, 2008, and represents the actuarial present value of the accumulated benefit at December 31, 2008, for the named executives under each plan based upon actuarial factors and assumptions set forth in Note 16 to the Consolidated Financial Statements in the 2008 Form 10-K where the retirement age is assumed to be normal retirement age as defined in the applicable plan.

(e)	The amounts represent the actuarial present value of the accumulated benefit at December 31, 2008, for the named executives under each plan based upon actuarial factors and assumptions set forth in Note 16 to the Consolidated Financial Statements in the 2008 Form 10-K where the retirement age is assumed to be the earliest age at which the individual can receive undiscounted early retirement benefits.

(g)	Mr. Loranger’s Special Pension Arrangement is described in detail in this Proxy Statement on page 60. Mr. Loranger received a special pension arrangement in connection with his employment agreement to reflect the pension benefit with prior employers he agreed to forego when he entered into his employment agreement with the Company.

ITT Deferred Compensation Plan

ITT Deferred Compensation Plan:  The ITT Deferred Compensation Plan is a tax deferral plan. The ITT Deferred Compensation Plan permits eligible executives with a base salary of at least $200,000 to defer all or a portion of their AIP payment. The election is irrevocable except in cases of demonstrated hardship. Amounts deferred will be unsecured general obligations of the Company to pay the deferred compensation in the future and will rank with other unsecured and unsubordinated indebtedness of the Company.

Participants can elect to have their account balances allocated into one or more of the 25 phantom investment funds (including a phantom Company stock fund) and can change their investment allocations on a daily basis. All plan accounts are maintained on the accounts of the Company and investment earnings are credited to a participant’s account (and charged to corporate earnings) to mirror the investment returns achieved by the investment funds chosen by that participant. Participants in the deferred compensation plan may elect a fund that tracks the performance of ITT common stock.

A participant can establish up to three “accounts” into which AIP payment deferrals are credited and he or she can elect a different form of payment and a different payment commencement date for each “account.” One account may be selected based on a termination date (the “Termination Account”) and two accounts are based on employee-specified dates (each a “Special Purpose Account”). Each Special Purpose and Termination Account may have different investment and payment options. Termination accounts will be paid in the seventh month following the last day worked. Changes to Special Purpose Account distribution elections must be made at least 12 months before any existing benefit payment date, may not take effect for at least 12 months, and must postpone the existing benefit payment date by at least five years. Additionally, Termination Account distribution elections are irrevocable.

ITT Excess Savings Plan:  Since Federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts ($230,000 in 2008) to the tax-qualified plan, the Company has established and maintains a non-qualified unfunded ITT Excess Savings Plan to allow for employee and Company contributions based on base salary in excess of these limits. Employee contributions under this plan are limited to 6% of base salary. All balances under this plan are maintained on the books of the Company and earnings are credited to the accumulated savings under the plan based on the earnings in the Stable Value Fund in the tax-qualified plan. Benefits will be paid in a lump sum in the seventh month following the last day worked.

The table below shows the activity within the Deferred Compensation Plan for the NEOs for 2008.

2008 Nonqualified Deferred Compensation(1)(2)

	Executive	Registrant		Aggregate	Aggregate
	Contributions	Contributions	Aggregate	Withdrawals/	Balance at
Name	in Last FY	in Last	Earnings in	Distributions	Last FYE
(a)	($)(b)	FY ($)(c)(3)	Last FY ($)(d)	($)(e)	($)(f)
Steven R. Loranger				—
Non-qualified savings	53,377	31,257	12,940	—	348,271
Deferred Compensation	—	—	(304,494)	—	3,995,598
Total	53,377	31,257	(291,554)	—	4,343,869

Denise L. Ramos
Non-qualified savings	13,408	7,846	151	—	21,405
Deferred Compensation	—	—	—	—	—
Total	13,408	7,846	151	—	21,405

Vincent A. Maffeo				—
Non-qualified savings	14,594	8,578	13,686	—	339,094
Deferred Compensation	50,000	—	(108,485)	—	303,846
Total	64,594	8,578	(94,799)	—	642,940

Gretchen W. McClain(4)
Non-qualified savings	11,788	6,973	1,279	—	45,292
Deferred Compensation	136,500	—	(40,940)	(34,888)	130,421
Total	148,288	6,973	39,661	(34,888)	175,713

Nicholas P. Hill(5)	—	—	—	—	—
Non-qualified savings
Deferred Compensation	—	—	—	—	—
Total	—	—	—	—

(1)	Non-qualified savings represent amounts in the ITT Excess Savings Plan. Deferred Compensation earnings under the ITT Deferred Compensation Plan are calculated by reference to actual earnings of mutual funds or ITT stock as provided in the accompanying chart.

(2)	Participants may defer all or part of their AIP payment. The AIP amount deferred is included in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

(3)	The amounts in column (c) are also reflected in column (h) of the All Other Compensation Table on page 56 as the ITT Excess Savings Plan Match and Floor and included in the Summary Compensation Table on page 55.

(4)	Distributions reflect payments from a Special Purpose Account with a specified payment commencement date of January 1, 2008.

(5)	Mr. Hill does not participate in these plans.

The table below shows the funds available under the ITT Deferred Compensation Plan, as reported by the administrator and their annual rate of return for the calendar year ended December 31, 2008.

	Rate of		Rate of
	Return		Return
	1/1/08 –		1/1/08 –
Name of Fund	12/31/08	Name of Fund	12/31/08
Fixed Rate Option(1)	7.15%	American Funds Growth Fund of America R4 (RGAEX)	(39.07)%
JPMorgan Prime Money Market Fund (VPMXX)	2.65%	Oppenheimer Global Fund (OPPAX)	(41.03)%
PIMCO Short-Term Institutional (PTSHX)	(1.27)%	Hotchkis and Wiley Mid-Cap Value A (HWMAX)	(43.16)%
Managers Intermediate Duration Govt. (MGIDX)	0.85%	Artisan Mid Cap (ARTMX)	(44.13)%
Vanguard Total Bond Index (VBMFX)	5.05%	American Century Small Cap Value (ASVIX)	(27.63)%
Western Asset Core Fl (WAPIX)	(11.13)%	Baron Small Cap (BSCFX)	(40.24)%
American Funds American Balanced R4 (RLBEX)	(25.75)%	Vanguard Developed Markets Index (VDMIX)	(41.62)%
UBS Global Allocation Y (BPGLX)	(35.88)%	Artio International Equity A (BJBIX)	(43.89)%
American Century Real Estate Inv (REACX)	(43.26)%	First Eagle Overseas A (SGOVX)	(20.97)%
Vanguard 500 Index (VFINX)	(37.02)%	Lehman Brothers High Income Bond Fund Inv (LBHBX)	(19.09)%
American Century Equity Income Inv (TWEIX)	(20.05)%	Bernstein Emerging Markets Value (SNEMX)	(56.51)%
Legg Mason Value Trust — Financial Intermediary (LMVFX)	(54.77)%	ITT Corporation Stock Fund (ITT)	(30.4)%
Dodge & Cox Stock (DODGX)	(43.31)%

(1)	The Fixed Rate Option 7.15% rate is an above market rate. The rate is not subsidized by the Company, but rather is a rate based on guaranteed contractual returns from the insurance company provider.

POTENTIAL POST-EMPLOYMENT COMPENSATION

The Potential Post-Employment Compensation tables on pages 76 to 82 reflect the amount of compensation to each of the NEOs in the event of employment termination under several different circumstances, including voluntary termination, termination for cause, death, disability, termination without cause or change of control. Ms. Ramos, Mr. Maffeo, Ms. McClain and Mr. Hill are covered under the Senior Executive Severance Pay Plan or Special Senior Executive Severance Pay Plan (applicable to change of control) described on pages 52 to 53 of this Proxy Statement.

Mr. Loranger is covered under the Steven R. Loranger Employment Agreement, described on pages 58 to 61 of this Proxy Statement and does not participate in any severance plans.

The amounts shown in the potential post-employment compensation tables are estimates (or the estimated present value of the ITT Excess Pension Plan which may be paid in continuing annuity payments), assuming that the triggering event was effective as of December 31, 2008, including amounts which would be earned through such date (or that would be earned during a period of severance), and where applicable, are based on the ITT closing stock price on December 31, 2008, the last trading day of 2008, which was $45.99.

The actual amounts to be paid out can only be determined at the time of such executive’s separation from ITT. For purposes of calculating the estimated potential payments to our officers under the ITT Excess Pension Plan, as reflected in the tables below, we have used the same actuarial factors and assumptions used for financial statement reporting purposes set forth under Note 16 to the Consolidated Financial Statements in the 2008, Form 10-K. The calculations assume a discount rate of 6.25% and take into account the UP 1994 Mortality Table projected to 2010, except as noted in the footnotes.

Payments and Benefits Provided Generally to Salaried Employees:  The amounts shown in the tables below do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued salary and vacation pay;

•	Regular pension benefits under the ITT Salaried Retirement Plan;

•	Health care benefits provided to retirees under the ITT Salaried Retirement Plan, including retiree medical and dental insurance. Employees who terminate prior to retirement are eligible for continued benefits under COBRA; and

•	Distributions of plan balances under the ITT Salaried Investment and Savings Plan and amounts currently vested under the ITT Excess Savings Plan.

No perquisites are available to any NEOs in any of the post-employment compensation circumstances.

With respect to the ITT Salaried Retirement Plan, benefits under such plan become payable at age 55 or, if the participant is eligible for early retirement, immediately following the last day worked without regard to the period of the severance payments. Benefits under the ITT Excess Pension Plan would generally be payable seven months following such date, retroactive to the date the ITT Salaried Retirement Plan benefit became payable.

The amount of severance pay under this plan depends on the executive’s base pay and years of service. The amount will not exceed 24 months of base pay or be greater than two times the executive’s total annual compensation during the year immediately preceding termination. The Company considers these severance pay provisions appropriate transitional provisions given the job responsibilities and competitive market in which senior executives function. The Company’s obligation to continue severance payments stops if the executive does not comply with the Company’s Code of Corporate Conduct. We consider this cessation provision to be critical to the Company’s emphasis on ethical behavior. The Company’s obligation to continue severance payments also stops if the executive does not comply with non-competition provisions of the Senior Executive Severance Pay Plan. These provisions protect the integrity of our businesses and are consistent with typical commercial arrangements.

If a covered executive receives or is entitled to receive other compensation from another company, the amount of that other compensation could be used to offset amounts otherwise payable under the ITT Senior Executive Severance Pay Plan. During the severance payment period, the executive will have a limited right to continue to be eligible for participation in certain benefit plans. Severance Pay will start within sixty days following the covered executive’s scheduled termination date.

Special Senior Executive Severance Pay Plan:  This plan provides two levels of benefits for covered executives, based on their position within the Company. The Committee considered two levels of benefits appropriate based on the relative ability of each level of employee to influence future Company performance. Under the Special Senior Executive Severance Pay Plan, if a covered executive is terminated within two years of an acceleration event or in contemplation of an acceleration event that ultimately occurs or if the covered executive terminates his or her employment for good reason within two years of an acceleration event in the event of a change of control, he or she would be entitled to:

•	any accrued but unpaid base salary, bonus, unreimbursed expenses and employee benefits, including vacation;

•	two or three times the highest annual base salary rate during the three fiscal years immediately preceding the date of termination and two or three times the highest annual bonus paid or awarded in the three years preceding an acceleration event or termination;

•	continuation of health and life insurance benefits and certain perquisites at the same levels for two or three years;

•	a lump-sum payment equal to the difference between the total lump-sum value of his or her pension benefit under the Company’s pension plans, or any successor pension plans (provided such plans are no less favorable to the executive than the Company pension plans), and the total lump-sum value of his or her pension benefit under the pension plans after crediting an additional two or three years of age and eligibility and benefit service using the highest annual base salary rate and bonus for purposes of determining final average compensation under the pension plans;

•	credit for an additional two or three years of age and two or three years of eligibility service under the retiree health and retiree life insurance benefits;

•	a lump-sum payment equal to two or three times the highest annual base salary rate during the three years preceding termination or an acceleration event times the highest percentage rate of the Company’s contributions to the ITT Salaried Investment and Savings Plan and the ITT Excess Savings Plan such payment not to exceed 3.5% per year; and

•	tax gross-up for excise taxes imposed on the covered employee.

Ms. Ramos, Mr. Maffeo, Ms. McClain and Mr. Hill are covered at the highest level of benefits. Mr. Loranger does not participate in this plan. Ms. Ramos is entitled to a cash payment upon severance, as described on page 62, which payment may be delayed as may be required by Section 409A.

Mr. Loranger:  Mr. Loranger’s entitlement to severance pay and benefits upon a termination from the Company during the two-year period following a change of control was a negotiated provision of the Steven R. Loranger Employment Agreement, which is described on pages 58 to 61.

The Potential Post-Employment Compensation tables on pages 76 to 82 of this Proxy Statement provide additional information.

CHANGE OF CONTROL ARRANGEMENTS

The payment or vesting of awards or benefits under each of the plans listed below would be accelerated upon the occurrence of a change of control of the Company. The reasons for the change of control provisions in these plans are to put the executive in the same position he or she would have been in had the change of control not occurred. Executives then can focus on preserving value for shareholders when evaluating situations that, without change of control provisions, could be personally adverse to the executive. There would be a change of control of the Company if one of the following acceleration events occurred:

1. A report on Schedule 13D was filed with the SEC disclosing that any person, other than the Company or one of its subsidiaries or any employee benefit plan that is sponsored by the Company or a subsidiary, had become the beneficial owner of 20% or more of the Company’s outstanding stock;

2. A person other than the Company or one of its subsidiaries or any employee benefit plan that is sponsored by the Company or a subsidiary purchased the Company’s shares in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 20% or more of the Company’s outstanding stock;

3. The shareholders of the Company approved

(a) any consolidation, business combination or merger of the Company other than a consolidation, business combination or merger in which the shareholders of the Company immediately prior to the merger would hold 50% or more of the combined voting power of the Company or the surviving corporation of the merger and would have the same proportionate ownership of common stock of the surviving corporation that they held in the Company immediately prior to the merger; or

(b) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company;

4. A majority of the members of the Board of Directors of the Company changed within a 12-month period, unless the election or nomination for election of each of the new Directors by the Company’s stockholders had been approved by two-thirds of the Directors still in office who had been Directors at the beginning of the 12-month period or whose nomination for election or election was recommended or approved by a majority of Directors who were Directors at the beginning of the 12-month period; or

5. Any person other than the Company or one of its subsidiaries or any employee benefit plan sponsored by the Company or a subsidiary became the beneficial owner of 20% or more of the Company’s outstanding stock.

At the time of an acceleration event, any unfunded pension plan obligations will be funded using a Rabbi Trust. Pre-2005 awards and benefits will be paid if the 20% threshold described above is reached. For awards or benefits earned since January 1, 2005, payment of awards or benefits would be made if a person other than the Company, its subsidiaries or any employment benefit plan sponsored by the Company becomes the beneficial owner of 30% or more of the Company’s outstanding stock.

The following Company plans have change of control provisions:

•	the 2003 Equity Incentive Plan;

•	the 1994 Incentive Stock Plan;

•	the 1996 Restricted Stock Plan for Non-Employee Directors;

•	the 1997 Annual Incentive Plan for Executive Officers;

•	the 1997 Annual Incentive Plan;

•	the 1997 Long-Term Incentive Plan;

•	the Special Senior Executive Severance Pay Plan;

•	the Enhanced Severance Pay Plan;

•	the Deferred Compensation Plan;

•	the Excess Savings Plan;

•	the Excess Pension Plans;

•	the Salaried Retirement Plan;

•	the Steven R. Loranger Employment Agreement; and

•	the Ramos Letter Agreement

•	the Hill Memorandum

•	the Maffeo Memorandum

Potential post-employment compensation arrangements are more fully described for the NEOs in the tables on pages 76 to 82.

Potential Post-Employment Compensation

	Steven R. Loranger
						Termination
						Not For Cause
						or With Good
						Reason
		Termination			Termination	After Change
	Resignation	For Cause	Death	Disability	Not For Cause	Of Control
	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)
Cash Severance(1) Salary	—	—	—	—	2,260,000	3,390,000
AIP	—	—	—	—	2,938,000	6,750,000
Total	—	—	—	—	5,198,000	10,140,000

Unvested TSR Unit Awards(2) 2007 — 09 TSR Units	—	—	3,000,000	3,000,000	3,000,000	6,000,000
2008 — 10 TSR Units	—	—	3,300,000	3,300,000	3,300,000	6,600,000
Total	—	—	6,300,000	6,300,000	6,300,000	12,600,000

Unvested Equity Awards(3) 6/28/04 Stock Option	—	—	372,494	372,494	372,494	372,494
6/28/04 RSUs	—	—	3,979,147	3,979,147	3,979,147	3,979,147
3/6/06 Restricted Stock	—	—	1,090,239	1,090,239	1,090,239	1,090,239
3/7/07 Stock Option	—	—	—	—	—	—
3/7/07 Restricted Stock	—	—	1,125,559	1,125,559	1,125,559	1,125,559
3/10/08 Stock Option	—	—	—	—	—	—
3/10/08 Restricted Stock	—	—	1,304,736	1,304,736	1,232,251	1,304,736
Total	—	—	7,872,175	7,872,175	7,799,690	7,872,175

Non-Qualified Retirement Benefits
ITT Excess Pension Plan(4)	894,810	894,810	509,518	—	894,810	894,810
Special Pension Arrangement(5)	—	—	4,383,031	—	4,383,031	8,990,931
ITT Excess Savings Plan(6)	—	—	21,989	21,989	—	118,650
Total	894,810	894,810	4,914,538	21,989	5,277,841	10,004,391

Other Benefits
Outplacement	—	—	—	—	—	—
Health & Welfare(7)	—	—	—	—	4,416	4,416
IRC 280(g) Tax Gross-Up(8)	—	—	—	—	—	12,324,209

Total	894,810	894,810	19,086,713	14,194,164	24,579,947	52,945,191

(b)	If Mr. Loranger voluntarily terminates without good reason or for cause prior to the normal retirement age of 65, he is entitled only to his base salary through the date of termination. He has no further rights to any compensation or any other benefits not vested prior to his termination date.

(c)	If Mr. Loranger terminates due to death or disability, Mr. Loranger, or his estate, is entitled to receive his 1) base salary and any 2) earned but unpaid AIP award payment for any calendar year preceding the year of termination plus a 3) pro-rata payment of the target AIP and outstanding TSR award or phantom TSR award based on the number of days elapsed during the applicable performance period or the such greater amount as may be provided under the TSR.

(e)	Termination without cause includes termination by Mr. Loranger for good reason as described on pages 59 to 60 of this Proxy Statement.

(1)	In accordance with the Steven R. Loranger Employment Agreement, as amended to conform to Section 409A requirements as to timing and payments, described at pages 58 to 61 of this Proxy Statement, the Company will pay Mr. Loranger a lump-sum payment of any earned but unpaid base salary through the termination date, any earned but unpaid AIP award payment for the calendar year preceding the year termination occurs, a pro-rata target AIP award payment for the year of termination based on days elapsed (the “accrued obligations”) plus cash severance the amount of two times salary and two times the target AIP award in twenty-four installments over two years. If Mr. Loranger is terminated without cause at the end of an employment term, Mr. Loranger receives one times his base salary plus his target bonus payable in twelve equal installments. In the event of a change of control, Mr. Loranger will receive the accrued obligations plus a lump-sum payment of severance pay equal to the sum of three times his base salary and three times an amount equal to Mr. Loranger’s highest AIP paid at any time during the three years prior to a change of control. Cash severance after a change of control will be paid as a lump sum. Each of the above is subject to Section 409A timing and payment requirements. If Mr. Loranger is terminated for cause, any AIP award is forfeited.

(2)	In the event of termination without cause, the Company will pay Mr. Loranger a pro-rata portion of the TSR award based on the termination date plus severance period. In the event of a change of control, the Company will pay Mr. Loranger the TSR awards at 200%, the plan maximum. Starting with 2009 TSR awards, in the event of an acceleration event in a change of control, TSR awards for awards vesting in the year of the acceleration event are immediately paid in a lump sum at the performance level achieved in the year of the acceleration event. Any subsequent awards are immediately paid in a lump sum at 100%.

(3)	In accordance with the Steven R. Loranger Employment Agreement, stock options and restricted stock units granted on June 28, 2004 vest in full in all cases except for voluntary termination or termination for cause. All other equity awards vest according to the terms described on page 65 of this Proxy Statement. Unvested equity awards reflect the market value of stock and in-the-money value of options based on the Company’s December 31, 2008 closing stock price of $45.99.

(4)	Mr. Loranger became vested in the ITT Excess Pension Plan benefit effective January 1, 2008 because of the plan change described on page 68 of this Proxy Statement. Mr. Loranger continues to be covered by the Special Pension Arrangement described on page 60 of this Proxy Statement.

(5)	The Special Pension Arrangement amounts reflect the present value of 60% of the benefit payable at age 57, the age at which Mr. Loranger is first eligible for the special pension amounts in columns (c), (d) and (e). The Special Pension Arrangement is described in more detail on page 60 of this Proxy Statement. In the event of a change of control, Mr. Loranger is entitled to an immediate lump-sum payment equal to the actuarial present value of the special pension upon his termination of employment by the Company without cause or by Mr. Loranger with good reason in either case upon or following a change of control.

(6)	ITT Excess Savings Plan amounts reflect credits in addition to any currently vested amount. Vesting is accelerated only in the event of death or disability.

(7)	In accordance with Mr. Loranger’s employment agreement, in the event of total disability or termination by the Company without cause, the Company will pay life insurance premiums for two years and, in the event of a change of control, the Company will pay life insurance premiums for two years.

(8)	Amounts assume termination occurs immediately upon a change of control based on the Company’s December 31, 2008 closing stock price of $45.99.

Potential Post-Employment Compensation

	Denise L. Ramos
						Termination
						Not For Cause
						or With Good
						Reason
		Termination			Termination	After Change
	Resignation	For Cause	Death	Disability	Not For Cause	of Control
	$(a)	$(b)	$(c)	$(d)	$(e)	$(f)
Cash Severance(1)
Salary	—	—	—	—	1,080,000	1,620,000
AIP	—	—	—	—	—	1,575,000
Total	—	—	—	—	1,080,000	3,195,000

Unvested TSR Unit Awards
2007 — 09 TSR Units	—	—	550,000	550,000	550,000	1,100,000
2008 — 10 TSR Units	—	—	600,000	600,000	600,000	1,200,000
Total	—	—	1,150,000	1,150,000	1,150,000	2,300,000

Unvested Equity Awards(2)
7/2/07 Stock Option	—	—	—	—	—	—
7/2/07 Restricted Stock	—	—	870,591	870,591	870,591	870,591
3/10/08 Stock Option	—	—	—	—	—	—
3/10/08 Restricted Stock	—	—	237,216	237,216	224,038	237,216
Total	—	—	1,107,807	1,107,807	1,094,629	1,107,807

Non-Qualified Retirement Benefits
ITT Excess Pension Plan(3)	—	—	—	—	—	399,575
ITT Excess Savings Plan(4)	—	—	5,401	5,401	—	56,700
Total	—	—	5,401	5,401	—	456,275

Other Benefits
Outplacement(5)	—	—	—	—	75,000	75,000
Health & Welfare(6)	—	—	—	—	2,385	3,577
IRC 280(g) Tax Gross-Up	—	—	—	—	—	2,662,939

Total	—	—	2,263,208	2,263,208	3,402,014	9,800,598

(1)	Under Ms. Ramos’ employment agreement, described on pages 61 to 62 of this Proxy Statement, Ms. Ramos will receive a severance benefit equal to 24 months of base salary if terminated other than for cause.

(2)	Unvested equity awards reflect the market value of stock and in-the-money value of options based on the Company’s December 31, 2008 closing stock price of $45.99.

(3)	Ms. Ramos has not yet accrued a vested pension benefit. Column (f) provides the lump sum payable by the Company in accordance with the Special Senior Executive Severance Pay Plan in the event of a change of control.

(4)	No additional ITT Excess Savings Plan payments are made in the event of voluntary or involuntary termination, termination for cause, death or disability. Ms. Ramos is not yet a participant in this plan. Column (f) reflects the additional cash payment representing Company contributions, which would be made following a change of control as described in the Special Senior Executive Pay Plan on page 53 of this Proxy Statement.

(5)	The Company’s Senior Executive Severance Pay Plan includes one year of outplacement.

(6)	In the event of termination without cause the Company will pay life benefit premiums for two years and in the event of a change of control, the Company will pay life benefit premiums for three years.

Potential Post-Employment Compensation

	Nicholas P. Hill
						Termination
						Not For Cause
						or With Good
						Reason
		Termination			Termination	After Change
	Resignation	For Cause	Death	Disability	Not For Cause	of Control
	$(a)	$(b)	$(c)	$(d)	$(e)	$(f)
Cash Severance(1)
Salary	—	—	—	—	864,000	1,296,000
AIP	—	—	—	—	—	1,470,000
Total	—	—	—	—	864,000	2,766,000

Unvested TSR Unit Awards(2) 2007 — 09 TSR Units	—	—	400,000	400,000	400,000	800,000
2008 — 10 TSR Units	—	—	450,000	450,000	450,000	900,000
Total	—	—	850,000	850,000	850,000	1,700,000

Unvested Equity Awards(3) 3/6/06 Stock Option	—	—	—	—	—	—
3/6/06 Restricted Stock	—	—	163,540	163,540	163,540	163,540
3/7/07 Stock Option	—	—	—	—	—	—
3/7/07 Restricted Stock	—	—	150,065	150,065	150,065	150,065
3/10/08 Stock Option	—	—	—	—	—	—
3/10/08 Restricted Stock	—	—	177,935	177,935	168,050	177,935
Total	—	—	491,540	491,540	481,655	491,540

Non-Qualified Retirement Benefits UK Plan	—	—	—	—	—	1,424,094
Total	—	—	—	—	—	1,424,094

Other Benefits
Outplacement(4)	—	—	—	—	75,000	75,000
Health & Welfare	—	—	—	—	—	—
IRC 280(g) Tax Gross-Up	—	—	—	—	—	2,735,536

Total	—	—	1,341,540	1,341,540	2,270,655	9,192,170

Mr. Hill has entered into a Separation Agreement (the Hill Memorandum) with the Company, the material terms of which are described on pages 62 to 63.

(1)	Mr. Hill is covered under the Company’s Senior Executive Severance Pay Plan. Under that plan, described on pages 52 to 53 of this Proxy Statement, the Company will pay a severance benefit equal to two years of base salary if terminated other than for cause unless termination occurs after the normal retirement date; Mr. Hill will be entitled to a special early retirement benefit as of December 31, 2008. In the event of a change of control, Mr. Hill is covered under the Company’s Special Senior Executive Severance Pay Plan, described on page 53 of this Proxy Statement and, under the terms of the plan, would be paid a lump sum payment equal to three times his highest annual salary plus three times the highest AIP award paid in the three years preceding a change of control.

(2)	Should Mr. Hill resign or be terminated for cause he would receive no TSR payment. In the event of death or disability, he would receive TSR awards payment and in the event of termination without cause, he would receive a pro rata portion of the TSR awards payment based on the termination date. In the preceding cases TSR payment is made at the end of the performance period based on the Company’s performance during the three-year performance period, in accordance with Section 409A.

(3)	Unvested equity awards reflect the market value of stock and in-the-money value of options based on the Company’s December 31, 2008 closing stock price of $45.99.

(4)	The Company’s Senior Executive Severance Pay Plan includes one year of outplacement. As provided in the Hill Memorandum on pages 62 to 63. Mr. Hill has elected a lump sum payment in lieu of outplacement.

Potential Post-Employment Compensation

	Vincent A. Maffeo
						Termination
						Not For Cause
						or With Good
						Reason
		Termination			Termination	After Change
	Resignation	For Cause	Death	Disability	Not For Cause	of Control
	$(a)	$(b)	$(c)	$(d)	$(e)	$(f)
Cash Severance(1)
Salary	—	—	—	—	952,000	1,428,000
AIP	—	—	—	—	—	1,641,000
Total	—	—	—	—	952,000	3,069,000

Unvested TSR Unit Awards(2) 2007 — 09 TSR Units	300,000	—	450,000	450,000	450,000	900,000
2008 — 10 TSR Units	150,000	—	450,000	450,000	450,000	900,000
Total	450,000	—	900,000	900,000	900,000	1,800,000

Unvested Equity Awards(3) 3/6/06 Stock Option	—	—	—	—	—	—
3/6/06 Restricted Stock	164,749	—	174,440	174,440	174,440	174,440
3/7/07 Stock Option	—	—	—	—	—	—
3/7/07 Restricted Stock	103,173	—	168,829	168,829	168,829	168,829
3/10/08 Stock Option	—	—	—	—	—	—
3/10/08 Restricted Stock	49,426	—	177,935	177,935	168,050	177,935
Total	317,348	—	521,204	521,204	511,319	521,204

Non-Qualified Retirement Benefits
ITT Excess Pension Plan(4)	5,446,296	5,446,296	2,329,475	—	5,446,296	8,106,812
ITT Excess Savings Plan(5)	—	—	—	—	—	49,980
Total	5,446,296	5,446,296	2,329,475	—	5,446,296	8,156,792

Other Benefits
Outplacement(6)	—	—	—	—	75,000	75,000
Health & Welfare(7)	—	—	—	—	2,102	3,153
IRC 280(g) Tax Gross-Up	—	—	—	—	—	—

Total	6,213,644	5,446,296	3,750,679	1,421,204	7,886,717	13,625,149

Mr. Maffeo has entered into a Transition Memorandum (the Maffeo Memorandum) with the Company, the material terms of which are described on pages 63 to 64.

(1)	Mr. Maffeo is covered under the Company’s Senior Executive Severance Pay Plan. Under that plan, described on pages 52 to 53 of this Proxy Statement, the Company will pay a severance benefit equal to two years of base salary if terminated other than for cause unless termination occurs after the normal retirement date; Mr. Maffeo will be entitled to a special early retirement benefit as of December 31, 2008. In the event of a change of control, Mr. Maffeo is covered under the Company’s Special Senior Executive Severance Pay Plan, described on page 53 of this Proxy Statement, and under the terms of the plan, would be paid a lump sum payment equal to three times his current salary plus three times the highest AIP award paid in the three years prior to a change of control.

(2)	Should Mr. Maffeo be terminated for cause he would receive no TSR payment. In the event of death or disability, he would receive TSR awards payment and in the event of termination without cause, he would receive a pro rata portion of the TSR awards payment based on the termination date. In the preceding cases TSR payment is made at the end of the performance period, based on the Company’s performance during the three-year performance period in accordance with Section 409A.

(3)	Unvested equity awards reflect the market value of stock and in-the-money value of options based on the Company’s December 31, 2008 closing stock price of $45.99.

(4)	Column (a) and column (b) amounts reflect the present value of the annual benefit payable under the ITT Excess Pension Plan, assuming a December 31, 2008 retirement date. Column (c) provides the value of the benefit payable to Mr. Maffeo’s beneficiary upon death. Column (d) is inapplicable because disability would not affect retirement benefits. Column (e) provides the present value of the benefit payable by the Company after imputing 24 months of eligibility service in the determination of the benefit. Column (f) provides the lump sum payable by the Company in accordance with the Special Senior Executive Severance Pay Plan in the event of a change of control.

(5)	No additional ITT Excess Savings Plan payments are made in the event of voluntary or involuntary termination, termination for cause, death or disability. Amount in column (f) reflects the additional cash payment representing Company contributions, which would be made following a change of control as described in the Special Senior Executive Pay Plan on pages 53 of this Proxy Statement.

(6)	The Company’s Senior Executive Severance Pay Plan includes one year of outplacement. As provided in the Maffeo Memorandum on pages 63 to 64, Mr. Maffeo has elected a lump sum payment in lieu of outplacement.

(7)	In the event of termination without cause the Company will pay life benefit premiums for two years and in the event of a change of control, the Company will pay life benefits for three years.

Potential Post-Employment Compensation

	Gretchen W. McClain
						Termination
						Not For Cause
						or With Good
						Reason
		Termination			Termination	After Change
	Resignation	For Cause	Death	Disability	Not For Cause	of Control
	$(a)	$(b)	$(c)	$(d)	$(e)	$(f)
Cash Severance(1) Salary	—	—	—	—	432,000	1,296,000
AIP	—	—	—	—	—	1,170,000
Total	—	—	—	—	432,000	2,466,000

Unvested Non-TSR Units(2) 2007 — 09 TSR Units	—	—	450,000	450,000	450,000	900,000
2008 — 10 TSR Units	—	—	550,000	550,000	366,667	1,100,000
Total	—	—	1,000,000	1,000,000	816,667	2,000,000

Unvested Equity Awards(3) 9/19/05 Restricted Stock	—	—	551,880	551,880	551,880	551,880
3/6/06 Stock Option	—	—	—	—	—	—
3/6/06 Restricted Stock	—	—	100,304	100,304	100,304	100,304
3/7/07 Stock Option	—	—	—	—	—	—
3/7/07 Restricted Stock	—	—	168,829	168,829	159,450	168,829
3/10/08 Stock Option	—	—	—	—	—	—
3/10/08 Restricted Stock	—	—	217,441	217,441	132,880	217,441
Total	—	—	1,038,454	1,038,454	944,514	1,038,454

Non-Qualified Retirement Benefits ITT Excess Pension Plan(4)	63,874	63,874	31,937	—	63,874	306,712
ITT Excess Savings Plan(5)	—	—	5,708	5,708	—	45,360
ITT Total	63,874	63,874	37,645	5,708	63,874	352,072

Other Benefits
Outplacement(6)	—	—	—	—	75,000	75,000
Health & Welfare(7)	—	—	—	—	954	2,861
IRC 280(g) Tax Gross-Up	—	—	—	—	—	2,269,796

Total	63,874	63,874	2,076,099	2,044,162	2,333,009	8,204,183

(1)	Ms. McClain is covered under the Company’s Senior Executive Severance Pay Plan. Under that plan, described on pages 52 to 53 of this Proxy Statement, the Company will pay a severance benefit equal to one year of base salary if terminated other than for cause unless termination occurs after the normal retirement date. In the event of a change of control, Ms. McClain is covered under the Company’s Special Senior Executive Severance Pay Plan, described on page 53 of this Proxy Statement and, under the terms of the plan, would be paid a lump sum payment equal to the sum of three times her highest annual salary and three times the highest AIP award paid in the three years preceding a change of control.

(2)	Should Ms. McClain resign or be terminated for cause she would receive no TSR payment. In the event of death or disability, she would receive TSR awards payment and in the event of termination without cause, she would receive a pro rata portion of the TSR awards payment based on the termination date. In the preceding cases TSR payment is made at the end of the performance period performance, based on the Company’s performance during the three-year performance period, in accordance with Section 409A.

(3)	Unvested equity awards reflect the market value of stock and in-the-money value of options based on the Company’s December 31, 2008 closing stock price of $45.99.

(4)	Column (a) and column (b) amounts reflect the present value of the annual benefit payable under the ITT Excess Pension Plan, assuming a December 31, 2008 retirement date. Column(c) provides the value of the benefit payable to Ms. McClain’s beneficiary upon death. Column (d) is inapplicable because disability would not affect retirement benefits. Column (e) provides the present value of the benefit payable by the Company after imputing 24 months of eligibility service in the determination of the benefit. Column (f) provides the lump sum payable by the Company in accordance with the Special Senior Executive Severance Pay Plan in the event of a change of control.

(5)	No additional ITT Excess Savings Plan payments are made in the event of voluntary or involuntary termination, termination for cause, death or disability. Amount in column (f) reflects the additional cash payment representing Company contributions, which would be made following a change of control as described in the Special Senior Executive Pay Plan on page 53 this Proxy Statement.

(6)	The Company’s Senior Executive Severance Pay Plan includes one year of outplacement. Amounts shown in columns (e) and (f) are based on a current competitive bid.

(7)	In the event of termination without cause the Company will pay life benefit premiums for two years and in the event of a change of control, the Company will pay life benefit premiums for three years.

ITT CORPORATION 1133 WESTCHESTER AVENUE WHITE PLAINS, NY 10604 WWW.ITT.COM
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day before the 2009 Annual Meeting. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by Internet or by telephone, you do not need to mail back your proxy card.
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.
VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Votes must be indicated (X) in Black or Blue ink as follows:
	ITTCO1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ITT CORPORATION			FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote “FOR” proposals 1 and 2. Vote On Directors			☐	☐	☐

1.	Election of ten members of the Board of Directors. Nominees
	01) Steven R. Loranger, 02) Curtis J. Crawford, 03) Christina A. Gold, 04) Ralph F. Hake, 05) John J. Hamre,	06) Paul J. Kern, 07) Frank T. Maclnnis, 08) Surya N. Mohapatra, 09) Linda S. Sanford, and 10) Markos I. Tambakeras

Vote On Proposals

		FOR	AGAINST	ABSTAIN

2.	Ratification of the appointment of Deloitte & Touche LLP as ITT’s Independent Registered Public Accounting Firm for 2009.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST AGENDA ITEM 3.

3.
To vote on a shareholder proposal, if properly presented at the meeting, requesting that the Company provide a comprehensive report at a reasonable cost and omitting proprietary and classified information of the Company’s foreign sales of military and weapons-related products and services.
		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

I/We plan to attend the Annual Meeting (admission ticket attached)	☐	☐
	Yes	No

(When signing as attorney, executor, administrator, trustee or guardian, give full title. If more than one trustee, all should sign.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Shareholders
10:30 a.m., Tuesday, May 12, 2009
1133 Westchester Avenue
White Plains, NY 10604-3543
PLEASE PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM
Note: If you plan to attend the Annual Meeting of Shareholders, please so indicate by marking the appropriate box on the attached proxy card. If you plan to attend the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video, still photography or audio recording at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.
This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Annual Meeting.
SEC Proxy Access Notice
Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be held on May 12, 2009 at 10:30 a.m. at 1133 Westchester Avenue, White Plains, NY 10604-3543: The proxy materials for ITT’s 2009 Annual Meeting of Shareholders, including the 2008 Annual Report,
Form 10-K and Proxy Statement are available over the Internet. To view these proxy materials, please visit https://www.proxydocs.com/itt.

é FOLD AND DETACH HERE é	ITTCO2
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ITT
CORPORATION FOR THE ANNUAL MEETING TO BE HELD MAY 12, 2009:
The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Vincent A. Maffeo, Denise L. Ramos and Kathleen S. Stolar, or any of them, each with full power of substitution as proxies, to vote all shares of ITT Corporation common stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2009 Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this form. If this form is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors. In either case, if this form is signed and returned, the proxies thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the meeting and at adjournments or postponements.
          For participants in the ITT Salaried Investment and Savings Plan:
Under the savings plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of ITT shares credited to their savings plan accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, “Undirected Shares”). ITT Salaried Plan participants should mail their confidential voting instruction card to Broadridge, acting as tabulation agent, or vote by Phone or Internet. Instructions must be received by Broadridge before 11:59 p.m. Eastern Time the day before the 2009 Annual Meeting. The trustee of the savings plans will vote Undirected Shares in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the trustee of the savings plans to vote these shares, in person or by proxy, as designated herein, at the 2009 Annual Meeting of stockholders.
The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the meeting and at adjournments or postponements.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued, and to be dated and signed on the reverse side.)